   As Filed with the Securities and Exchange Commission on December 17, 1997
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               _________________

                                    FORM 10



                  GENERAL FORM FOR REGISTRATION OF SECURITIES

                      Pursuant to Section 12(b) or (g) of
                      The Securities Exchange Act of 1934



                           LANSTAR SEMICONDUCTOR INC.



             UTAH                                       87-0365672
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                    Identification No.)


             Maxie R. Smith
  Chairman and Chief Executive Officer
        2501 Avenue J - Suite 125
            Arlington, Texas                              76006
(Address of principal executive offices)                (Zip Code)

Lanstar Semiconductor Inc.'s telephone number, including area code, is
(817) 640-4566


       Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                 Name of each exchange on which
  to be so registered                  each class is to be registered
  -------------------                  ------------------------------

        None                                        None

       Securities to be registered pursuant to Section 12(g) of the Act:


                          COMMON STOCK .001 PAR VALUE
                                (Title of Class)

================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                      Page No.
                                                      --------

ITEM 1.     BUSINESS...................................   1

ITEM 2.     FINANCIAL INFORMATION......................  12

ITEM 3.     PROPERTIES.................................  23

ITEM 4.     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
            OWNERS AND MANAGEMENT......................  24

ITEM 5.     DIRECTORS AND EXECUTIVE OFFICERS...........  26

ITEM 6.     EXECUTIVE COMPENSATION.....................  30

ITEM 7.     CERTAIN RELATIONSHIPS AND RELATED
            TRANSACTIONS...............................  35

ITEM 8.     LEGAL PROCEEDINGS..........................  36

ITEM 9.     MARKET PRICE OF AND DIVIDENDS ON LSI'S
            COMMON EQUITY AND RELATED STOCKHOLDER
            MATTERS....................................  36

ITEM 10.    RECENT SALES OF UNREGISTERED SECURITIES....  37

ITEM 11.    DESCRIPTION OF LSI'S SECURITIES TO BE
            REGISTERED.................................  41

ITEM 12.    INDEMNIFICATION OF DIRECTORS AND OFFICERS..  42

ITEM 13.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA  43

ITEM 14.    CHANGES IN AND DISAGREEMENTS WITH
            ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
            DISCLOSURE.................................  43

ITEM 15.    FINANCIAL STATEMENTS AND EXHIBITS..........  43

            SIGNATURE PAGE.............................  48


                                     PART I


ITEM 1.  BUSINESS

SUMMARY OF BUSINESS

         Lanstar Semiconductor Inc. ("LSI"), through its subsidiaries, manufactures and/or purchases and distributes a full product line of personal computer ("PC") memory components, central processing units ("CPUs"), subsystems, peripherals and PC systems to small computer retailers, value-added resellers ("VARs"), system integrators, memory and computer product distributors, corporations, and consumers.

         Currently, LSI is completing the design of its first semiconductor 16 Meg (4X4) Dynamic Random Access Memory ("DRAM") product that will be sold as packaged devices and Single In-line Memory Modules ("SIMMs") in various product configurations. LSI anticipates incorporating these memory products into its PC subsystems and complete PC systems to further enhance brand name quality and reliability while reducing product cost.

GENERAL DEVELOPMENT

Lanstar Semiconductor Inc. ("LSI")
----------------------------------

         LSI was organized as a Utah corporation in October 1980 as Kazmir Kliffs, Inc. During November 1995, Kazmir Kliffs, Inc. changed its name to Lanstar Semiconductor Inc. and entered into an agreement with Lanstar Semiconductor Corporation ("LSC") to issue up to 8,500,000 common shares of LSI to the stockholders of LSC and debenture holders of debentures that were convertible into LSC common stock in exchange for all the outstanding common shares and all the outstanding convertible rights to common shares of LSC. Until its purchase of LSC in 1995, Kazmir Kliffs, Inc. had no activity. Unless otherwise indicated in this Form 10, LSI includes LSI and its subsidiaries.

         LSI is a holding company organized functionally with each subsidiary specializing in the marketing, distribution and/or production of PC components, CPUs, subsystems, peripherals and complete PC systems. The following discussion outlines the development of and principal products and services provided by each current and former subsidiary.

CURRENT SUBSIDIARIES

Lanstar Semiconductor Corporation ("LSC")
-----------------------------------------

         LSC was organized as a Texas corporation in June 1995 to design, develop, manufacture and distribute semiconductor memory DRAM, IC (Integrated Circuit) and SIMM components. LSC is currently responsible for ongoing semiconductor IC and SIMM design for both standard and custom proprietary memory products. LSC acquired its operations from LCC by issuing shares to the stockholders of LCC.

Lanstar Hong Kong Limited ("LHK")
---------------------------------

         During December 1996, LSI acquired all the outstanding stock of LHK from an affiliate. LHK is primarily responsible for procuring raw materials necessary for DRAM/SIMM manufacturing. Future plans include expanding procurement to source primarily PC related components including subsystems and peripherals to further support the manufacturing and sales of LCP, LST and LSC.

         LSI anticipates utilizing LHK for manufacturing operations in the Pacific Rim for its subsidiaries once development of proprietary memory products is complete.

Lanstar Computer Products, Inc. ("LCP")
---------------------------------------

         LCP was organized as a Texas corporation in August 1997 and is a wholly-owned subsidiary of LSI. Prior to incorporation, the business activities of LCP were performed as a division of LSI. LCP is a full line PC memory, CPU, subsystem, peripherals and complete PC systems wholesale distributor with limited distribution of software. LCP markets its products primarily in the U.S. domestic market to small computer retailers, VARs, system integrators and other memory and computer products distributors. LCP is in the process of developing an international sales program targeted to the Pacific Rim, European and South American markets.

Lanstar Systems Technology, Inc. ("LST")
----------------------------------------

         LST was organized as a Texas corporation in October 1997 and is a wholly-owned subsidiary of LSI. LST develops, manufactures and distributes nonbranded, private label and Lanstar brand name PC computers to wholesalers, computer retailers, corporations and consumers. LST also provides ongoing repair and customer services.

         LST's sales and marketing plan is designed to distribute its products to LSI's existing dealer networks made up of small retailers, VARs, and systems integrators. In addition, LSI anticipates developing its corporate and consumer markets through direct sales with an increasing focus on the internet as a medium.

FORMER SUBSIDIARIES

Lanstar Computer Corporation ("LCC")
------------------------------------

         LCC was organized as a Texas corporation in September 1993 for the purpose of distributing PC workstations, memory, and subsystems. During 1996, the majority of LCC's operations were acquired by LSI and its subsidiaries. Simmco Memory Products, Inc., a Texas corporation organized in 1994 and a wholly-owned subsidiary of LCC, was dissolved in November 1997.

Southwest Memory International, Inc. ("SMI")
--------------------------------------------

         SMI was organized as a Texas corporation in January 1996. During November 1996, LSI acquired all the outstanding stock of SMI from World Data Limited, a Cayman Islands corporation. LSI retained SMI's previous management in order to secure a smooth transition of management and to retain the advantage of its expertise and experience in the operating of SMI. Due to differences of opinion relating to operating methods which, in the opinion of LSI's management could not be reconciled, SMI was subsequently resold, effective October 13, 1997, to its original shareholder.

         While owned by LSI, SMI served as major distributor of semiconductor SIMMs and CPUs to a customer base of approximately 3,517 computer retailers, VARs and systems integrators. SMI distributed approximately 90% of its products in the United States market with the remaining 10% of sales in European and select South American countries.

PRODUCTS

         Historically LSI was primarily a computer memory products wholesaler to VARs, system integrators, wholesale distributors and small computer retailers. However, in mid-1996, LSI began an ongoing expansion of its product line and now distributes a full line of PC components, subsystems, peripherals, and DRAMs, as well as complete PC systems in addition to CPUs and memory products.

         Prior to mid-1996, semiconductor CPU's and memory products dominated LSI's product mix, generating upwards of 95% of all revenues. Historically, LSI's revenues were generated as follows:

     95% Distribution of non-Lanstar PC memory, CPUs, PC subsystems and peripherals

     5%  Distribution of LSI manufactured memory components

Currently, LSI's revenues are generated as follows:

     75% Distribution of non-LSI PC memory, CPUs, PC subsystems and peripherals

     25% Distribution of complete PC systems and LSI manufactured memory components

LSI DRAMs
---------

         LSI is in the final stages of development of its 16 Meg (4X4) DRAM which is scheduled for production and distribution in 1998. The initial 4 Meg
(1X4) DRAM, which was acquired from Mosaid Technology, was redesigned by LSI and put into preproduction at Sony Semiconductor Company of America, LSI's subcontract foundry. This pre-production was used to develop the necessary semiconductor manufacturing processes needed to support LSI's DRAM products. During the course of this development cycle, the market for 4 Meg (1X4) DRAM product declined to a point where LSI management chose not to proceed to production with this product. Management directed all engineering and manufacturing efforts to LSI's 16 Meg product line, as well as future DRAM products.

         LSI is currently developing product lines for both standard and proprietary SIMMs designed primarily for PC applications. The developed products, designed for high quality, reliability and low cost, are planned for production and distribution in the first quarter of 1998.

PC Memory Devices, CPUs, Subsystems and Peripherals
---------------------------------------------------

         Currently, the majority of these products are purchased domestically from qualified high volume, low cost vendors. LSI is currently planning to expand its supplier base in the Pacific Rim through the development of strategic alliances.

PC Systems
----------

         LSI is currently producing standard and multimedia PCs for home and office applications. Business PCs, including work stations, low and high-end systems and file servers, are sold as stand-alone or networked systems as determined by customer needs.


RAW MATERIALS

LSI DRAM and SIMM Products
--------------------------

         Raw materials utilized by LSI's semiconductor subcontract silicon wafer manufacturer must meet exacting product specifications. Semiconductor wafer subcontractors (foundries) generally use multiple sources of supply but there are only a limited number of suppliers capable of delivering certain raw materials that meet LSI's specifications. The availability of critical raw materials, such as silicon wafers are currently sourced by Sony Semiconductor Company of America, LSI's subcontract foundry.

         Photo masks of LSI's DRAM products are purchased directly by LSI from its mask vendor. Management anticipates that these photo masks should be in adequate supply and not present any shortages in the near future. Conventional SIMM and COB SIMM products could be affected due to possible shortages in the supply of DRAM die and standard DRAM packaged devices. Any shortage would be due to the lack of multiple sourcing from critical vendors by LSI rather than overall industry-wide raw material shortages.

PC Memory, CPUs, Subsystems and Peripherals
-------------------------------------------

         The majority of these products are sourced from critical domestic high volume, low cost vendors. Although strategic plans to expand critical vendors in the Pacific Rim are proceeding, adequate suppliers may not be successfully developed in a timely fashion to meet current growth plans. Management does not believe that there will be an industry-wide raw material shortage relative to these products.


RESEARCH AND DEVELOPMENT/INTELLECTUAL PROPERTY

LSI DRAM and SIMM Products
--------------------------

         Rapid technological change and intense price competition place a premium on both new product and process development efforts. LSI's continued ability to compete in the semiconductor memory market will depend in part on its ability to continue to develop technologically advanced products and processes, of which there can be no assurance.

         LSI's research and development efforts are focused principally on completing the design of its 16 Meg (4X4) DRAM. In parallel, priority effort is being directed toward improving LSI's selected process technology needed to support high yield, low cost semiconductor wafer production. This ongoing development program with Sony Semiconductor Company of America, LSI's subcontract semiconductor foundry, continues to strengthen LSI's overall technology position.

         Future process development efforts will be directed toward developing .25, .18, .13 and .10 micron manufacturing technology, as required. Product development efforts will be directed toward 16 Meg SDRAM and Rambus design architecture for potential application to LSI's 16, 64, 256 and 1,024 Meg devices.

         LSI's initial 4 Meg DRAM design was purchased from Mosaid Technologies Incorporated. The decision to purchase a production proven design allowed LSI the time to develop its own internal semiconductor product design capability. This design capability is now established and LSI's first in-house design will be the 16 Meg DRAM followed closely by a 16 Meg SDRAM scheduled for production in calendar 1998. Design work will continue with the 4 Meg DRAM as a product vehicle to complete and optimize the development of LSI's 16 Meg DRAM and supporting .35 (mu) process technologies.

         LSI plans to continue development of Chip-on-Board ("COB") based low cost commodity SIMMs primarily designed for PC applications. This emerging technology in packaging will also be utilized, if successfully developed, for packaging of high pin count integrated circuits and subsystem modules.

         Research and development expenses vary primarily with the number of wafers and personnel dedicated to new product and process development. Total research and development (R&D) expenditures for LSI from inception through 1995 were $655,704. R&D expenses for Fiscal Year 1996 were $476,055 and expenses year-to-date through October 1997 were approximately $1,226,877.

Lanstar PC Systems
------------------

         LST acquires all sub components from other wholesalers and so does not currently pursue intellectual property rights in this area.

PATENTS AND COPYRIGHTS

         Patents and copyrights are of great importance in the PC electronics industry (especially for memory products) due to the technical nature and short life cycles of the products. The semiconductor industry has experienced a substantial amount of litigation regarding patent and other intellectual property rights. Litigation may be necessary to enforce any future patents issued to LSI or to protect trade secrets or intellectual property owned by LSI. LSI may, in the future, receive communications alleging that the technology used by LSI in the manufacture of some or all of its products infringes on product or process technology rights held by others.

         LSI currently does not own any product or process patents. However, two potential processes and one SIMM test procedure developed by LSI are in the final stages of development and LSI anticipates filing related patent applications by the end of 1998.

         LSI intends to pursue patent and mask work copyright protection for its semiconductor process technologies and product designs. The process of seeking patent protection can be long and expensive, and there is no assurance that patents will be issued from future applications or that, if patents are issued, they will be of sufficient scope or strength to provide meaningful protection or any commercial advantage to LSI. In particular, there can be no assurance that any future patents held by LSI will not be challenged, invalidated or circumvented.

         LSI also relies on trade secret protection for its technology, in part through confidentiality agreements. There can be no assurance that these agreements will not be breached, that LSI will have adequate remedies for any breach or that LSI's trade secrets will not otherwise become known to or independently developed by others. In addition, the laws of certain other countries in which LSI's products are or may be developed, manufactured or sold may not protect LSI's products and intellectual property rights to the same extent as do the laws of the United States.

TECHNOLOGY AGREEMENTS

         LSI has entered into two cross-licensing agreements. On November 17, 1995, LSC entered into a non-exclusive licensing agreement with Texas Instruments Incorporated for the right to manufacture and distribute ICs commonly recognized in the industry by any of the following acronyms: DRAMs (including Dynamic Random Access Memory Devices, Synchronous Dynamic Random Access Memory Devices, Video RAMs and Field or Frame memories commonly referred to as FRAMs); SRAMs; ROMs; PROMs; EPROMs; Flash EPROMs; or EEPROMs for a 10% royalty on net sales billed for DRAMs and 5% of net sales billed for SRAMs, ROMs, PROMs, EPROMs, Flash EPROMs or EEPROMs sold in the United States, Japan or any European country. The license with Texas Instruments Incorporated expires on December 31, 2000, but the contract provides that both parties are bound to enter into good faith negotiations to renew the license upon request of either party. Management believes that a renewal of the license is likely.

         On July 27, 1995, LSC entered into an agreement with Mosaid Technologies Incorporated where Mosaid Technologies Incorporated agreed to provide an engineering design for a 4 Meg DRAM in x1 and x4 format. The Mosaid agreement also granted a non-exclusive license to use the design to the extent necessary to manufacture and distribute the product in exchange for an annually graduated percent of net sales of the product beginning with 1.5% in the 12-month period commencing on the date LSC achieves production volume and ending at 4% of net sales six years after production volume commences and thereafter. The Mosaid agreement does not terminate until the cessation of sales by LSC of the product.

         Notwithstanding Management's beliefs that the above licenses will be renewed, Management is unable to predict with 100% accuracy whether these licenses can be renewed on terms acceptable to LSI.

         LSI entered into a Semiconductor Process Development Agreement with Sony Semiconductor Company of America commencing April 15, 1997, and terminating December 31, 1997. This agreement is based on the companies jointly developing
0.35 micron processes for DRAM production for both 4 and 16 Meg DRAM products. Management is currently negotiating a renewal of the agreement and believes that a renewal is likely.


EMPLOYEES

         As of December 1, 1997, LSI had 39 full-time employees. Employment levels vary depending on market conditions and the amount of research and development activities pursued. LSI is dependent upon a limited number of key management and technical personnel. A number of LSI's employees are highly technically skilled engineers and LSI's continued success will depend in large part upon its ability to retain and attract other such employees. None of LSI's employees are represented by labor organizations; LSI has never had a work stoppage or slowdown as a result of labor issues; and LSI considers relations with employees to be good. The addition of the 1997 Stock Option Plan, along with other company benefits, will enhance employees' interest in remaining with LSI. In the future, LSI is planning to add further incentives to attract and retain high quality personnel.


COMPETITION

LSI Memory Products
-------------------

         LSI's semiconductor memory products will experience intense competition from a number of substantially larger foreign and domestic companies including:
Fujitsu, Ltd.; Hitachi, Ltd.; Hyundai; Micron Technology, Inc.; Mitsubishi Electric Corp.; Motorola, Inc.; NEC Corp.; Samsung Semiconductor, Inc.; LG Semicon; Texas Instruments Incorporated; and Toshiba Corporation. LSI will be at a disadvantage in competing against larger manufacturers with significantly greater capital resources or manufacturing capacities, larger engineer and employee bases, larger portfolios of intellectual property and more diverse product lines. LSI's larger competitors may also have long-term advantages in research and new product development and in their ability to withstand current or future downturns in the semiconductor memory market. In addition, LSI believes its competitors have sufficient resources and manufacturing capacity to influence market pricing.

         LSI's semiconductor memory products are commodity products, the price and profitability of which are highly dependent on overall supply-demand dynamics in the industry. Historically, the semiconductor memory industry has experienced decline in average selling prices commensurate with the industry's ability to reduce cost per megabit.

Personal Computer Systems
-------------------------

         Competition in the PC industry is based upon performance, price, reliability, service and support. The PC industry is highly competitive and has been characterized by intense pricing pressure, rapid technological advances in hardware and software, frequent introduction of new products, low gross margin percentages and rapidly declining component costs.

         Any general decline in demand, or a decline in the rate of increase of demand, for PC systems could increase price competition which would have a material adverse effect on LSI's business and results of operations. To remain competitive, LSI must introduce new products, price its products and offer customers lead times comparable to its competitors. LSI's ability to continue to produce competitively priced products and to establish and maintain acceptable gross margin percentages will depend on LSI's ability to establish high levels of sales and contain and reduce manufacturing and component costs through volume manufacturing and/or vertical integration of LSI memory products, subsystems and other miscellaneous components. Any failure by LSI to transition to new products effectively or to accurately forecast demand for its products may adversely affect LSI's business and result of operations.

         LSI competes with a number of PC manufacturers which market their products directly to consumers, including Dell Computer, Inc. and Gateway 2000, Inc. LSI also competes with PC manufacturers, such as Apple Computer, Inc.; Compaq Computer Corporation; Hewlett Packard Company; International Business Machines Corporation; and Toshiba Corporation, which have traditionally sold their products through national and regional distributors, dealers, VARs, retail stores and direct sales. Many of LSI's PC product competitors offer broader product lines, have substantially greater financial, technical, marketing and other resources than LSI and may enjoy access to more favorable component volume purchasing arrangements than does LSI.

PC Memory, CPUs, Subsystems and Peripherals
-------------------------------------------

         The PC industry is characterized by rapid technological change, relatively short product life cycles, frequent product introductions and enhancements, difficult product transitions and volatile market conditions.

         LSI targets small to medium size wholesalers and small PC retailers in the domestic PC industry. As LSI expands its target market to include mid-size wholesale and retail distributors, LSI may be at a disadvantage in competing against larger distributors such as Ingram Micro, TechData, Merisel and Gates/Arrow. These larger distributors typically buy directly from major manufacturers and, as a result, bring very competitive pricing and payment terms to the marketplace.


CUSTOMERS

         LSI does not have any customer which in the aggregate purchases products equal to or greater than 10% of LSI's revenues.


WORKING CAPITAL PRACTICES

         LSI's inventory needs are financed through private sources of capital and proceeds from the sale of products. LSI does not have a line of credit with a financial institution.


BACKLOG ORDERS

         LSI does not have any material backlog orders. LSC plans to manufacture and distribute the new Lanstar DRAM standard memory products by mid-1998. Consequently, LSC does not have any material backlog orders. LCP does not have any material backlog orders due to the nature of the business. Orders are received via telephone and fax on a daily basis and maximum effort is made to fill them within 24 to 48 hours. LST averages a turn around of approximately 5-6 days on customer orders for personal computers. Consequently, it does not have any material backlog orders.


COMPLIANCE WITH ENVIRONMENTAL REGULATIONS

         Government regulations impose various environmental controls on the discharge of chemicals and gases used in LSI's semiconductor subcontract manufacturing processes. LSI currently subcontracts all semiconductor manufacturing demands to Sony Semiconductor Company of America. To management's knowledge, compliance with federal, state and local provisions enacted or adopted for protection of the environment has had no material effect upon LSI's operations.


ITEM 2.  FINANCIAL INFORMATION

Selected Financial Data
-----------------------

         The following selected financial data for inception through the year ended December 31, 1996, is derived from audited consolidated and combined financial statements of LSI. The following selected financial data for the nine month period ended September 30, 1997, is derived from unaudited, consolidated financial statements. The data should be read in conjunction with the consolidated financial statements, unaudited financial statements, pro forma financial statements and selected notes attached as exhibits in Item 15 and the following Management's Discussion and Analysis of Financial Condition and Results of Operations. The following selected financial data for the nine month period ended September 30, 1996, is derived from Management's internal financial records.

         LSI acquired all the outstanding stock of SMI in November 1996. SMI was subsequently resold to its original shareholder effective as of October 13, 1997. The selected financial data, without SMI, is based upon the pro forma financial statements presented as of December 31, 1996, and September 30, 1997, which are included in Item 15. The objective of the pro forma financial information is to show what significant effects on the historical information might have been made had the purchase of SMI never occurred. However, the pro forma consolidated and combined (condensed) financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the transaction actually occurred earlier.

                             FINANCIAL INFORMATION
                                   OF LSI/LCC
                             CONSOLIDATED WITH SMI
                      (In Thousands Except Per Share Data)



                                                 Inception     Fiscal Year    Nine Months     Nine Months
                                                  through         Ended          Ended           Ended
                                               December 31,   December 31,   September 30,   September 30,
                                                   1995           1996            1996            1997
INCOME STATEMENT                               -------------  -------------  --------------  --------------

Sales                                               $ 6,154       $ 57,256        $ 43,657        $ 48,101
Cost of Goods Sold                                   (6,015)       (53,056)        (40,818)        (43,597)
                                                    -------       --------        --------        --------
     Gross Profit                                       139          4,200           2,839           4,504
Selling, General and Administrative                  (1,016)        (3,874)         (2,708)         (3,870)
Research and Development                               (656)          (476)           (195)         (1,227)
Bad Debt Expense                                        (85)          (424)           (239)           (239)
Other Income (expense)                                  (16)            (1)             (5)            (37)
                                                    -------       --------        --------        --------
Net Loss Before Income Tax                           (1,634)          (575)           (308)           (869)
Provision for Income Tax                                -0-           (212)            -0-             -0-
                                                    -------       --------        --------        --------
     Net Loss                                       $(1,634)      $   (787)       $   (308)       $   (869)
                                                    =======       ========        ========        ========
          Allocated to LCC                             (446)            (9)             (8)            -0-
          Allocated to LSI                           (1,188)          (778)           (300)           (869)
Loss Per Share:
     LCC                                             $(0.10)        $(0.00)         $(0.00)         $(0.00)
                                                    =======       ========        ========        ========
     LSI                                             $(0.16)        $(0.02)         $(0.01)         $(0.02)
                                                    =======       ========        ========        ========


                                                      December 31,        September 30,  September 30,
BALANCE SHEET                                    -----------------------  -------------  -------------
                                                 1995              1996       1996           1997
                                                 -----------------------  -------------  -------------
Current Assets                                      $    51       $7,020         $7,114         $7,090
Total Assets                                            335        7,629          7,523          7,785
Current Liabilities                                   1,565        1,851          1,584          1,253
Long-term Liabilities                                   -0-          750            -0-            -0-
Stockholders' Equity (Deficit)                       (1,230)       5,028          5,939          6,532

                        FINANCIAL INFORMATION OF LSI/LCC
                                  WITHOUT SMI
                      (In thousands Except Per Share data)



                                                 Inception     Fiscal Year    Nine Months     Nine Months
                                                  through         Ended          Ended           Ended
                                               December 31,   December 31,   September 30,   September 30,
                                                   1995           1996            1996            1997
INCOME STATEMENT                               -------------  -------------  --------------  --------------

Sales                                               $ 6,154        $ 5,765         $ 4,124         $ 4,482
Cost of Goods Sold                                   (6,015)        (5,507)         (4,020)         (4,152)
                                                    -------        -------         -------         -------
     Gross Profit                                       139            258             104             330
Selling, General and Administrative                  (1,016)        (1,019)           (748)         (1,081)
Research and Development                               (656)          (476)           (195)         (1,227)
Bad Debt Expense                                        (85)           -0-             -0-             -0-
Other Income (Expense)                                  (16)            (7)             (5)            (50)
                                                    -------        -------         -------         -------
Net Loss Before Income Tax                           (1,634)        (1,244)           (844)         (2,028)
Provision for Income Tax                                -0-            -0-             -0-             -0-
                                                    -------        -------         -------         -------
     Net Loss                                       $(1,634)       $(1,244)        $  (844)        $(2,028)
                                                    =======        =======         =======         =======
        Allocated to LCC                            $  (446)       $    (9)        $    (8)        $    (0)
        Allocated to LSI                            $(1,188)       $(1,215)        $  (836)        $(2,028)
Loss Per Share:
     LCC                                             $(0.10)        $(0.00)         $(0.00)         $(0.00)
                                                    =======        =======         =======         =======
     LSI                                             $(0.16)        $(0.09)         $(0.06)         $(0.13)
                                                    =======        =======         =======         =======



                                                      December 31,       September 30,  September 30,
BALANCE SHEET                                    ----------------------  -------------  -------------
                                                 1995              1996      1996           1997
                                                 ----------------------  -------------  -------------
Current Assets                                       51       $     955         $  720         $  880
Total Assets                                        335           1,327          1,003          1,350
Current Liabilities                               1,565           1,338          1,491          1,385
Long-term Liabilities                                -0-            750            -0-            -0-
Stockholders' Equity (Deficit)                   (1,230)           (761)          (488)           (35)

                MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion contains trend information and other forward-looking statements that involve a number of risks and uncertainties. LSI's actual future results could differ materially from its historical results of operations and those discussed in the forward-looking statements. All period references are to inception through December 31, 1995, LSI's fiscal year ended December 1996 and the nine month periods ended September 30 of 1996 or 1997.


GENERAL

     The following presentation sets forth Management's Discussion and Analysis of Financial Condition and Results of Operations for inception through December 31, 1995, fiscal period ended December 31, 1996, and the nine month periods ended September 30, 1996, and September 30, 1997, which include a discussion of LSI with SMI as a wholly owned subsidiary. LSI acquired all the outstanding stock of SMI in November 1996. SMI was subsequently resold to its original shareholder effective as of October 13, 1997. SMI was incorporated in January 1996 and, accordingly, has a limited operating history.

     Consequently and in order to present an adequate analysis of LSI's financial trends, the following discussion also includes Management's Discussion and Analysis of Financial Condition and Results of Operations of LSI, on a stand-alone basis, as of September 30, 1996, and September 30, 1997. This discussion is based upon internal financial records and the pro forma financial statements presented as of September 30, 1996, and September 30, 1997.

OVERVIEW

     LSI, through its subsidiaries, manufactures and/or purchases and distributes a full product line of PC memory components, CPUs, subsystems, peripherals and PC systems to small computer retailers, VARs, system integrators, memory and computer product distributors, corporations, and consumers.

     Currently, LSI is completing the design of its first semiconductor 16 Meg
(4X4) DRAM that will be sold as packaged devices and SIMMs in various product configurations. LSI anticipates incorporating these memory products into its PC subsystems and complete PC systems to further enhance brand name quality or reliability while reducing product cost. The financial position of LSI was materially affected by the acquisition of SMI, expansion of the PC components product line and the development of the PC product line.

Acquisition of SMI
------------------

     In November of 1996, LSI acquired SMI, a major distributor of semiconductor SIMMs and CPUs, to computer retailers, VARs and systems integrators. The acquisition of SMI significantly impacted every determinative factor of LSI's financial position. From inception through December 31, 1995, to fiscal year 1996, consolidated sales increased by $51,102,000. As a result, LSI's consolidated gross profit margin increased from 2.3% to 7.3%.

     During 1996, LSI and SMI operated independently of one another. Each had its own management team, location and capital structure. Subsequently, Management discovered material differences of opinion relating to operating methods which, in their opinion, could not be reconciled. Consequently, LSI resold SMI to its original shareholder.

     As a result of the acquisition, a historical trend analysis of LSI's financial position requires a comparison of the numbers presented in the pro forma financial statements for the periods ending June and September 1997 attached as exhibits in Item 15.

Development of a New Product Line
---------------------------------

     LSI incorporated LST in October 1997 to manufacture and distribute personal computers. Refer to Item 1 for a more complete discussion of LST.

Expansion of PC Components Distribution
---------------------------------------

     In mid-1996, LSI expanded its product line from distribution of DRAMs and memory products, computer memory and CPU products to include all PC components, subsystems and peripherals. Refer to Item 1 for a more complete discussion of the product line expansion.

RESULTS OF OPERATIONS

                            Comparison of Year Ended
           December 31, 1996 and Inception Through December 31, 1995.

NET SALES

     The consolidated increase in sales of $6,154,000 to $57,256,000 is primarily attributable to the acquisition of SMI in November of 1996. Sales by SMI accounted for $51,491,000 of LSI's combined $57,256,000 of sales for the period ended December 31, 1996. LSI, without SMI, decreased sales by 6.3% from inception through December 31, 1995, to fiscal year ending December 31, 1996. This decrease was due to insufficient operating capital.

GROSS PROFIT MARGIN

     The consolidated increase of gross profit margin from 2.3% to 7.3% is principally attributable to the acquisition of SMI. For the period ended December 31, 1996, SMI, as a stand-alone, earned a gross profit margin of 7.7% on sales of $51,491,000. In the same period, LSI, without SMI, earned a gross profit margin of 4.5% on sales of $5,765,000. The increase in gross profit margin of LSI, without SMI, from 2.3% to 4.5% was the result of development of a more experienced sales force and improved product purchasing procedures.

SELLING, GENERAL AND ADMINISTRATIVE COSTS

     Consolidated selling, general and administrative expenses were equal to 16.5% of sales for the period ending December 31, 1995. Although LSI, without SMI, increased its expenses from 16.5% to 17.7% of sales, consolidated expenses decreased to 6.8% of sales for the period ending December 31, 1996, primarily as a result of the acquisition of SMI and the corresponding increase in combined sales.

RESEARCH AND DEVELOPMENT COSTS

     Consolidated research and development expenses decreased from 10.7% from inception through December 31, 1995, to .8% of sales for the period ending December 31, 1996, due to the increase in sales resulting from the acquisition of SMI. Prior to 1995, no research and development expenses were incurred. All of these expenses were incurred by LSI, without SMI.

TOTAL ASSETS

     Consolidated total assets increased from $335,000 to $7,629,000 due to the acquisition of SMI. Total assets for LSI, without SMI, increased from $335,000 to $1,327,000 which reflects increases in capital raised from outside investors.

CURRENT LIABILITIES

     Consolidated current liabilities increased from $1,565,000 to $1,851,000 primarily due to the acquisition of SMI. The minimal increase in current liabilities after the purchase of SMI was due to a condition of the Stock Purchase Agreement which specified that the purchase of SMI was conditioned upon its delivery with a maximum allowance for liabilities owed. Current liabilities for LSI, without SMI, actually decreased from $1,565,000 to $1,338,000 due to capital raised from outside investors.

EQUITY

     Consolidated stockholders' equity increased from a deficit of $1,230,000 to a positive value of $5,028,000 primarily due to the acquisition of SMI. Stockholder's equity for LSI, without SMI, also increased from a deficit of $1,230,000 to a deficit of $761,000 as a result of capital raised from outside investors.

ANTICIPATED TRENDS

     LSI anticipates that sales will increase in fiscal year 1998 based upon the following: (1) LSC anticipates completing the design of its 16 MEG (4x4) DRAM by the end of 1997, and production and distribution of such product is scheduled to commence in 1998; and (2) LSC has recently completed the design of 7 standard and custom SIMM products with production and shipment scheduled to commence in 1998; LSC anticipates continuing the design effort of standard and custom SIMM products in 1998 with a goal of completing in excess of 20 new product designs by the end of 1998. While management anticipates a growth in sales in 1998, any anticipated growth is dependent upon market acceptance of LSI's new products, the overall condition of the PC industry and the continued percentage growth in LSI's business.

                            Comparison of Year Ended
                   September 30, 1997 and September 30, 1996.

NET SALES

     Consolidated sales increased during this period by 10.2%. This increase in sales is primarily attributable to increases in sales of two subsidiaries. LSI, without SMI, increased sales from $4,124,000 to $4,482,000 (8.7%) by expanding its product line of primarily semiconductor memory products to include PC components and subsystems. SMI's stand-alone 10.3% increase in sales is attributable to increasing market share compensating for an overall decrease in memory product prices.

GROSS PROFIT MARGIN

     Consolidated gross profit margins increased from 6.5% to 9.4%. This increase was primarily attributable to the acquisition of SMI. Gross profit margin for LSI, without SMI, increased from 2.5% to 7.4%. This increase was the result of additional operating capital and a more experienced sales force.

SELLING, GENERAL, AND ADMINISTRATIVE

     Consolidated selling, general, and administrative expenses increased from 6.2% to 8% of sales primarily due to increased legal and accounting costs. These expenses for LSI, without SMI, increased from 18.1% to 24.1% of sales.

RESEARCH AND DEVELOPMENT

     Consolidated expenses increased from .4% to 2.6% of sales due to LSI's expanding its research and development efforts in support of process and product development of its 4 and 16 Meg products. Expenses for LSI, without SMI, increased from 4.7% to 27.4% of sales.

TOTAL ASSETS

     Consolidated total assets increased 3.5% from $7,523,000 to $7,785,000. Total assets for LSI, without SMI, increased from $1,003,000 to $1,350,000 as a result of capital raised from outside investors.

CURRENT LIABILITIES

     Consolidated current liabilities decreased from $1,584,000 to $1,253,000 as a result of capital raised from outside investors which decreased these liabilities for LSI, without SMI, from $1,491,000 to $1,385,000.

EQUITY

     Consolidated stockholders' equity increased from $5,939,000 to $6,532,000 as a result of capital raised from outside investors which decreased the deficit on stockholders' equity for LSI, without SMI, from a deficit of $488,000 to a deficit of $35,000.

TRENDS

     In addition to the factors discussed elsewhere in the Form 10, the following are important factors which could cause actual results or events to differ materially from those contained in any forward-looking statement made by or on behalf of LSI.

State Taxation
--------------

     Several states have enacted legislation which requires out of state direct marketers to collect and remit sales and use taxes based on certain limited contacts with the state. LSI and its subsidiaries could be required to pay sales and use taxes and income and franchise taxes related to LSI's sales in states other than Texas.

Volatility of the Semiconductor Memory Industry
-----------------------------------------------

     The semiconductor memory industry is characterized by rapid technological change, frequent product introductions and enhancements, difficult product transitions, relatively short product life cycles, rapid changes in market prices and volatile market conditions. Historically, this industry has been highly cyclical, particularly regarding the market for DRAM products, which are LSI's primary semiconductor memory products.

     The selling prices for semiconductor memory products fluctuate significantly with changes in the balance of supply and demand for these commodity products. The amount of capacity placed into production and future yield improvements by LSI's competitors could dramatically increase worldwide supply of semiconductor memory and continue downward pressure on pricing. LSI's business plan assumes declining prices for its products and, accordingly, requires actions to increase die count and lower direct and overhead costs per product.

     There can be no assurance that the rate of decline of average sales prices will lessen or that market conditions will improve in the foreseeable future. These declines have had a material adverse effect on LSI's business and results of operations. Further declines in average sales prices for LSI's DRAM based products could have a material adverse effect on LSI's business and results of operations.

Year 2000 Compliance
--------------------

     Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four digit entries to distinguish twenty-first century dates from twentieth century dates. Most but not all of LSI's approximately 50 internal computers utilized in operations and financial reporting are Year 2000 compliant. Approximately 15 of the 50 computers are older and may not be in compliance. Management estimates the purchase and installation of Year 2000 compliant mainboards in the 15 computers will cost a total of approximately $2,000.

     LSC's engineering and design group currently utilizes five UNIX-based Sun Microsystem computers for semiconductor circuit design. These systems have Solarus Version 2.6 software installed and are in full Year 2000 compliance.

     LST's PC products are being manufactured with Year 2000 compliant computer mainboards. LST has incorporated the necessary incoming quality control and production test procedures to ensure 100% Year 2000 compliance with all its products. LCP has also established the necessary incoming quality control test procedures to ensure their vendors of computer mainboards are in 100% Year 2000 compliance.

     Prior to December 1997, shipments of computer mainboards were not inspected and tested as noted above. Therefore, LSI could potentially have product in the marketplace that is not Year 2000 compliant, but management believes that the exposure is minimal.

Fluctuations in Operating Results
---------------------------------

     LSI's past operating results have been, and its future operating results may be, subject to annual and quarterly fluctuations as a result of a wide variety of factors, including, without limitation, the cyclical nature of the semiconductor memory and PC industry, the introduction and announcement of new products and process technologies by LSI or its competitors, pricing pressures, the speed in which LSI reduces costs for any particular new or existing product, fluctuations in manufacturing yields, changes in product mix, the cost and availability of raw materials and general worldwide economic conditions.

Impact of Recently Issued Accounting Standard
---------------------------------------------

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share. SFAS No. 128 replaces the presentation of primary earnings per share (EPS) under Accounting Principles Board Opinion No. 15 and related Interpretations, with the presentation of basic EPS (which primarily gives effect only to common shares actually outstanding) and requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures. LSI is required to adopt SFAS No. 128 during the fourth quarter of 1997. LSI has not completed its evaluation of the potential impact of this new standard on EPS in future periods. However, this new standard is not expected to have a material impact on EPS in future periods.

LIQUIDITY AND CAPITAL RESOURCES

     LSI's capital resources have been met during 1996 and 1997 by equity and short term convertible debt financing. The company received $1,500,000 in 1996 and $1,750,000 in 1997. Management believes that additional private sales of equity and/or the exercise of outstanding warrants to acquire common stock may occur before the end of 1998.

     LSI intends to improve its cash flows through three of its operating subsidiaries. Management anticipates that LCP will achieve profitability during the fourth quarter of 1997 due to increased sales and higher gross profit margins. Increased sales should continue throughout 1998 as improved market share is realized in the U.S. domestic marketplace. In addition, Management anticipates establishing LCP's international program in the Pacific Rim and then expanding into Europe and certain South American countries throughout 1998.

     LSC is scheduled to start shipping its first standard and proprietary SIMM designs in the first quarter of 1998. Additional SIMM products are planned to be designed and introduced to the marketplace throughout 1998. LSC plans to start shipment of its 16 Meg DRAM during 1998. LSI believes this product will be well received in the marketplace such that strong sales will be realized. As a result of the combined planned SIMM and DRAM sales, LSC should achieve profitability in the third quarter of 1998.

     Management anticipates that LST will achieve profitability in the second quarter of 1998 as volume sales are increased. Management anticipates profits will improve throughout 1998 as increased market share is achieved in selected markets.

SAFE HARBOR STATEMENT

     Forward-looking statements contained in this Form 10 involve risks and uncertainties, including, without limitation, the following: (i) LSI's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of management and the Board of Directors; (ii) LSI's plans and results of operations will be affected by LSI's ability to manage its growth and working capital; and (iii) LSI's business is highly competitive and the entrance of new competitors or the expansion of the operations by existing competitors in LSI's markets could adversely affect LSI's plans and results of operations.


ITEM 3.   PROPERTIES

     LSI's headquarters, which constitutes its principal office and distribution center, is approximately 7,000 square feet and is located at 2501 Avenue J in Arlington, Texas. The headquarters is subject to two leases. A lease for approximately 3,500 square feet expires in April 1998. The second lease for approximately 2,500 square feet expires in November, 1999.

     LST's manufacturing center constitutes approximately 3,288 square feet and is located at 801 Stadium Drive in Arlington, Texas. This location is subject to a lease which expires in October, 1999.

Management believes that the leases are renewable on substantially similar terms. In the event that the leases are not renewed, management believes that current general office, PC manufacturing and distribution operations can be continued by leasing any noncustomized facility.

     LSI believes that its existing facilities are suitable and adequate for PC manufacturing, distribution and research and development operations and that productive capacity is being utilized. Management's intention to fully develop a DRAM manufacturing center will ultimately entail the purchase of a fabrication plant although short-term manufacturing needs in the future will be provided by third party vendors under a private label and/or joint venture agreement.

     LHK currently utilizes, at no charge, facilities located in Hong Kong provided by Whitways Enterprises Limited.


ITEM 4.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to any person known to LSI to be the beneficial owner of more than 5% of the outstanding shares of LSI's Common Stock as of December 15, 1997. Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares of Common Stock which he beneficially owns:

Name and Address                          Amount and Nature of    Percent
of Beneficial Owner                       Beneficial Ownership  of Class(2)
-------------------                       --------------------  -----------

Geninvest S.A.(1)                                    3,193,398       9.9%
Zephyr House International Limited
Zephyr House - Fifth Floor
Mary St.
Georgetown, Grand Cayman,
   Cayman Islands, British West Indies

Hawgital Company, Ltd.(1)                            5,100,000      15.9%
P.O. Box 1561 GT Zephyr House
Mary Street
Grand Cayman, British West Indies

Lewis D. Rowe                                        2,600,000       8.1%
Zephyr International Limited
Zephyr House - Fifth Floor
Mary Street
Grand Cayman, Cayman
  Islands, British West Indies

(1) Mr. Lewis D. Rowe is managing director of Geninvest S.A. and Hawgital Company, Ltd. He disclaims beneficial ownership of these shares.

(2)  Determined on the basis of 32,124,242 shares of Common Stock outstanding.

     The following table sets forth certain information concerning the beneficial ownership of LSI's Common Stock as of December 15, 1997, with respect to each Director, Executive Officer and Directors and Executive Officers as a group:

                               Amount and Nature of   Percent
Name of Beneficial Owner       Beneficial Ownership   of Class
------------------------       --------------------  ----------

Maxie R. Smith(3)                         1,027,000       3.2%

Steven L. Porter                            200,000    less than
                                                            1%

Wilton Workman                              150,000    less than
                                                            1%

All Directors and Executive
  Officers as a group
  (3 persons)                             1,377,000      4.29%

(3) Mr. Maxie Smith owns 227,000 shares directly. Mr. Smith, along with Mr. Dennis Poole, controls an additional 800,000 shares through beneficial ownership of Jenalong Holdings, Ltd., a Hong Kong Corporation.


ITEM 5.   DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning the directors, executive officers and certain significant employees of LSI as of December 1, 1997. Except as otherwise stated below, the directors will serve until the next annual meeting of stockholders or until their successors are elected or appointed and the executive officers will serve until their successors are appointed by the Board of Directors.

Name                 Age                   Positions
----                 ---                   ---------

Maxie R. Smith        57      Chairman of the Board, President and Chief Executive Officer of LSI

Gerald F. Brunton     62      Director, Vice President of Finance and Chief Financial Officer of LSI

Steven L. Porter      42      Director, Secretary and Treasurer of LSI

Wilton Workman        65      Vice President of Technology of LSI

Name                     Age                   Positions
----                     ---                   ---------

Dennis Poole              59      Director of LCC and Managing
                                  Director of LHK

Lynn Mahanay              47      Corporate Controller of LSI

James W. Osmun, Ph.D.     50      Vice President of Process and Development for LSC

Dean Salem                27      Vice President of Sales and Marketing for LCP

Tian-Shen Tang, Ph.D.     40      Design Team Leader of LSC

     Maxie R. Smith. Mr. Smith is a founder of LSI and each of its subsidiaries. Mr. Smith began his career with Texas Instruments in Dallas, Texas, holding positions in the semiconductor materials and sensor group. He joined Harris Semiconductor in Melbourne, Florida, where he was responsible for developing proprietary semiconductor processes, equipment and products. Subsequently, he joined Litronix Corporation in Cupertino, California, and was instrumental in developing the company's Gallium Arsenide Phosphide semiconductor materials capability, along with directing the operations of the company's acquired MOS semiconductor company. In addition, Mr. Smith was division manager of the newly developed digital watch manufacturing division.

     In July 1978, Mr. Smith joined Commodore Business Machines, Inc. where he was responsible for developing Commodore's early computer manufacturing capability. As the director of offshore manufacturing, Mr. Smith was instrumental in establishing Hong Kong production of over one million semiconductor and LCD watch kits per month. He then joined Eagle Computer as Vice President of Operations in January 1983. In January 1984, Mr. Smith joined Anchron Corporation as President and Chief Executive Officer for approximately three and one-half years. The company developed and marketed on-board computer systems and software for the transportation industry.

     Mr. Smith joined Alpha International, Inc., as interim-President, in early 1988 for approximately a six-month period.

     From 1988 to 1991, Mr. Smith was involved in the transportation industry in various consulting capacities.

     Mr. Smith joined Atari in 1991 as Vice President of Quality Assurance and worked in Taiwan, Hong Kong and China for approximately one year establishing the necessary subcontracting manufacturers to successfully produce the company's consumer and computer products.

     Mr. Smith is the Chairman of the Board, Chief Executive Officer, Secretary and Treasurer of LSC; Director and Chief Executive Officer of LCP; Chairman of the Board, President, Secretary, Treasurer and Chief Executive Officer of LCC; and Chairman of the Board and Chief Executive Officer of LST.

     Gerald F. Brunton. Mr. Brunton joined LSI in March 1997. Mr. Brunton has been in the electronic and telecommunications industries for the past 35 years, holding positions in marketing, finance and general management as well as various executive offices, including Chief Executive Officer. He has held key management and executive positions with Harvey Hubbell, Crouse Hinds, Charles Industries, Telephone and Data Systems, Woodhead Industries and International Communications. He is a graduate of the University of Illinois, with a Bachelor of Arts in Business Administration and holds two Masters of Business Administration in Marketing and Finance.

     Mr. Brunton is a Director, Secretary and Treasurer of LCP and a Director, Vice President of Finance, Secretary and Treasurer of LST.

     Steven Porter. Mr. Porter joined LSI in June 1994 and has spent most of his time in marketing and sales. Mr. Porter joined Tandy's Radio Shack in November 1989 where he managed a number of their retail stores.

     Mr. Porter is a Director of LSC; Director, President and Chief Operating Officer of LCP; Director of LCC; and Director and President of LST.

     Wilton Workman. Mr. Workman has been with LSC, the semiconductor memory products design subsidiary, for over two years and has been in the semiconductor industry for the past 37 years, with major manufacturers such as Texas Instruments, Eastman Kodak, ITT and VTC, a division of Control Data. He has led teams in the site selection and construction of semiconductor facilities, as well as been responsible for managing these facilities. Mr. Workman has a Bachelor of Science and Master of Science in Physics from Texas A&M University. Mr. Workman has coordinated the development and manufacture of LSI's semiconductor products and the joint venture between LSC and Sony Semiconductor Company of America. Mr. Workman is a Director, President and Chief Operating Officer of LSC.

     Dennis Poole. Mr. Poole is a British subject and a Chartered Mechanical Engineer with a degree in Electronics from London University. Mr. Poole began his career with Dehavil Aircraft Company; from there he moved to General Electric and Standard Cable, covering the full gamut of positions leading to the executive level. Mr. Poole has spent the last 12 years in the Pacific Rim market in various executive roles for British, American and Hong Kong based companies. Mr. Poole is currently Managing Director of LHK and a Director of LCC.

     Lynn Mahanay. Mr. Mahanay joined LSI in March 1997. Mr. Mahanay is a CPA and graduate of Texas University in Arlington. He has 15 years of experience in large corporate environments within the consumer and oil and gas industries.
Mr. Mahanay is responsible for coordinating the comptroller, internal auditing and bookkeeping operations for LSI.

     Dr. James W. "Bill" Osmun. Mr. Osmun has been with LSI for two years and has had 27 years of experience in the manufacturing and process development of semiconductor products. Dr. Osmun was formerly Manager of Process Development and Transfer for Advanced Micro Devices and Vice President of Technology with Thermco Division of Silicon Group. Dr. Osmun holds a Bachelor of Science in Physics from Stanford University and a Masters and Doctorate of Physics from the University of Chicago.

     Dean Salem. Mr. Salem joined LSI in August 1997. Mr. Salem brings with him a highly successful background in sales of memory and associated semiconductor products. Formerly a Vice President of Southwest Memory, Inc., a distributor of semiconductor memory products and a predecessor to one of LSI's former subsidiaries, he was consistently one of the top producers of sales. He is a co-founder of Memory Masters, Inc. where he developed a team of personnel that averaged $4-5 million in sales monthly. Mr. Salem is a graduate of the University of Cincinnati, with a Bachelor of Arts in English.

     Dr. Tian-Shen Tang. Dr. Tang joined LSI in 1997, bringing with him an academic background as an Associate Professor at Texas A&M University. His experience includes consulting services with Futura

Development Co. and foundation research activities in the areas of CMOS and SRAM. Dr. Tang received a Bachelor of Science in Mathematics from NanKai University in China. He also holds an Electrical Engineering Degree and a Ph.D. in Electrical Engineering from Texas A&M University.


ITEM 6.   EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                    Annual Compensation
                            ----------------------------------
                                                  Other Annual
Name and Principal    Year  Salary     Bonus      Compensation
   Position                   ($)      ($)(1)        ($)(2)
------------------    ----  ------     ------     ------------
 Maxie R. Smith        1997  60,000     -0-               -0-
 President and         1996  60,000     (1)               -0-
 Chief Executive       1995  12,375     -0-               -0-
  Officer

  (1) Mr. Smith received a bonus of 500,000 shares of common stock in April
      1996.

  (2) All of the officers and directors of LSI are reimbursed for reasonable out-of-pocket expenses incurred. LSI does not have any present arrangements regarding compensation of directors for serving as a director. No compensation for services as a director is presently contemplated.

     No officer of LSI received aggregate remuneration in excess of $100,000. No employee of LSI has a written employment agreement.

Overview of the LSI 1997 Stock Option Plan
------------------------------------------

     On November 21, 1997, LSI implemented the 1997 Stock Option Plan (the "Plan"). The Plan provides for the granting of incentive stock options and nonqualified stock options as defined in the Plan and collectively referred to herein as "Awards". The purpose of the Plan is to enable employees of LSI, its subsidiaries and affiliates to participate in LSI's future by offering to them proprietary interests in LSI. The Plan is also intended to provide a means through which LSI can attract and retain key employees of merit.

     The following description is intended to be a summary of the Plan's principal terms and is qualified in its entirety by reference to the complete text attached as an exhibit to the Form 10.

General
-------

     The Plan authorizes the Board of Directors or its Compensation Committee (the Board of Directors and the Compensation Committee being collectively referred to hereinafter as the "Committee") to grant to officers and other employees of LSI, its subsidiaries and affiliates (excluding any nonemployee directors) stock option awards in the form of one or any combination of the Awards. Approximately 39 employees are presently eligible to participate in the Plan. As of December 1, 1997, incentive stock options for the right to purchase 4,090,000 shares of the corporation have been granted to 39 employees. Officers and key personnel of the corporation were granted options in the following amounts:

        Gerald F. Brunton                   300,000

        Lynn Mahanay                        150,000

        James Osmun                          75,000

        Steven L. Porter                    100,000

        Dean Salem                          300,000

        Maxie Smith                         400,000

        Wilton Workman                      150,000
                                          ---------
        Total                             1,475,000 shares

A maximum of 7,500,000 shares of LSI Common Stock are reserved and available for distribution pursuant to Awards granted under the Plan, subject to adjustment to reflect stock splits, mergers, reorganizations and other changes in corporate structure affecting LSI Common Stock. If shares subject to an Award granted under the Plan cease to be subject to such Awards, such shares will again be available for distribution under the Plan. Shares may be distributed under the Plan, in whole or in part, from authorized and unissued shares or treasury shares. The Committee (or in the absence of a Committee, the Board of Directors) administers the Plan. The Committee has complete discretion, subject to the terms of the Plan, to determine, among other things, which officers and key employees will receive Awards, the type, number and frequency of and the number of shares subject to such Awards and, to the extent not otherwise expressly provided in the Plan, the terms and conditions of the Awards. Options may not be exercised by tendering outstanding shares.

Awards
------

     Options granted under the Plan may be incentive stock options ("ISOs"), as defined under and subject to Section 422 of the Internal Revenue Code (the "Code"), or nonqualified stock options ("NQSOs").

     The options will be exercisable at such times and subject to such terms and conditions as the Committee may determine. All options must expire no later than ten years from the date of grant in the case of ISOs and as determined by the Committee at the date of grant in the case of NQSOs. Generally, options will expire upon an optionee's termination of employment, one year following the termination of employment due to death or one year following termination due to permanent disability; provided, however, that options will expire prior to said times if and at such time that the original option exercise term otherwise expires. Generally, options may be exercised only to the extent exercisable on the date of termination, death or disability.

     The option price for any ISO will not be less than 100% of the fair market value of LSI Common Stock as of the date of grant and will be paid by cashier's check. The option price for a NQSO will be as set by the Committee for that NQSO and will be paid by cashier's check.

     Stock options are not transferable except by will or the laws of descent and distribution.

Miscellaneous
-------------

     The Plan may be amended or discontinued by the Board of Directors, provided that the Board may not, without the approval of LSI's stockholders, (a) except as expressly provided in the Plan, increase the number of shares reserved for distribution or decrease the option price of an ISO below 100% of the fair market value at grant or change the pricing terms applicable to stock purchase rights, (b) change the class of employees eligible to receive Awards under the Plan, or (c) extend maximum exercise periods for Awards under the Plan. No amendment or discontinuance may impair the rights of an optionee or recipient under an outstanding stock option or other Award without the recipient's consent.

     The Committee may amend the terms of any outstanding stock option or other Award prospectively or retroactively (but no such amendment may impair the rights of any holder without such holder's consent) and may substitute new stock options for previously granted stock options, including prior options with higher exercise prices.

     Under the Plan, the Committee has wide discretion and flexibility, enabling the Committee to administer the Plan in the manner it determines to be in the best interests of LSI. Thus, Awards may be granted in various combinations and sequences and may be subject to various conditions, restrictions and limitations at grant or upon exercise or payment not inconsistent with the terms of the Plan. The Committee's determinations with respect to which employees will receive Awards, and the form, amount and frequency and the terms and conditions thereof, need not be uniform as to similarly situated persons. The designation of an employee to receive one form of an Award under the Plan does not require the Committee to designate nor entitle such employee to receive any other form of Award.

     The Plan does not limit either the number of officers or other employees eligible to receive Awards or the type or number of shares which may be subject to options or other Awards which may be granted to any one person. In addition, the Plan does not limit the aggregate number of Awards that may be granted except that the number of shares reserved for distribution under the Plan cannot exceed 7,500,000 shares.

Federal Income Tax Aspects
--------------------------

     The following is a brief summary of LSI's understanding of the principal anticipated federal income tax consequences of Awards made under the Plan based upon the applicable provisions of the Code in effect on the date hereof. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences.

     (1) Incentive Stock Options. An optionee will not realize taxable income at the time an ISO is granted or exercised. Company Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the optionee within two years of the date of grant or within one year after exercise of the option, then (a) any gain upon the subsequent sale of the shares will be taxed to the optionee as a capital gain, and any loss sustained will be a capital loss, and (b) no deduction will be allowed to LSI for federal income tax purposes. The spread between the ISO price and the fair market value of the shares at the time of exercise is an adjustment item for purposes of the alternative minimum tax.

     If an optionee disposes of shares acquired upon the exercise of an ISO before the expiration of the holding periods described above, then generally (a) the optionee will be taxed as if he had received compensation income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the exercise date (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares, and
(b) LSI will generally be entitled to a corresponding deduction in that year. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by LSI.

     Exercise of an ISO may cause the optionee to incur alternative minimum tax.

     Stock acquired through exercise of an ISO must be held for more than 18 months to obtain long-term capital gains treatment.

     All stock acquired pursuant to the exercise of an ISO is subject to the holding period rules and disqualifying disposition rules described above. Pursuant to the Plan, an ISO can only be exercised by payment of the consideration by cashier's check.

     To the extent that the fair market value of LSI's Common Stock (determined as of the date of grant) subject to ISOs exercisable for the first time by an optionee during any calendar year exceeds $100,000, those options will not be considered ISOs.

     (2) Nonqualified Stock Options. An optionee will not recognize taxable income at the time a NQSO is granted, but taxable income will be realized, and LSI will generally be entitled to a deduction, at the time of exercise of the NQSO. The amount of income (and LSI's deduction) will be equal to the difference between the NQSO exercise price and the fair market value of the shares on the date of exercise. The income realized will be taxed at ordinary income tax rates for federal income tax purposes. Withholding is required upon exercise of a NQSO. On subsequent disposition of the shares acquired upon exercise of a NQSO, capital gain or loss as determined under the normal capital asset holding period rules will be realized in the amount of the difference between the proceeds of sale and the fair market value of the shares on the date of exercise.

     (3) Withholding. Under the Plan, a participant must pay LSI, no later than the date on which an amount first becomes includable in the participant's gross income for federal income tax purposes with respect to an Award, any taxes required to be withheld with respect to such amount. Such withholding obligation may be settled with already owned shares, including shares that constitute part of the Award giving rise to the withholding obligation, at the sole option of LSI. Otherwise, withholding must be made in a manner that provides cash to LSI. The amount of income recognized is not reduced by the delivery of already owned shares or the retention by LSI of shares issuable under an Award to satisfy withholding obligations; the transaction is taxed as if the shares were sold for the amount of the withholding tax.

Other Stock Options
-------------------

     Prior to adoption of the 1997 Stock Option Plan, LSI has granted NQSOs exercisable at 25c per share to two employees as follows:

                                         Number of Shares
        Name and Position                  Subject to Grant
        -----------------                 -------------------

     Mohammad Bari,                          100,000
       Senior Design Engineer

     Nilesh Gharia,                          100,000
       Senior Design Engineer


ITEM 7.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1996, Jenalong Holdings, Inc., a Texas corporation, which is owned by Mr. Maxie R. Smith and Mr. Dennis V. Poole, advanced $45,567 for a down payment toward the purchase of bonding and in-line production test equipment. In 1997, Jenalong Holdings, Inc. purchased the equipment on behalf of LSC for the approximate amount of $150,000. LSC assigned the equipment to Whitways Enterprises Limited for use in its factory in Guan Dong Province, China. Mr. Poole is a Vice President of Marketing for Whitways Enterprises Limited.

     In 1997, LSC leased from Jenalong Holdings, Inc., Sun Microsystem UNIX-based computer equipment in the approximate amount of $35,597. In addition, LSC leased from Jenalong Holdings, Inc. a CST SIMM tester in the approximate amount of $1,500.

     In 1996 and 1997, Jenalong Holdings, Inc., in a series of transactions, loaned LSI up to approximately $135,000 at an approximate interest rate of 12% on an unsecured basis, the proceeds of which were used for working capital. LSI has fully repaid the principal and interest on the loan.


ITEM 8.   LEGAL PROCEEDINGS

     LSI is not a party to any material legal proceedings.


ITEM 9. MARKET PRICE AND DIVIDENDS ON LSI'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Trading of LSI's common stock was halted, by order of the SEC, on May 3, 1996, due to questions raised regarding the adequacy and accuracy of publicly disseminated information concerning, among other things, unusual market activity and the tradability of shares. Since May 3, 1996, LSI has undertaken a system wide review of its policies and procedures. As of December 17, 1997, there is no established trading market for the stock. Upon compliance with Rule 15c2-11, LSI intends to be traded over-the-counter and on the National Association of Securities Dealer's Electronic Bulletin Board.

     Upon becoming a 1934 Act reporting company, LSI shall furnish its stockholders with annual reports containing audited financial statements reported on by its independent auditors for each fiscal year and quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.

     LSI currently has 32,124,242 shares outstanding as of December 1, 1997, held by 411 shareholders. There are currently nonqualified stock options for 200,000 shares outstanding. LSI has 40 warrants outstanding which, if exercised, would result in the issuance of 34,284,067 shares. LSI has no current plans to register securities in a public offering.

     On November 21, 1997, LSI adopted a 1997 Stock Option Plan whereby employees were offered the right to purchase increasing numbers of shares of LSI depending on their length of tenure with LSI. The following table outlines the numbers of shares eligible to be purchased by employees in the next three years and the amount of the corresponding investment of capital into LSI:

    Year           No. of Shares                 Total Purchase Price
                   Eligible to be Purchased
    -----------------------------------------------------------------
     1997                1,068,333                  $267,083.25
     1998                1,291,666                  $322,916.50
     1999                1,141,667                  $285,416.75
     2000                  588,334                  $147,083.50

     LSI has not in the past and has no current plans to issue dividends. All profits in the foreseeable future will be reinvested to enable further research and development of enhanced versions of LSI's memory-based products and operational efficiencies to decrease costs.


ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

     The following discussion outlines all securities sold by LSI or its subsidiaries for cash or services rendered during the previous three fiscal years. Unless otherwise described, all of the shares sold or granted were issued pursuant to the authority granted by the private offering exemption outlined in Section 4(2) of the Securities Act of 1933, as amended. None of the below mentioned "sales" were made to more than 35 nonaccredited investors and none were made with a view toward distribution. All shares issued were restricted and contained either a Rule 144 or Regulation S legend, as appropriate.

     In November 1994, Simmco Memory Products, Inc. ("Simmco"), a now dissolved subsidiary of LCC, sold 1,000 shares of Restricted Common Stock to Lanstar Computer Corporation to satisfy state incorporation requirements.

     In March 1995, LCC initiated an offering of Restricted Common Stock pursuant to Rule 504 with an aggregate offering price of $750,000. In September 1995, LCC offered and sold $407,017 of convertible debentures. The debentures were convertible at a rate of $1 into 1 share of

LSC or any future publicly-traded company into which LCC would be merged. During 1995, the debentures were converted to 400,017 shares of LCC Restricted Common Stock.

     In March 1995, LCC issued to Henry H. Schwartz d/b/a IIBC, Incorporated, 276,316 shares of Restricted Common Stock in consideration for services rendered.

     In June 1995, LSC sold 1,000 shares of Restricted Common Stock to LCC to satisfy state incorporation requirements.

     In September 1995, LSC issued 5,183,333 shares of Restricted Common Stock in exchange on a 1 for 1 basis with shareholders and convertible debenture holders (for the stock underlying their debenture) of its parent, LCC, for the purpose of spinning off LSC from its parent. LSC received an investment of $407,017 in operating capital as consideration for the exchange.

     In 1995 and 1996, LSC offered and sold, pursuant to Rule 504, $140,500 of debentures convertible at a rate of one share of LSC or any contemplated public parent for each $1 of the face amount of each debenture.

     In November 1995, pursuant to Rule 504, LSC offered and sold $441,498 of debentures convertible at a rate of one share of LSC for every $1.50 of the face amount of the debenture. During 1996, 297,663 shares of Restricted Common Stock were issued in conversion of debentures.

     LSI was organized as a Utah corporation in October 1980, as Kasmir Kliffs, Inc. During November 1995, Kazmir Kliffs, Inc., changed its name to Lanstar Semiconductor Inc. and entered into an agreement to issue up to 8,500,000 common shares of LSI to the stockholders of LSC and debenture holders of debentures that were convertible into LSC common stock in exchange for all the outstanding common shares and all the outstanding convertible rights to common shares of LSC. Prior to the closing of the agreement, there were 1,500,000 common shares of LSI outstanding.

     Prior to November 27, 1995, LSI initiated a 2 for 1 reverse stock split which resulted in decreasing the number of issued and outstanding shares to 1,500,000 shares of common stock.

     In 1995, LSI entered into several agreements for financial consulting services, finder's fees and preparation of disclosure documents. LSI issued 553,684 shares of Restricted Common Stock to consultants and their affiliates pursuant to these agreements.

     In 1995, LSI issued as a bonus for services rendered, a total of 750,000 shares of Restricted Common Stock to Maxie R. Smith, Wilton Workman and Steven Porter.

     Simmco offered and sold in 1996, pursuant to Rule 504, $46,000 of debentures convertible at a rate of one share of common stock of Simmco or a company with which Simmco exchanged shares for each dollar of the face amount of the debenture. During 1997, Simmco redeemed $6,000 of debentures.

     Effective February 28, 1996, LCC issued 40,000 shares of Restricted Common Stock to purchase 100% of the assets of Simmco, its wholly-owned subsidiary.

     In May 1996, LCC acknowledged an accounts payable debt of $463,443 to Integrated Circuit Technology, Inc., a Cayman Islands Corporation. Pursuant to the request of the creditor, LSI issued 111,000 shares of Restricted Common Stock, pursuant to Regulation S, on behalf of its affiliate, LCC, in full release of the accounts payable in order to maintain beneficial relations with the high volume vendor and customer.

     On June 10, 1996, LSI issued 120,000 shares of Restricted Common Stock to the shareholders and debenture holders of LCC as part of the consideration for the purchase of 100% of the assets of LCC.

     On July 31, 1996, LSI offered and sold, pursuant to Regulation S, a convertible debenture (subordinated to bank loans) for $750,000 and a warrant for 3,000,000 shares, to Integrated Circuit Technology, Inc., a Cayman Islands Corporation, payable on December 31, 1996, with an interest rate of 12%. The debenture was convertible into 3,000,000 shares at a rate of 25c per share. The warrant terms allowed the purchase of up to 3,000,000 shares at a price of $1.50 per share for three years. On August 29, 1996, Integrated Circuit Technology, Inc. converted its debenture issued on July 31, 1996, pursuant to its terms into 3,000,040 shares of common stock of LSI. The interest due was waived.

     During November 1996, LSI acquired all of the outstanding stock of SMI from World Data Limited, a Cayman Islands Corporation, in exchange for issuing a total of 29,000,000 shares of Restricted Common Stock of LSI of which 3,000,000 shares were allocated as a finder's fee relative to the transaction.

     On December 31, 1996, LSI offered and sold, pursuant to Regulation S, a convertible debenture and a warrant for 3,000,000 shares to Geninvest S.A., a Panamanian Corporation, for $750,000. The debenture carried an interest rate of 12%, was subordinate to bank loans and was payable on November 29, 1997. The debenture was convertible at a rate of 25c per share into 3,000,000 shares. The warrant was exercisable for three years for up to 3,000,000 shares at $1.50 per share. Geninvest S.A. converted its convertible debenture on August 26, 1997, into 3,000,000 shares of Restricted Common Stock of LSI. LSI issued an additional 300,000 shares as a finder's fee and 128,082 shares in payment of the accrued interest.

     In December 1996, LSI acquired the outstanding shares of LHK for $15,000.

     In 1996, LSI issued 1,580,151 shares of Restricted Common Stock to consultants and their affiliates for services rendered on behalf of LSC in 1995 and 1996.

     On April 15, 1997, LSI offered and sold, pursuant to Regulation S, a convertible debenture in the amount of $750,000 payable on April 15, 1998, with an interest rate of 12% and a warrant for 3,000,000 shares to Geninvest S.A., a Panamanian Corporation. The debenture was subordinate to bank loans and convertible at 25c per share into 3,000,000 shares. The warrant was exercisable for three years for up to 3,000,000 shares at $1.50 per share. Geninvest S.A. converted its convertible debenture on August 26, 1997, into 3,000,000 shares of Restricted Common Stock of LSI. LSI also issued 300,000 as a finder's fee and 97,316 shares in lieu of accrued interest.

     In August 1997, LSI in connection with attempts to renegotiate and restructure the transaction and relationship with SMI, received 8,000,000 shares of Restricted Common Stock from World Data Limited.

     On August 25, 1997, LCP issued 1,000 shares of Restricted Common Stock to LSI in exchange for $1,000 to satisfy state incorporation requirements.

     On August 26, 1997, LSI offered and sold, pursuant to Regulation S, 8,000,000 shares of Restricted Common Stock, as well as warrants for a total of 8,000,000 shares, to several offshore accredited investors in exchange for a total of $1,000,000. The warrants are exercisable for three years at a price of $1.50 per share.

     In October 1997, LST sold 1,000 shares of Restricted Common Stock to LSI to satisfy state incorporation requirements.

     In October 1997, LSI issued a total of 200,000 shares of Restricted Common Stock to an individual and his related company in settlement of a disputed claim based on professional services rendered.

     In October 1997, LSI issued a warrant for 18,000,000 shares to SMI pursuant to an agreement to sell SMI to its previous shareholder. The warrant is exercisable in any amount up to a total of 18,000,000 shares for three years at $1.50 per share. As a result of the Stock Purchase Agreement, LSI received 25,555,000 Restricted shares of its Common Stock into treasury.

     In November 1997, LSI amended 43 outstanding warrants for the right to purchase a total of 17,000,040 shares of LSI to reduce the exercise price from $1.50 per share to $.75 per share. Subsequently, and in consideration of the amended exercise price, certain of those warrant holders exercised warrants and purchased, pursuant to Regulation S, 715,973 shares of Restricted Common Stock of LSI for $536,979.75. Management believes that additional private sales of equity and/or the exercise of outstanding warrants to acquire Common Stock may occur before the end of 1998.


ITEM 11.  DESCRIPTION OF LSI'S SECURITIES TO BE REGISTERED

     LSI is authorized to issue 250,000,000 shares of Common Stock, $0.001 par value, of which 32,124,242 shares are currently outstanding. Holders of the Common Stock are entitled to one vote per share on matters to be voted upon by the stockholders, to receive dividends when and if declared by the Board of Directors of the LSI and to share ratably in the assets of LSI legally available for distribution to stockholders in the event of liquidation or dissolution. The Common Stock has no preemptive rights and no subscription, redemption or conversion privileges. The Common Stock does not have cumulative voting rights, which means the holders or more than one-half of the shares voting for the election of directors can elect all of the directors. All of the outstanding shares of Common Stock are fully paid and not liable for further call or assessment.

     Interwest Transfer Co. Inc. at 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, is the registrar and transfer agent for its Common Stock.


ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 16-10a-902 of the Utah Revised Business Corporation Act (the "Act") provides that a corporation may indemnify a director against liability in a proceeding if: (a) his conduct was in good faith; and (b) he reasonably believed that his conduct was not opposed to the corporation's best interests.
Section 16-10a-903 of the Act provides that a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of a proceeding to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful. Section 16-10a-907 of the Act provides that an officer of the corporation is entitled to mandatory indemnification under Section 16-10a-903 to the same extent as a director.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to directors, officers and controlling persons of LSI pursuant to the foregoing provisions, or otherwise, LSI has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by LSI of expenses incurred or paid by a director, officer or controlling person of LSI in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, LSI will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     The financial statements and supplementary data for LSI are set forth following Item 15.


ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     There have been no changes in accountants or disagreements by LSI with its accountants on accounting or financial disclosures.


ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements. The following financial statements are presented for LSI:

             Description of Report                      Date of Report      Page
-----------------------------------------------      --------------------  ------
Audit of consolidated and combined financial
 statements of Lanstar Semiconductor Inc. and
 Subsidiaries and Lanstar Computer Corporation
 and Subsidiary as of December 31, 1996 and
 1995                                                October 2, 1997       F-1

Audit of consolidated financial statements of
 MG TK Corp. and Subsidiary as of December 31,
 1996 and 1995                                       October 2, 1997       F-25

Examination of pro forma consolidated and
 combined (condensed) financial statements of
 Lanstar Semiconductor Inc. and Subsidiaries
 and Lanstar Computer Corporation and
 Subsidiary as of December 31, 1996                  October 2, 1997       F-38

Review of consolidated and combined financial
 statements of Lanstar Semiconductor Inc. and
 Subsidiaries and Lanstar Computer Corporation
 and Subsidiary as of June 30, 1997 and 1996         October 15, 1997      F-45

             Description of Report                      Date of Report      Page
-----------------------------------------------      --------------------  ------
Review of consolidated and combined financial
 statements of Lanstar Semiconductor Inc. and
 Subsidiaries and Lanstar Computer Corporation
 and Subsidiary as of September 30, 1997 and
 1996                                                October 24, 1997      F-65

Review of pro forma consolidated and combined
 (condensed) financial statements of Lanstar
 Semiconductor Inc. and Subsidiaries and
 Lanstar Computer Corporation and Subsidiary
 as of June 30, 1997 and 1996                        October 15, 1997      F-85

Review of pro forma consolidated and combined
 (condensed) financial statements of Lanstar
 Semiconductor Inc. and Subsidiaries and
 Lanstar Computer Corporation and Subsidiary
 as of September 30, 1997 and 1996                   October 24, 1997      F-92

     (b)  Exhibits
          --------

Exhibit No.    Description
-----------    -----------

2.1 Agreement and Plan of Reorganization by and between Kazmir Kliffs, Inc., a Utah corporation, and Lanstar Semiconductor Corporation, a Texas corporation, entered into in November 1995

2.2 Stock Purchase Agreement entered into as of November 4, 1996, by and among Lanstar Semiconductor, Inc., a Utah corporation, World Data Limited, a Cayman Islands corporation, and Southwest Memory International, Inc., a Texas corporation

2.3 Stock Purchase Agreement executed on October 1,1997, by and among Lanstar Semiconductor Inc., a Utah corporation, Ilya Drapkin, World Data Limited, a Cayman Islands corporation, Southwest Memory International, Inc., a Texas corporation, Southwest Memory, Inc., a Texas corporation, and MG TK Corp., a Texas corporation

3.1            Articles of Incorporation of Kazmir Kliffs, Inc. dated October
               24, 1980

3.2 Amended Articles of Incorporation of Kazmir Kliffs, Inc. dated November 30, 1995

3.3 Articles of Amendment to the Articles of Incorporation of Lanstar Semiconductor Inc. dated September 11, 1997

3.4 Amended and Restated Bylaws of Lanstar Semiconductor Inc. dated as of October 31, 1997

4              Sample Stock Certificate

10.1 Design and License Agreement as of July 27, 1995, by and between Mosaid Technologies Incorporated, a Canadian corporation, and Lanstar Semiconductor Corporation, a Texas corporation

10.2 Amendment to Design and License Agreement as of March 8, 1996, by and between Mosaid Technologies Incorporated, a Canadian corporation, and Lanstar Semiconductor Corporation, a Texas corporation

10.3 License Agreement between Texas Instruments Incorporated, a Delaware corporation, and Lanstar Semiconductor Corporation, a Texas corporation, effective as of January 1, 1996

10.4 Addendum to License Agreement between Texas Instruments Incorporated, a Delaware corporation, and Lanstar Semiconductor Corporation, a Texas corporation, dated March 8, 1996

10.5 Foundry Production Agreement dated as of June 27, 1996, by and between Sony Semiconductor Company of America and Lanstar Semiconductor Inc.

10.6           Amendment to Foundry Production Agreement dated as of November 4,
               1996

10.7           Extension of Foundry Production Agreement dated as of November
               15, 1996

10.8           Amendment to Foundry Production Agreement dated as of June 13,
               1997

10.9 Product Development and Fabrication Agreement dated as of January 30, 1996, by and among UTRON, MUTRON and Lanstar Semiconductor Inc.

10.10 Assignment of Product Development and Fabrication Agreement dated as of January 30, 1996, by and among UTRON, MUTRON and Lanstar Semiconductor Inc. executed on September 20, 1997, to be effective as of January 1, 1997

10.11 Lease Agreement by and between Continental Properties Joint Venture #5 and Lanstar Semiconductor Inc. dated May 1, 1996

10.12 Lease Agreement by and between Continental Properties Joint Venture #5 and Lanstar Semiconductor Inc. dated December 1, 1996

10.13 Lease Agreement by and between DSW Property Management and Lanstar Systems Technology, Inc. dated October 9, 1997

10.14          Lanstar Semiconductor Inc. 1997 Stock Option Plan

11             See Financial Statements - Item 15(a) filed herewith

21             Subsidiaries of LSI

23             Consent of Cheshier & Fuller, L.L.P.

27             Financial Data Schedule

99.1           Proxy Statement for Special Meeting of Shareholders - September
               9, 1997

99.2 Notice of Shareholder Action Upon Consent of a Majority Vote of the Shareholders - October 2, 1997

                                   SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, LSI has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                              LANSTAR SEMICONDUCTOR INC.


Date:  December 17, 1997      By: /S/ MAXIE R. SMITH
                                  ------------------
                                  Maxie R. Smith, President and
                                  Chief Executive Officer

[LETTERHEAD OF CHESHIER & FULLER, L.L.P. APPEARS HERE]

                          Independent Auditor's Report
                          ----------------------------

To the Board of Directors and
Stockholders of Lanstar Semiconductor Inc.

We have audited the accompanying consolidated and combined balance sheets of Lanstar Semiconductor Inc. and Subsidiaries and Lanstar Computer Corporation and Subsidiary as of December 31, 1996 and 1995, and the related consolidated and combined statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1996 and the period from inception through December 31, 1995. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Lanstar Semiconductor Inc. and Subsidiaries and Lanstar Computer Corporation and Subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the year ended December 31, 1996, and for the period from inception through December 31, 1995.



                                      /S/ CHESHIER & FULLER, L.L.P.
                                      -----------------------------
                                          CHESHIER & FULLER, L.L.P.
Dallas, Texas
October 2, 1997

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
                    Consolidated and Combined Balance Sheets
                    ----------------------------------------
                           December 31, 1996 and 1995
                           --------------------------


                                     ASSETS
                                     ------

                                                      1996       1995
                                                   ----------  ---------
Current assets:
  Cash and cash equivalents                        $  382,125   $ 17,393
  Marketable securities available for sale            530,093        -0-
  Trade accounts receivable, less allowance for
     doubtful accounts of $105,607 at
     December 31, 1996                              2,557,938     23,743
  Accounts receivable - other                       2,770,747        -0-
  Inventory                                           668,768      9,423
  Prepaid expenses                                    110,099        -0-
                                                   ----------   --------

                                                    7,019,770     50,559
                                                   ----------   --------

Furniture and equipment, less accumulated
  depreciation of $179,999 at December 31, 1996
  and $36,795 at December 31, 1995                    492,529    280,410

Other assets:
  Deposits                                              3,410      3,620
  Artwork                                             113,000        -0-
  Deferred income tax benefit                             -0-        -0-
                                                   ----------   --------

                                                      116,410      3,620
                                                   ----------   --------

     Total Assets                                  $7,628,709   $334,589
                                                   ==========   ========

  The accompanying notes are an integral part of these financial statements.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
                    Consolidated and Combined Balance Sheets
                    ----------------------------------------
                           December 31, 1996 and 1995
                           --------------------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                            1996         1995
                                                         -----------  -----------
Current liabilities:
  Accounts payable                                       $  458,917   $  168,199
  Account payable - Southwest Memory, Inc.                      -0-      469,443
  Accrued expenses                                          785,454      505,389
  Bank overdraft                                            115,529       71,589
  Margin account                                            231,799          -0-
  Accrued income taxes                                      212,122          -0-
  Debentures payable - private placements                    47,000      350,250
                                                         ----------   ----------

                                                          1,850,821    1,564,870
Long-Term Debt:
  Debenture payable - private sale                          750,000          -0-
                                                         ----------   ----------

     Total Liabilities                                    2,600,821    1,564,870

Stockholders' equity:
  Lanstar Computer Corporation -
     Common stock - .01 par value, 10,000,000 shares
       authorized, 5,183,333 shares issued and
       outstanding at December 31, 1996 and 1995             51,833       51,833
     Additional paid in capital                             402,947      402,947
     Retained deficit                                      (454,780)    (446,066)
     Stockholder loans
       Individual officers/stockholders                                   (8,714)
  Lanstar Semiconductor Inc.-
     Common stock - .001 par value, 50,000,000 shares
       authorized, 42,115,371 shares issued and
       41,815,371 shares outstanding at December 31,
       1996,  7,987,017 issued and outstanding at
       December 31, 1995                                     42,115        7,987
     Treasury stock at cost, 300,000 shares                     -0-          -0-
     Additional paid-in capital                           7,806,188       (6,683)

  The accompanying notes are an integral part of these financial statements.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
                    Consolidated and Combined Balance Sheets
                    ----------------------------------------
                           December 31, 1996 and 1995
                           --------------------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------


                                                                 1996         1995
                                                             ------------  -----------
     Stockholder/management loans
       Southwest Memory, Inc.                                   (580,088)         -0-
       Components & More/Mikhail Goldshtein                     (125,517)         -0-
       Jenalong Holdings, Inc.                                   (45,567)
       Jenalong Holdings, Ltd.                                   (39,000)     (39,000)
       Individual officers/stockholders                          (59,243)      (4,600)
     Unrealized loss - marketable securities
       available for sale                                         (4,937)          --
     Retained deficit                                         (1,966,063)  (1,187,985)
                                                             -----------   -----------

     Total Stockholders' Equity (deficit)                      5,027,888   (1,230,281)
                                                             -----------   -----------

     Total Liabilities and Stockholders' Equity (deficit)    $ 7,628,709   $  334,589
                                                             ===========   ===========

  The accompanying notes are an integral part of these financial statements.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
                 Consolidated and Combined Statements of Income
                 ----------------------------------------------
            For the Period from Inception through December 31, 1995,
            --------------------------------------------------------
                    and For the Year Ended December 31, 1996
                    ----------------------------------------

                                                                     Inception to
                                                                      December 31,
                                                        1996             1995
                                                 ------------------  ------------
Sales                                                 $ 57,256,245   $ 6,154,060

Cost of goods sold, of which $903,000 in 1996
  and $500,000 in 1995 are purchases from
  Southwest Memory, Inc.                               (53,055,506)   (6,015,155)
                                                      ------------   -----------

  Gross profit                                           4,200,739       138,905
                                                      ------------   -----------

Selling, general and administrative expenses            (3,874,283)   (1,016,574)
Research and development                                  (476,055)     (655,704)
Bad debt expense                                          (423,688)      (84,531)
                                                      ------------   -----------

                                                        (4,774,026)   (1,756,809)
                                                      ------------   -----------
  Operating loss                                          (573,287)   (1,617,904)

Other income (expense):
  Interest income                                            7,610           153
  Interest expense                                          (8,993)      (16,300)
                                                      ------------   -----------

Net loss before income tax                                (574,670)   (1,634,051)

Provision for income tax                                  (212,122)          -0-
                                                      ------------   -----------

  Net loss                                                (786,792)   (1,634,051)

Allocated to Lanstar Computer Corporation                   (8,714)     (446,066)
                                                      ------------   -----------

Allocated to Lanstar Semiconductor Inc.               $   (778,078)  $(1,187,985)
                                                      ============   ===========

Primary loss per share:
  Lanstar Computer Corporation                        $      (0.00)  $     (0.10)
                                                      ============   ===========
  Lanstar Semiconductor Inc.                          $      (0.02)  $     (0.16)
                                                      ============   ===========

Fully diluted loss per share:
  Lanstar Computer Corporation                        $      (0.00)  $     (0.10)
                                                      ============   ===========
  Lanstar Semiconductor Inc.                          $      (0.02)  $     (0.16)
                                                      ============   ===========

  The accompanying notes are an integral part of these financial statements.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
             Combined Statement of Changes in Stockholders' Equity
             -----------------------------------------------------
                     for the Period from Inception through
                     -------------------------------------
           December 31, 1995 and for the Year Ended December 31, 1996
           ----------------------------------------------------------

                                              Lanstar Computer Corporation
                                   ------------------------------------------------------
                                                        Additional  Stockholder/
                                                  Par     Paid-In   Management   Retained
                                      Shares     Value    Capital     Loans      Deficit
                                   ------------------------------------------------------
Balance, September, 1993               -       $  -     $  -        $   -        $   -

Shares issued for subscrip-
tion receivable-private sale        3,900,000   39,000              (39,000)

Shares issued to consultants
and their affiliates for services     476,316    4,763

Shares issued to officers
for services                          100,000    1,000

Private sale of common stock          300,000    3,000

Shares of Lanstar Semi-
conductor Inc. outstanding
at date of merger

Shares issued to stockholders
of Lanstar Computer Corpora-
tion and assumption of
subscription receivable                                              39,000

Stockholder loans                                                    (8,714)

Common stock sold - March,
1995, offering of Lanstar
Computer Corporation                  407,017    4,070    402,947

Net loss - inception through
     December 31, 1995                                                         (446,066)
                                 ------------------------------------------------------

Balance, December 31, 1995          5,183,333   51,833    402,947    (8,714)   (446,066)


                                                 Lanstar Semiconductor Inc.
                                 ----------------------------------------------------------------
                                                      Additional  Stockholder/                          Total
                                                Par    Paid-In    Management   Unrealized  Retained    Stockholders'
                                    Shares     Value   Capital      Loans        Loss      Deficit        Equity
                                 ----------------------------------------------------------------    -------------
Balance, September, 1993              -       $ -     $  -        $   -        $  -        $   -     $     -

Shares issued for subscrip-
tion receivable-private sale                                                                               -

Shares issued to consultants
and their affiliates for services    553,684     554                                                      5,317

Shares issued to officers
for services                         750,000     750                                                      1,750

Private sale of common stock                                                                              3,000

Shares of Lanstar Semi-
conductor Inc. outstanding
at date of merger                  1,500,000   1,500   (1,500)                                             -

Shares issued to stockholders
of Lanstar Computer Corpora-
tion and assumption of
subscription receivable            5,183,333   5,183   (5,183)  (39,000)                                   -

Stockholder loans                                                (4,600)                                (13,314)

Common stock sold - March,
1995, offering of Lanstar
Computer Corporation                                                                                    407,017

Net loss - inception through
     December 31, 1995                                                               (1,187,985)     (1,634,051)
                                 ---------------------------------------------------------------- -------------

Balance, December 31, 1995         7,987,017     7,987     (6,683)  (43,600)   -     (1,187,985)    (1,230,281)

The accompanying notes are an integral part of these financial statements.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
    Consolidated and Combined Statement of Changes in Stockholders' Equity
    ----------------------------------------------------------------------
                     for the Period from Inception through
                     -------------------------------------
           December 31, 1995 and for the Year Ended December 31, 1996
           ----------------------------------------------------------



                                                 Lanstar Computer Corporation
                                   ---------------------------------------------------------
                                                           Additional  Stockholder/
                                                    Par      Paid-In   Management   Retained
                                      Shares       Value     Capital     Loans       Deficit
                                   ---------------------------------------------------------
Stockholder loans                                                         8,714

Treasury stock acquired
   at no cost

Debentures converted to
common stock - September,
1995 offering of Lanstar
Semiconductor Corporation

Issuance of common stock in
release of trade payable

Debentures converted to
common stock - November,
1995 offering of Lanstar
Semiconductor Corporation

Shares issued to consultants
and their affiliates for services

Conversion of debenture payable

Capital contributed by stock-
holders of Southwest Memory
International, Inc. prior to merger

Unrealized loss

Net loss                                                                           (8,714)
                                   ---------------------------------------------------------

Balance, December 31, 1996         5,183,333    $ 51,833   $402,947    $   -       (454,780)
                                   ============ ========== =========== ========= ==========



                                                             Lanstar Semiconductor Inc.
                            ------------------------------------------------------------------------------------------
                                                      Additional            Stockholder/                                  Total
                                              Par       Paid-In    Treasury  Management   Unrealized     Retained     Stockholders'
                                Shares       Value      Capital     Stock       Loans        Loss        Deficit         Equity
                            --------------------------------------------------------------------------------------------------------

Stockholder loans                                                             (805,815)                                  (797,101)

Treasury stock acquired
   at no cost                (300,000)                               -                                                       -

Debentures converted to
common stock - September,
1995 offering of Lanstar
Semiconductor Corporation     139,500         139      139,361                                                            139,500

Issuance of common stock
in release of trade payable   111,000         111      463,332                                                            463,443

Debentures converted to
common stock - November,
1995 offering of Lanstar
Semiconductor Corporation     297,663         298      441,200                                                            441,498

Shares issued to consultants
and their affiliates
for services                1,580,151       1,580                                                                           1,580

Conversion of
debenture payable           3,000,040       3,000      747,000                                                            750,000

Capital contributed by
stockholders of
Southwest Memory
International, Inc.
prior to merger            29,000,000      29,000    6,021,978                                                          6,050,978

Unrealized loss                                                                             (4,937)                        (4,937)

Net loss                                                                                                  (778,078)      (786,792)
                           ---------------------------------------------------------------------------------------------------------


Balance,
December 31, 1996          41,815,371    $ 42,115   $7,806,188   $  -      $(849,415)   $ (4,937)   $ (1,966,063)    $5,027,888
                          ===========   =========  ===========  ========= ==========   =========   =============    ===========


The accompanying notes are an integral part of these financial statements.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
               Consolidated and Combined Statements of Cash Flows
               --------------------------------------------------
            For the Period from Inception through December 31, 1995,
            --------------------------------------------------------
                    and For the Year Ended December 31, 1996
                    ----------------------------------------

                                                                     Inception through
                                                                        December 31,
                                                          1996             1995
                                                   ------------------  ------------
OPERATING ACTIVITIES:
  Net loss                                               $  (786,792)  $(1,634,051)
  Adjustments to reconcile net loss to net
  cash used for operating activities:
     Depreciation                                            143,204        36,795
     Services rendered for common stock                        1,580         7,067
     Bad debt expense                                        423,688        84,531
     Amortization                                             15,000           -0-
  (Increase) decrease in:
     Trade receivables                                    (2,957,882)     (108,274)
     Other receivables                                    (2,770,747)          -0-
     Inventories                                            (659,345)       (9,423)
     Prepaid expenses                                       (110,099)          -0-
  Increase (decrease) in:
     Accounts payable - trade                                290,718       168,199
     Account payable - Southwest Memory, Inc.                    -0-       469,443
     Accrued expenses                                        274,064       505,389
     Accrued income taxes                                    212,122           -0-
                                                         -----------   -----------

Net cash used for operating activities                    (5,924,489)     (480,324)
                                                         -----------   -----------

INVESTING ACTIVITIES:
  Artwork acquisitions                                      (113,000)          -0-
  Furniture and equipment additions                         (355,324)     (317,205)
  (Increase) decrease in deposits                                210        (3,620)
  Purchase of goodwill                                       (15,000)           --
  Purchase of marketable securities                         (303,231)           --
                                                         -----------   -----------

Net cash used for investing activities                      (786,345)     (320,825)
                                                         -----------   -----------

FINANCING ACTIVITIES:
  Proceeds from private sales of debentures and
     common stock                                          7,828,727       760,267
  Increase in bank overdraft                                  43,940        71,589
  Increase in stockholder loan                              (797,101)      (13,314)
                                                         -----------   -----------

  The accompanying notes are an integral part of these financial statements.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
               Consolidated and Combined Statements of Cash Flows
               --------------------------------------------------
            For the Period from Inception through December 31, 1995,
            --------------------------------------------------------
                    and For the Year Ended December 31, 1996
                    ----------------------------------------

                                                                         Inception through
                                                                           December 31,
                                                        1996                   1995
                                                  -----------------      -----------------

Net cash provided by financing activities                 7,075,566                818,542
                                                         ----------               --------

Increase (decrease) in cash                                 364,732                 17,393
Cash and cash equivalents, beginning of period               17,393                    -0-
                                                         ----------               --------

Cash and cash equivalents, end of period                 $  382,125               $ 17,393
                                                         ==========               ========

SUPPLEMENTAL DISCLOSURES:

  Cash paid during the period for:

     Interest                                            $    9,053               $ 11,825
                                                         ==========               ========

     Income Taxes                                        $      -0-               $    -0-
                                                         ==========               ========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES:

Net change in unrealized loss on marketable
     securities available for sale                       $    4,937                   $-0-
                                                         ==========                   ====

  Marketable securities acquired by margin debt          $  231,799                   $-0-
                                                         ==========                   ====

  Convertible debentures tendered for common stock       $1,330,998                   $-0-
                                                         ==========                   ====

  Issuance of common stock in settlement of
     accounts payable                                    $  463,443   $-0-
                                                         ==========   ====

  The accompanying notes are an integral part of these financial statements.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                           December 31, 1996 and 1995
                           --------------------------

Note 1 -  Nature of Business and Significant Accounting Policies
          ------------------------------------------------------

          NATURE OF BUSINESS

          Lanstar Computer Corporation (LCC) was organized as a Texas corporation in September, 1993. Its wholly-owned subsidiary, Simmco Memory Products, Inc. (Simmco) was organized as a Texas corporation in November, 1994. Collectively, LCC and Simmco were engaged in the distribution of computer memory products.

          Lanstar Semiconductor Corporation (LSC) was organized as a Texas corporation in June, 1995, to develop and manufacture computer memory products. It acquired its operations from LCC by issuing common shares to the stockholders of LCC.

          Lanstar Semiconductor Inc. (LSI) was organized as a Utah corporation in October, 1980, as Kazmir Kliffs, Inc. During November, 1995, Kazmir Kliffs, Inc., changed its name to Lanstar Semiconductor Inc. and entered into an agreement to issue up to 8,500,000 common shares of LSI to the stockholders of LSC and debenture holders of debentures that were convertible into LSC common stock in exchange for all the outstanding common shares and all the outstanding convertible rights to common shares of LSC. Prior to the closing of the agreement, there were 1,500,000 common shares of LSI outstanding. During the period from 1989 until November, 1995, Kazmir Kliffs, Inc. had no activity.

          During November, 1996, LSI acquired all of the outstanding stock of Southwest Memory International, Inc. (SWMI) from World Data Limited in exchange for 29,000,000 common shares of LSI of which 3,000,000 shares were allocated as a finder's fee relative to the transaction. SWMI is engaged in the distribution of computer memory products. SWMI was organized as a Texas corporation in January, 1996. The operations of SWMI were acquired from a predecessor company, Southwest Memory, Inc., during early 1996.

          During December, 1996, LSI acquired all the outstanding stock of Lanstar Hong Kong Limited (LHK) from an affiliate for $15,000. At the date of the acquisition, LHK had no assets or liabilities. LHK handles all manufacturing operations in the orient for the LSI subsidiaries. LHK activities for the month of December only are reflected in the financial statements.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                           December 31, 1996 and 1995
                           --------------------------

Note 1 -  Nature of Business and Significant Accounting Policies, continued
          ------------------------------------------------------

          NATURE OF BUSINESS

          During 1996, most operations of LCC and Simmco ceased and were assumed by LSI and its subsidiaries. As of December 31, 1996, only minor activity was taking place in LCC and Simmco.

          CONSOLIDATION AND COMBINATION POLICY

          The combined financial statements are comprised of the development, manufacture and distribution of computer memory products by LSI and its subsidiaries and LCC and its subsidiary. Combined financial statements are presented in a method similar to a pooling of interests. The financial statement activity has been combined from the inception of LCC in September, 1993, and LSC in June, 1995. The acquisition by LCC of SIMMCO was accounted for as a purchase of a subsidiary. The merger of LSC and LSI was accounted for as a reverse acquisition similar to a pooling of interests. The acquisition of SWMI was accounted for as a pooling of interests. In the case of a pooling of interests activity of all entities are retroactively presented to inception. The acquisition of LHK was accounted for as a purchase of a subsidiary. All intercompany profits and transactions have been eliminated in combination and consolidation, including those transactions entered into with SWMI prior to the acquisition of SWMI. LSI, SWMI, LCC, Simmco, LSC and LHK will be collectively referred to as "the Company".

          Any losses incurred by LCC and its subsidiary in excess of paid in capital was borne by LSI and its subsidiaries.

          PERIODS PRESENTED

          The combined activity of both LCC, Simmco and LSC are presented from their respective inceptions through December 31, 1995. Their combined activity is also presented from January 1, 1996 through December 31, 1996. The activity of SWMI is presented from its inception in January, 1996, through December 31, 1996.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                           December 31, 1996 and 1995
                           --------------------------

Note 1 -  Nature of Business and Significant Accounting Policies, continued
          ------------------------------------------------------

          GOODWILL

          The $15,000 cost of LHK in excess of its book value was reflected as a selling, general and administrative expense during 1996 as the value of the asset was impaired as of December 31, 1996.

          INVENTORY

          Inventory values are stated at the lower of first-in, first-out (FIFO) and average cost or market. All manufacturing is performed by a third party. As a result no indirect costs are associated with manufactured inventory.

          MARKETABLE SECURITIES AVAILABLE FOR SALE

          Securities are to be held for indefinite periods of time and are not
          intended to be held to maturity  or on a long-term basis.   They are
          classified as available for sale. Realized gains and losses on dispositions are based on the net proceeds and the adjusted book value of the securities sold, using the specific identification method. Unrealized gains and losses on marketable securities available for sale are based on the difference between book value and fair value of each security. These gains and losses are credited or charged to stockholders' equity, whereas realized gains and losses flow through the Company's operations.

          LOSS PER SHARE

          Net loss per common share is presented for each consolidated company presented in the accompanying combined financial statements. Loss per share is calculated by dividing net loss of each company by the average shares of common stock outstanding of each company during each period presented. During a loss period, the assumed conversion of convertible debentures have an antidilutive effect. As a result, these shares are not included in the weighted average shares outstanding until actual conversion to common stock occurs. In the case of a pooling of interests or reverse acquisition, all share and per share information have been retroactively applied to give effect for all shares outstanding immediately after the consolidating transactions.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                           December 31, 1996 and 1995
                           --------------------------

Note 1 -  Nature of Business and Significant Accounting Policies, continued
          ------------------------------------------------------

          The weighted average number of shares outstanding is as follows:

                                             Year Ended   Inception through
                                            December 31,     December 31,
                                                1996            1995
                                            ------------  -----------------
            Lanstar Computer Corporation       5,266,583          4,496,129
            Lanstar Semiconductor Inc.        37,489,225          7,335,175

          FURNITURE AND EQUIPMENT

          Furniture and equipment are carried at cost. Depreciation is calculated using straight-line method over the estimated useful lives of the assets of 3 to 10 years. Depreciation expense for the period from inception through December 31, 1995, was $36,795 and for the year ended December 31, 1996, was $143,204.

          ALLOWANCE FOR BAD DEBTS

          The Company provides an allowance for uncollectible accounts based upon prior experience and management's assessment of the collectibility of existing specific accounts.

          USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          INCOME TAXES

          Deferred tax assets and deferred tax liabilities, if any, are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and their tax basis as well as the effect of net operating loss carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                           December 31, 1996 and 1995
                           --------------------------

Note 1 -  Nature of Business and Significant Accounting Policies, continued
          ------------------------------------------------------

          INCOME TAXES, continued

          not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

          CASH AND CASH EQUIVALENTS

          For purposes of reporting cash flows, the Company considers all cash accounts which are not subject to withdrawal restrictions or penalties and interest bearing accounts with maturities of 90 days or less to be cash or cash equivalents. At December 31, 1996, certain cash deposits exceeded federally insured limits.

          FAIR VALUE OF FINANCIAL INSTRUMENTS

          The carrying values of financial instruments reported on the Company's balance sheet approximate fair value. Fair value is estimated using published market values for similar types of instruments.

Note 2 -    Inventories
            -----------

          At December 31, inventories consisted of the following:

                                            1996             1995
                                         ----------       ----------
            Raw materials                $ 246,900         $  -0-
            Finished goods                 421,868          9,423
                                         ---------         ------
                                         $ 668,768         $9,423
                                         =========         ======

Note 3 -  Income Tax Matters
          ------------------

          The provision for income tax benefit (expense) consisted of the following:


                                                        Inception to
                                                        December 31,
                                            1996            1995
                                         ---------         ------
          Federal:
            Current                      $(194,847)        $  -0-
            Deferred                           -0-            -0-
                                         ---------         ------
                                          (194,847)           -0-
                                         ---------         ------

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                           December 31, 1996 and 1995
                           --------------------------

Note 3 -  Income Tax Matters, continued
          -------------------

                                                      Inception to
                                                                                  December 31,
                                                                        1996         1995
                                                                     ---------    -----------
                  State:
                      Current                                        (17,275)              -0-
                      Deferred                                           -0-               -0-
                                                                     ---------       ---------
                                                                     (17,275)              -0-
                                                                     ---------       ---------

                      Total                                          $(212,122)      $     -0-
                                                                     =========       =========

                  The net deferred tax asset and liabilities consisted of the following components as of December 31, 1996 and 1995:
                                                                       1996            1995
                                                                     ---------       ---------
                  Deferred tax assets (liabilities) relating to:
                      Lanstar Computer Corporation -
                        Net operating loss carryforward              $ 152,191       $ 112,088

                      Lanstar Semiconductor Inc.
                        Net operating loss carryforward                352,953          12,941
                        License                                        169,000         182,000
                        Start-up costs and organization expense        124,185         157,858
                        Allowance for bad debts                        41,187             -0-
                                                                     ---------       ---------

                                                                        1996            1995
                                                                     ---------       ---------

                                                                      839,516         464,887
                      Valuation allowance                            (816,121)       (457,897)
                                                                     ---------       ---------

                        Net deferred tax benefits                      23,395           6,990
                        Depreciation                                  (23,395)         (6,990)
                                                                     ---------       ---------
                                                                     $   -0-         $   -0-
                                                                     =========       =========

          A reconciliation of income tax expense computed by applying the expected Federal statutory tax rates by net loss is as follows:

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                           December 31, 1996 and 1995
                           --------------------------

Note 3 -  Income Tax Matters, continued
          -------------------

                                                                    Inception to
                                                                    December 31,


                                                          1996           1995
                                                       ----------    -----------

          Benefit at expected Federal statutory rates  $ 147,664      $ 414,709
          State taxes                                     12,293         43,231
          Travel and loss of foreign corporation         (13,855)           (43)
          Change in valuation allowance                 (358,224)      (457,897)
                                                        ---------      ---------

          Provision for income tax                      $(212,122)     $     -0-
                                                        =========      =========

          LCC has a net operating loss carryforward of approximately $1,014,603 expiring during years 2008 through 2011. LSC has a net operating loss of $905,007 for income tax purposes which expires in 2010 and 2011. The realization of income tax benefits from these losses is limited by certain code sections of the Internal Revenue Code.

Note 4 -  Private Placements
          ------------------

          During 1995 and 1996, the Company issued five private placement memorandums for the sale of securities under Regulation "D", Rule 504 of the Securities Act of 1933, as amended. The general provision and capital procured with each offering is summarized as follows:

Name of                                          Date of
Issuing                                         Offering                   Capital               General Description
Entity                                         Memorandums                 Procured              of Security Issued
--------------------------------------  -------------------------  ------------------------  ---------------------------

LCC                                     March 3, 1995               $407,017                 Common stock and
                                              and                                            debentures payable of LCC -
                                        September 30, 1995                                   1 common share of LCC for  $1
                                                                                             and debenture payable
                                                                                             convertible to LSC common
                                                                                             stock, or the common stock of any
                                                                                             public corporation  into which LSC
                                                                                             may be merged, at the rate of 1
                                                                                             share for each $1 of the
                                                                                             debentures' face value.


                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                           December 31, 1996 and 1995
                           --------------------------

Note 4 -  Private Placements, continued
          ------------------

          LSC                September 15, 1995    $140,500  Debentures payable of LSC-Convertible to 1 share of LSC, or the common stock of any public parent company, for each $1 of the debentures'
                                                             face value.

          LSC                November 15, 1995     $441,498  Debentures payable of LSC-Convertible to 1 share of LSC common stock at the rate of 1 share for each $1.50 of the debentures' face value.

          Simmco             January, 1996         $ 46,000  Debentures payable of Simmco-Convertible to 1 share of Simmco common stock, or the common stock of a publicly held corporation with which
                                                             Simmco exchanges shares, for each $1 of the debentures face value.

          By December 31, 1996, all debentures issued with respect to these private placements had been converted to common stock of LSI with the exception of $47,000 in debentures payable. The Company is in the process of converting this debt to equity.

          No interest expense has been paid or accrued with regard to the debentures payable.

Note 5 -  Assets Pledged
          --------------

          Marketable securities available for sale are pledged as security on the margin account liability.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                           December 31, 1996 and 1995
                           --------------------------

Note 6 -  Related Parties
          ---------------

          During 1996, SWMI purchased inventory from its predecessor, Southwest Memory, Inc., which is wholly owned by a member of management of SWMI. The predecessor sold the inventory to Sterling International for approximately $827,000. The inventory was purchased by the Company from Worldwide Memory, Inc. by SWMI for approximately $903,000. The inventory was subsequently written down by approximately $95,000. No amounts were due to or from the Company in regards to these transactions at December 31, 1996.

          SWMI leases furniture and equipment from, and sub-leases office space to Southwest Memory, Inc. The furniture and equipment is leased on a month to month basis at $6,000 per month. The office space is leased on a month to month basis at $1,000 per month. For the year ended December 31, 1996, $71,445 in lease expense and $10,000 in sub-lease income was recognized. There were no leasing transactions between the Company and Southwest Memory, Inc. during 1995.

          The stockholder loans shown at December 31, 1996 and December 31, 1995 consist primarily of open accounts receivable as follows:

                                                      1996       1995
                                                    ---------  --------
          Southwest Memory, Inc.                     $580,088   $   -0-
          Components and More/Mikhail Goldshtein      125,517       -0-
          Jenalong Holdings, Inc.                      45,567       -0-
          Jenalong Holdings, Ltd.                      39,000    39,000
          Individual officers/stockholders             59,243    13,314
                                                     --------   -------

                                                     $849,415   $52,314
                                                     ========   =======

          During 1995, the Company entered into several consulting agreements for financial consulting services. Based upon the instructions of the consultants, the Company issued stock to various individuals and entities. Consulting expenses of $9,565 and $91,013 were recognized during 1996 and 1995, respectively. The agreements were terminated in July 1996.

          An affiliate of a shareholder of the Company acts as the transfer agent for the Company. The Company incurred $7,467 and $500 of expense related to stock transfer services in 1996 and 1995, respectively.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                           December 31, 1996 and 1995
                           --------------------------

Note 6 -  Related Parties, continued
          ---------------

          During 1996, the Company settled a $463,443 trade account payable to Southwest Memory, Inc. by issuing 111,000 shares of stock of LSI to a creditor of Southwest Memory, Inc.

          During 1995, the Company purchased approximately $500,000 in inventory from Southwest Memory, Inc.

Note 7 -  Results of Operations
          ---------------------

          Summarized consolidated results of operations of LCC and LSI and SWMI from January 1, 1996 through the end of November 1996, the effective date of acquisition, are as follows:

                                                               LCC and
                                                                 LSI         SWMI
                                                             -----------  -----------

                  Net sales                                  $5,057,911   $50,014,884
                                                             ==========   ===========

                  Net income (loss)                          $ (963,254)  $   184,391
                                                             ==========   ===========

                  Debenture converted to common
                    stock of LSI - 437,163 shares            $  580,998
                                                             ==========

                  Shares issued to consultants and their
                    affiliates for services -  1,580,151
                    shares of LSI                            $    1,580
                                                             ==========

                  Debenture converted to common stock -
                    3,000,040 shares of LSI                  $  750,000
                                                             ==========

                  Issuance of common stock in release of
                    trade payable - 111,000 shares of LSI    $  463,443
                                                             ==========

                  Sale of common stock                                    $ 6,050,978
                                                                          ===========

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                           December 31, 1996 and 1995
                           --------------------------

Note 8 -  Operating Lease Commitments
          ---------------------------

          The Company is leasing office space under three operating leases which expire at various periods through 2003 as well as various equipment leases which expire at various times through 2000. These leases are reported as operating leases. Under the leases, the Company is obligated to pay the following minimum annual rents:

               1997           $208,088
               1998            173,900
               1999            157,004
               2000             95,850
               2001             72,375
               Thereafter       81,192
                              --------
                              $788,409
                              ========

          Total rent and lease expense was $217,662 for 1996 and $67,181 for the period from inception through December 31, 1995.

Note 9 -  Private Sales and Outstanding Warrants
          --------------------------------------

          On July 31, 1996, the Company issued a convertible debenture payable to Integrated Circuit Technology, Inc. in the amount of $750,000. The debenture principal along with interest at the rate of 12% per annum was payable December 31, 1996. The debenture was subordinated to bank debt the Company may incur.

          The debenture was convertible at the option of the holder into common shares of LSI at the rate of $0.25 per share. On August 29, 1996, the Company issued 3,000,040 shares of LSI common stock to various offshore entities in exchange for $750,000. Each share had attached one warrant entitling the holder to purchase one additional share of the common stock of LSI for $1.50 per share exercisable at any time during a three-year period, commencing August 29, 1996.

          On November 29, 1996, the Company had issued a debenture payable to Geninvest, S.A., in the amount of $750,000. The debenture principal, along with interest at the rate of 12% per annum, shall be payable November 29, 1997. The debenture is subordinated to bank debt the Company may incur.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                           December 31, 1996 and 1995
                           --------------------------

Note 9 -  Private Sales and Outstanding Warrants, continued
          --------------------------------------

          The debenture is convertible at the option of the holder into common shares of LSI at the rate of $0.25 per share. Each share so issued will have attached one warrant entitling the holder to purchase one additional share of the common stock of LSI for $1.50 per share, exercisable at any time during a three-year period, commencing the date of issuance of the shares and warrants.

Note 10 - Commitments and Contingencies
          -----------------------------

          As of December 31, 1996, Southwest Memory, Inc., the predecessor of SWMI, had a working capital deficiency of approximately $1,218,218.
          In addition, as of December 31, 1996, Southwest Memory, Inc. was named as defendant in lawsuits in which plaintiffs are alleging losses in excess of $1,290,000. It is not probable, but it is reasonably possible, that the Company may be liable for unasserted federal taxes of approximately $150,000 related to expenditures made to a foreign taxpayer. The Company including SWMI, as successor to Southwest Memory, Inc., may be liable for some or all of these amounts although, at this time, an estimate of such losses is not determinable.

Note 11 - Subsequent Events
          -----------------

          RELATED PARTY TRANSACTIONS

          Jenalong Holdings, Inc., a Texas corporation, which is owned by Mr. Maxie R. Smith and Mr. Dennis V. Poole, in 1997 purchased bonding and inline production test equipment to LSC for approximately $150,000. LSC assigned the equipment to Whitways Enterprises Limited for use in its factory in Guan Dong Province, China. Mr. Poole is a Vice-President of Marketing for Whitways Enterprises Limited.

          In 1997, LSC leased, from Jenalong Holdings, Inc., Sun Microsystems unix-based computer equipment in the approximate amount of $35,597.
          In addition, LSC leased from Jenalong Holdings, Inc. a CST SIMM tester in the approximate amount of $1,500.

          In 1996 and 1997, Jenalong Holdings, Inc., in a series of trans-actions, loaned LSI up to a maximum of approximately $100,000 at an approximate interest of 12% per annum on an unsecured basis, the proceeds of which were used for working capital. LSI has fully repaid the principal and interest on the loan.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                 --------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                          December 31, 1996 and 1995
                          --------------------------

Note 11 - Subsequent Events, continued
          -----------------

          FINANCING ACTIVITY

          On August 26, 1997, the $750,000 convertible debenture disclosed in
          Note 9 was converted to 3,428,082 shares of the Company's common stock, which included a finder's fee and accrued interest.

          On April 15, 1997, a convertible debenture in the amount of $750,000 with essentially the same terms as that described in Note 9 was issued to various offshore entities. The debenture was converted to 3,397,316 shares of the Company's common stock on August 26, 1997, which included a finder's fee and accrued interest. Each share so issued had attached one warrant entitling the holder to purchase one additional share of the common stock of LSI for $1.50 per share exercisable at any time during a three-year period, commencing the date of issuance of the share and warrant.

          On August 26, 1997, the Company sold to various offshore investors 8,000,000 shares of common stock at $0.125 per share plus warrants entitling the holder to purchase for a three-year period a total of 8,000,000 shares of common stock for $1.50 per share.

          SALE OF SOUTHWEST MEMORY INTERNATIONAL, INC.

          On October 1, 1997, LSI entered into an agreement with World Data Limited to sell 100% of the outstanding stock of SWMI for 25,555,000 common shares of LSI. Management expects the closing of this sale to occur on October 13, 1997.

          As part of the agreement, SWMI is to pay LSI $250,000 in cash and agreed to provide to LSI inventory with a value of $250,000. In addition, SWMI is to release LSI from any and all obligations that were owed in connection with any intercompany receivables, advances or distributions. In addition, SWMI agreed to extend LSI a $500,000 line of credit to purchase inventory on a net 30 day basis with a gross profit margin not to exceed 5% above SWMI's actual purchase price.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                          December 31, 1996 and 1995
                          --------------------------

Note 11 - Subsequent Events, continued
          -----------------

          SALE OF SOUTHWEST MEMORY INTERNATIONAL, INC., continued

          As part of the agreement, LSI granted to SWMI, in exchange for a promissory note payable to LSI in the amount of $500,000, a warrant to purchase 18,000,000 shares of LSI common stock within three years of October 13, 1997, at an exercise price of $1.50 per share.. The note will become due in twelve months from the date of execution and will bear interest of 2% above prime.

Note 12 - Advances to Suppliers
          ---------------------

          At December 31, 1996, SWMI had advanced approximately $2,640,000 to one major supplier/customer which was reflected as accounts receivable
          - other on that date. Through June 30, 1997 approximately $1,800,000 had been collected in the form of inventory purchases delivered by the supplier/customer. During the year ended December 31, 1996, SWMI purchased approximately $15,100,000 in inventory from and sold approximately $5,900,000 in inventory to this supplier/customer.

Note 13 - Changes to Previously Issued Financial Statement
          ------------------------------------------------

          Subsequent to the issuance of its December 31, 1995 financial statements, the Company discovered errors in recording conversion of certain convertible debentures, and the accrual of certain expenses. The Company also changed its method of depreciation from the double declining balance method to straight line. The corrections and restatement increased net loss and retained deficit from $655,495 to $1,187,985. No income tax effects are applicable to these changes.

Note 14 - Outstanding Rights to Acquire Common Stock
          ------------------------------------------

          As of December 31, 1996, the Company had granted, under agreements with certain employees, the right to acquire 400,000 common shares of LSI stock under the following terms:

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                           December 31, 1996 and 1995
                           --------------------------

Note 14 - Outstanding Rights to Acquire Common Stock
          ------------------------------------------

          Number of
            Shares                    Terms
         ------------                 -----
           200,000 Contingent employee bonus to be paid in LSI shares upon the Company's attaining certain potential patents.

           200,000 Option to purchase LSI shares at a price of $0.25 exercisable under terms of a new option agreement to be executed.

Note 15 - Liquidity
          ---------

          During 1996, LCC and LSI along with their respective subsidiaries incurred a net loss of $1,243,981 exclusive of net income earned by SWMI. From their inceptions through December 31, 1995, these entities incurred losses of $1,634,051. As of December 31, 1996, these entities without SWMI had a working capital deficit of approximately $382,000.

          Through October 1, 1997 the Company was able to procure distributions of at least $1,000,000 from SWMI as explained in Note 13. Also, the Company procured capital of $1,750,000 through the sale of equity during 1997 as explained in Note 11.

          Management believes that additional private sales of equity and/or exercise of outstanding warrants to acquire common stock may occur before the end of 1998. Management has also committed to the expansion of its distribution network.

[LETTERHEAD OF CHESHIER & FULLER, L.L.P. APPEARS HERE]

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and
Stockholders of MG TK Corp.

We have audited the accompanying consolidated balance sheet of MG TK Corp. and Subsidiary (Southwest Memory, Inc.) as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MG TK Corp. and Subsidiary (Southwest Memory, Inc.) as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $338,121 during the year ended December 31, 1996, and, as of that date, had a working capital deficiency of $1,218,218 and net worth deficiency of $1,091,839. As described more fully in Note 5 to the financial statements, the Company has no plans to raise capital or improve operating results. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                /s/ CHESHIER & FULLER, L.L.P.
                                -----------------------------
                                CHESHIER & FULLER, L.L.P.

Dallas, Texas
October 2, 1997

                           MG TK CORP. AND SUBSIDIARY
                           --------------------------
                          Consolidated Balance Sheets
                          ---------------------------
                           December 31, 1996 and 1995
                           --------------------------

                                     ASSETS
                                     ------

                                                                                 1996                    1995
                                                                             -----------              ----------
Current assets:
  Cash and cash equivalents                                                   $    9,267               $  630,380
  Marketable securities available for sale                                       168,253                  373,713
  Trade accounts receivable, less
    allowance for doubtful accounts of
    $495,153 at December 31, 1995                                                  7,562                3,982,155
  Accounts receivable - employee                                                   8,000                   19,406
  Accounts receivable - other                                                      4,641                2,200,000
  Inventories - finished goods                                                     2,109                  432,122
  Prepaid expenses                                                                 1,162                   86,950
  Deferred tax benefit                                                               -0-                  198,061
                                                                              ----------               ----------
                                                                                 200,994                7,922,787
                                                                              ----------               ----------
Furniture and equipment, less accumulated
  depreciation of $113,919 and $68,500 as of
  December 31, 1996 and 1995, respectively                                       123,106                  152,935

Other assets:
  Receivable from Lanstar Computer Corporation
    (affiliate of Southwest Memory International, Inc.)                              -0-                  469,443
  Goodwill, less accumulated amortization of $919,274
    and $848,561 as of December 31, 1996 and 1995,
    respectively                                                                     -0-                   70,713
  Deposits                                                                         3,103                   21,953
  Other                                                                              170                      232
                                                                              ----------               ----------

                                                                                   3,273                  562,341
                                                                              ----------               ----------

  Total Assets                                                                 $ 327,373               $8,638,063
                                                                              ==========               ==========



   The accompanying notes are an integral part of these financial statements.

                           MG TK CORP. AND SUBSIDIARY
                           --------------------------
                          Consolidated Balance Sheets
                          ---------------------------
                           December 31, 1996 and 1995
                           --------------------------

                      LIABILITIES AND STOCKHOLDERS' EOUITY
                      ------------------------------------


                                                             1996                1995
                                                           ----------         -----------
Current liabilities:
  Accounts payable - trade                                 $  330,856         $6,363,850
  Payable to Southwest Memory International, Inc.             580,088                -0-
  Margin accounts payable                                      95,721             76,612
  Notes payable to Integrated Circuit Technology, Inc.             -0-         2,308,877
  Payable to stockholder                                       92,000             92,000
  Accrued expenses payable                                     13,487            183,146
  Estimated income taxes payable                              307,060            653,750
                                                           ----------          ---------
     Total current liabilities                              1,419,212          9,678,235
                                                           ----------          ---------
Stockholders' equity:
  Common stock - $1 par value; authorized
     1,000,000 shares; issued and outstanding
     1,000 shares                                               1,000              1,000
  Additional paid-in capital                                   19,723             19,723
  Retained earnings (deficit)                                (521,660)          (183,539)
  Stockholder/management loans                               (512,718)          (770,309)
  Unrealized loss - marketable securities
     available for sale                                       (78,184)          (107,047)
                                                           ----------         ----------

     Total stockholders' equity                            (1,091,839)        (1,040,172)
                                                           ----------         ----------

     Total Liabilities and Stockholders' Equity            $  327,373          $8,638,063
                                                           ==========          ==========


   The accompanying notes are an integral part of these financial statements.

                           MG TK CORP. AND SUBSIDIARY
                           --------------------------
                       Consolidated Statements of Income
                       ---------------------------------
                 For the Years Ended December 31, 1996 and 1995
                 ----------------------------------------------

                                                                      1996                  1995
                                                                   ------------          -------------
Sales                                                              $ 51,361,612          $ 198,258,678

Cost of goods sold                                                  (50,701,614)          (190,909,060)

  Gross profit                                                          659,998              7,349,618
                                                                   ------------          -------------

Selling, general and administrative expense                          (1,384,908)            (5,613,348)
Equipment and office rent                                               (26,659)               (80,988)
Bad debt expense                                                         (4,105)              (746,164)
                                                                   ------------          -------------

                                                                     (1,415,672)            (6,440,500)
                                                                   ------------          -------------
  Operating income (loss)                                               755,674                909,118
                                                                   ------------          -------------
Other income (expense)
  Interest income                                                           356                    697
  Gain on sale of securities                                            278,030                 42,847
  Interest expense                                                       (9,462)              (680,512)
                                                                   ------------          -------------

Net (income) loss before income tax                                    (486,750)               272,150

Provisions for estimated income tax                                     148,629               (455,689)
                                                                   ------------          -------------

Net Loss                                                           $   (338,121)         $    (183,539)
                                                                   ============          =============

Loss per share                                                     $     338.12                 183.54
                                                                   ============          =============


  The accompanying notes are an integral part of these financial statements.

                           MG TK CORP. AND SUBSIDIARY
                           --------------------------
          Consolidated Statements of Changes in Stockholders' Equity
          ----------------------------------------------------------
                 For the Years Ended December 31, 1996 and 1995
                 ----------------------------------------------



                                                        Additional       Loans to                    Retained        Total
                                              Par         Paid-in      Stockholders/    Unrealized   Earnings    Stockholders'
                                   Shares    Value        Capital       Management        Loss       (Deficit)       Equity
                                   ------    ------     -----------    -------------    ----------   ---------   --------------
Balance, January 1, 1995            1,000    $1,000     $    19,723    $                $            $           $       20,723

Net Loss - 1995                                                                                       (183,539)        (183,539)

Loans to stockholders/
    management - 1995                                                       (770,309)                                  (770,309)

Unrealized loss incurred - 1995                                                           (107,047)                    (107,047)
                                   ------    ------     -----------    -------------    ----------   ---------   --------------
Balance, January 1, 1996            1,000     1,000          19,723         (770,309)     (107,047)   (183,539)      (1,040,172)

Net loss - 1996                                                                                       (338,121)        (338,121)

Loans to stockholders'
    management - 1996                                                        257,591                                    257,591

Unrealized gain
    incurred - 1996                                                                         28,863                       28,863
                                   ------    ------     -----------    -------------    ----------   ---------   --------------
                                    1,000    $1,000     $    19,723    $    (512,718)   $  (78,184)  $(521,660)  $   (1,091,839)
                                   ======    ======     ===========    =============    ==========   =========   ==============

  The accompanying notes are an integral part of these financial statements.

                           MG TK CORP. AND SUBSIDIARY
                           --------------------------
                     Consolidated Statements of Cash Flows
                     -------------------------------------
                 For the Years Ended December 31, 1996 and 1995
                 ----------------------------------------------


                                                                                 1996                    1995
                                                                             -----------             ------------
OPERATING ACTIVITIES:
  Net income (loss)                                                          $  (338,121)            $   (183,539)
  Adjustments to reconcile net income (loss)
    to net cash used for operating activities:
      Gain on sale of securities                                                (278,030)                 (42,847)
      Depreciation                                                                45,419                   36,732
      Amortization                                                                70,713                  848,561
    (Increase) decrease in
      Receivables                                                              6,181,358               (1,872,519)
      Inventories                                                                430,013                   79,320
      Prepaid expenses                                                            85,788                  (67,752)
      Deferred tax benefit                                                       198,061                 (198,061)
    Increase (decrease) in
      Accounts payable to Southwest Memory
        International, Inc.                                                      580,088                       -0-
      Accounts payable - trade                                                (6,032,944)               6,029,984
      Accrued expenses payable                                                  (169,659)              (1,479,415)
      Income taxes payable                                                      (346,690)                 653,750
                                                                             -----------             ------------

Net cash provided by (used for) operating activities                             425,946                3,804,214
                                                                             -----------             ------------

INVESTING ACTIVITIES:
  Sale of furniture and equipment                                                     -0-                  27,078
  Furniture and equipment additions                                              (15,590)                (103,291)
  (Increase) decrease in deposits                                                 18,850                  (21,953)
  Decrease in other assets                                                            62                   46,499
  (Increase) decrease in receivable from
    Lanstar Computer Corporation (affiliate of
    Southwest Memory International, Inc.)                                        469,443                 (469,443)
  Sale of marketable securities available for sale                               531,462                       -0-
  Purchase of marketable securities available for sale                                -0-                (254,547)
  Cash purchased with acquisition of SMI                                              -0-                  11,992
                                                                             -----------             ------------

Net cash provided (used for) investing activities                            $ 1,004,227             $   (763,665)
                                                                             -----------             ------------


  The accompanying notes are an integral part of these financial statements.

                           MG TK CORP. AND SUBSIDIARY
                           --------------------------
                     Consolidated Statements of Cash Flows
                     -------------------------------------
                 For the Years Ended December 31, 1996 and 1995


                                                                                 1996                    1995
                                                                             -----------             ------------
FINANCING ACTIVITIES:
  Loans from Integrated Circuit Technology, Inc.                                      -0-               7,833,877
  Reduction in loans from Integrated Technology, Inc.                         (1,727,295)              (5,525,000)
  Loans to stockholders and management                                          (323,991)                (526,837)
  Reduction of bank overdrafts                                                        -0-                (826,041)
  Reduction in note payable to Fidelity Funding, Inc.                                 -0-              (3,372,150)
                                                                             -----------             ------------

Net cash provided by (used for) financing activities                          (2,051,286)              (2,416,151)
                                                                             -----------             ------------

Increase (decrease) in cash                                                     (621,113)                 624,398

Cash and cash equivalents,
  beginning of period                                                            630,380                    5,982
                                                                             -----------             ------------

Cash and cash equivalents,
  end of period                                                              $     9,267             $    630,380
                                                                             ===========             ============

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES:

  Net change in unrealized loss of marketable securities
    available for sale                                                       $   (28,863)            $    107,047
                                                                             ===========             ============

  SMI acquired with long-term debt                                           $        -0-            $  1,570,000
                                                                             ===========             ============

  Marketable securities acquired with margin debt                            $    19,109             $     76,612
                                                                             ===========             ============

  Consideration delivered from stockholders/management
    to Integrated Circuit Technology, Inc. on behalf of
    MG TK                                                                    $   581,582             $         -0-
                                                                             ===========             ============

SUPPLEMENTARY CASH FLOW INFORMATION:

  Cash paid for interest expense                                             $     9,462             $    680,512
                                                                             ===========             ============

  Cash paid for income taxes                                                 $        -0-            $         -0-
                                                                             ===========             ============

  The accompanying notes are an integral part of these financial statements.

                           MG TK CORP. AND SUBSIDIARY
                           --------------------------
                   Notes to Consolidated Financial Statements
                   ------------------------------------------
                           December 31, 1996 and 1995
                           --------------------------

Note 1 -  Nature of Business and Significant Accounting Policies

NATURE OF BUSINESS

MG TK Corp. (MG TK) was organized as a Texas corporation in September, 1994. Effective January 1, 1995, MG TK acquired all of the outstanding stock of Southwest Memory, Inc. (SMI), the predecessor of Southwest Memory International, Inc. for $1,570,000. SMI was organized as a Texas corporation during 1990. During 1993 and 1994, SMI operated as a wholly-owned subsidiary of Curtis Mathes Holding Corporation.

MG TK has operated primarily as a holding company. SMI is engaged in the distribution of computer memory products. During early 1996, SMI ceased business operations. MG TK and SMI will be collectively referred to as "the Company".

CONSOLIDATION POLICY

The consolidated financial statements include the accounts of the MG TK and its wholly-owned subsidiary, SMI. The acquisition of SMI was accounted for as a purchase of a subsidiary. All material intercompany accounts and transactions have been eliminated in consolidation.

PERIODS PRESENTED

The consolidated activity is presented for the period from January 1, 1995, the date of SMI's acquisition by MG TK through December 31, 1995, and for the period from January 1, 1996, through December 31, 1996.

GOODWILL

The $919,274 cost of SMI in excess of its book value is amortized straight-line over a thirteen month period beginning January 1, 1995. Amortization expense was $70,713 and $848,622 for 1996 and 1995, respectively.

INVENTORY

Inventory values are stated at the lower of average cost or market.

                           MG TK CORP. AND SUBSIDIARY
                           --------------------------
                   Notes to Consolidated Financial Statements
                   ------------------------------------------
                           December 31, 1996 and 1995
                           --------------------------

Note 1 -  Nature of Business and Significant Accounting Policies, continued

ADVERTISING

Advertising and trade show costs of $28,983 and $60,941 incurred during 1996 and 1995, respectively, were expensed as incurred.

MARKETABLE SECURITIES

Securities are to be held for indefinite periods of time and are not intended to be held to maturity or on a long-term basis. They are classified as available for sale. Realized gains and losses on disposition are based on net proceeds and the adjusted book value of the securities sold, using the specific identification method. Unrealized gains and losses on marketable securities available for sale are based on the difference between book value and fair value of each security. These gains and losses are credited or charged to stockholders' equity, whereas realized gains and losses flow through the Company's operations.

FURNITURE AND EQUIPMENT

Furniture and equipment are carried at cost. Depreciation is calculated using straight-line method over the estimated useful lives of the assets of 5 years. Depreciation expense was $45,419 and $36,732 for 1996 and 1995, respectively.

ALLOWANCE FOR BAD DEBTS

The Company provided for bad debt write-offs based upon collection of trade accounts receivable after the balance sheet date.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           MG TK CORP. AND SUBSIDIARY
                           --------------------------
                   Notes to Consolidated Financial Statements
                   ------------------------------------------
                           December 31, 1996 and 1995
                           --------------------------


Note 1 -  Nature of Business and Significant Accounting Policies, continued

EARNINGS (LOSS) PER SHARE

Net income (loss) per common share is calculated by dividing net income (loss) of the Company by the average shares of common stock outstanding during each period presented. The weighted average number of shares outstanding was 1,000 for both 1996 and 1995.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying values of financial instruments reported on the Company's balance sheet approximates fair value. Fair value is estimated using published market values of similar types of instruments.

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, the Company considers all cash accounts which are not subject to withdrawal restrictions or penalties and interest-bearing accounts of 90 days or less to be cash and cash equivalents.

INCOME TAXES

Deferred tax assets and deferred tax liabilities, if any, are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and their tax basis as well as the effect of net operating loss carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Note 2 -  Assets Pledged

Marketable securities available for sale are pledged as security on the margin account liability.

Note 3 - Related Party Transactions

During 1996, the Company sold inventory to Sterling International for approximately $827,000. This inventory was then sold to Worldwide Memory, Inc. by Sterling International. Worldwide Memory, Inc. then sold the inventory to

                           MG TK CORP. AND SUBSIDIARY
                           --------------------------
                   Notes to Consolidated Financial Statements
                   ------------------------------------------
                           December 31, 1996 and 1995
                           --------------------------


Note 3 - Related Party Transactions, continued

Southwest Memory International, Inc. The sole shareholder of MG TK Corp. is a member of the management of Southwest Memory International, Inc. the successor to SMI's business operations during early 1996.

The stockholder/management loans shown as of December 31, 1996 and 1995, consists primarily of noninterest bearing open accounts receivable.

During 1995, the Company loaned $469,443 to Lanstar Computer Corporation, an affiliate of Southwest Memory International, Inc., on an open account. During 1996, this receivable was liquidated through a transaction whereby Integrated Circuit Technology, Inc. (ICT), a creditor of the Company, received 111,000 common shares of Lanstar Semiconductor Inc., an affiliate of Lanstar Computer Corporation and Southwest Memory International, Inc., in return for $469,443 owed by the Company to ICT.

The Company leases furniture and equipment to, and leases office space from Southwest Memory International, Inc. The furniture and equipment are leased on a month-to-month basis at $6,000 per month. The office space is leased on a month-to-month basis at $1,000 per month. For the year ended December 31, 1996, $71,445 in lease income and $10,000 in rent expense was reflected. There were no leasing transactions between the Company and Southwest Memory International, Inc. during 1995.

All during 1995 and 1996 the Company owed $92,000 to the sole stockholder of MG TK Corp. on a noninterest bearing open account payable.

Note 4 - Income Tax Matters

The provision for income tax (expense) benefit consisted of the following:

                                              1996           1995
                                             ------         ------
       Federal:
         Current                            $ 321,932     $(572,031)
         Deferred                            (173,303)      173,303
                                            ---------     ---------
                                              148,629      (398,728)
                                            ---------     ---------

                          MG TK CORP AND SUBISDIARY
                          -------------------------
                  Notes to Consolidated Financial Statements
                  ------------------------------------------
                          December 31, 1996 and 1995
                          --------------------------

Note 4 - Income Tax Matters, continued

                                              1996           1995
                                             ------         ------
       State:
         Current                                  -0-       (81,719)
         Deferred                                 -0-        24,758
                                            ---------     ---------
                                                  -0-       (56,961)
                                            ---------     ---------
         Total                              $ 148,629     $(455,689)
                                            =========     =========

The net deferred tax asset consisted of the following components as of December 31, 1996 and 1995:

                                               1996          1995
                                              ------        ------
        Allowance for bad debts             $     -0-     $ 198,061
                                            ---------     ---------
                                            $     -0-     $ 198,061
                                            =========     =========

Reconciliations of income tax expense computed by applying expected Federal statutory tax rates by net income (loss) was as follows:

                                              1996           1995
                                             ------         ------
     Income tax (expense) benefit at
      expected Federal statutory rates      $ 170,362     $ (95,252)
     State income tax                          24,338       (13,608)
     Amortization of goodwill                 (28,285)     (339,424)
     Entertainment and officers' life
      insurance                                (4,553)       (7,405)
     State income tax loss carryforward       (13,233)          -0-
                                            ---------     ---------
     Provision for income tax               $ 148,629     $(455,689)
                                            =========     =========

Note 5 - Going Concern

As stated in Note 1, active business operations ceased in early 1996. As a result, the Company incurred a loss from operations during 1996 and now has a significant deficit in working capital and stockholders' equity. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Management has no plans to raise additional capital or improve operating results. The financial statements do not include any adjustments that might result from failure of the Company to continue as a going concern.

                           MG TK CORP. AND SUBSIDIARY
                           --------------------------
                   Notes to Consolidated Financial Statements
                   ------------------------------------------
                           December 31, 1996 and 1995
                           --------------------------

Note 5 - Going Concern, continued

Management also has no plans to liquidate the Company.

Note 6 -  Commitments and Contingencies

The Company is a defendant in several lawsuits alleging damages in excess of $1,290,000. The outcome of these lawsuits is not known and an estimate of ultimate losses which may be sustained is not determinable.

It is not probable, but it is reasonably possible, that the Company may be liable for unasserted federal taxes of approximately $150,000 related to expenditures made to a foreign taxpayer. The outcome of this matter is not known.

Note 7 -  Concentration Risks

At December 31, 1995, the Company had advanced approximately $2,200,000 to one major supplier which was reflected as accounts receivable - other. During 1995, the Company purchased approximately $112,000,000 in inventory from the supplier.

The acquisition of SMI from Curtis Mathes Holding Corporation was financed by ICT. ICT also provided working capital loans for the Company. During 1995, the Company purchased inventory from ICT in the amount of $9,395,833, incurred commissions to ICT in the amount of $2,136,316 and incurred interest expense to ICT in the amount of $506,576.

            [LETTERHEAD OF CHESHIER & FULLER, L.L.P. APPEARS HERE]


                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

To the Board of Directors and Stockholders of Lanstar Semiconductor Inc.

We have examined the pro forma adjustments reflecting the transactions described in Note 1 and the application of those adjustments to the historical amounts in the accompanying pro forma consolidated and combined (condensed) balance sheet of Lanstar Semiconductor Inc. and Subsidiaries and Lanstar Computer Corporation and Subsidiary as of December 31, 1996, and the related consolidated and combined (condensed) statement of income for the year then ended. The historical consolidated and combined (condensed) financial statements are derived from the historical combined and consolidated financial statements of Lanstar Semiconductor Inc. and Subsidiaries and Lanstar Computer Corporation and Subsidiary which were audited by us (on which we have issued our report dated October 2, 1997). Such pro forma adjustments are based upon management's assumptions described in Note 2. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.

The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transaction occurred at an earlier date. However, the pro forma consolidated and combined (condensed) financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transaction actually occurred earlier.

In our opinion, management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transaction described in Note 1, the related pro forma adjustments give effect to those assumptions, and the pro forma column reflects the proper application of those adjustments to the historical financial statement amounts in the related pro forma consolidated and combined (condensed) balance sheet of Lanstar Semiconductor Inc. and Subsidiaries and Lanstar Computer Corporation and Subsidiary as of December 31, 1996, and the related pro forma consolidated and combined (condensed) statement of income for the year then ended.


                                   /S/ CHESHIER & FULLER, L.L.P.
                                   -----------------------------
                                   CHESHIER & FULLER, L.L.P.

Dallas, Texas
October 2, 1997

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                AND LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
                PRO FORMA CONSOLIDATED AND COMBINED (CONDENSED)
                -----------------------------------------------
                              FINANCIAL STATEMENTS
                              --------------------
                               DECEMBER 31, 1996
                               -----------------

The pro forma data presented in the pro forma consolidated and combined (condensed) financial statements are included in order to illustrate what the retroactive effect on the Company's historical financial statements might have been if the transaction explained in Note 1 to these pro forma financial statements had occurred earlier as explained in Note 1.

These pro forma consolidated and combined (condensed) financial statements should be read in conjunction with the Company's consolidated and combined financial statements and notes thereto appearing elsewhere in this Form 10. The pro forma information is not necessarily indicative of the results that would have been reported had the corporations involved been operated independently during 1996 nor is it indicative of the Company's future results.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                AND LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
      PRO FORMA CONSOLIDATED AND COMBINED (CONDENSED) FINANCIAL STATEMENTS
      --------------------------------------------------------------------
                               DECEMBER 31, 1996
                               -----------------

                                     ASSETS
                                     ------

                                                                      Historical
                                    ------------------------------------------------------------------
                                                                                                                       Pro Forma
                                                                                                                      Consolidated
                                                                                      Consolidated                    and Combined
                                       Consolidated                                   and Combined                   Balance Sheet
                                       and Combined   Consolidation                 Balance Sheet of                 of LSI and LCC
                                      Balance Sheet    Eliminating   Balance Sheet     LSI and LCC      Pro Forma      Exclusive
                                      of LSI and LCC     Entries        of SWMI     Exclusive of SWMI  Adjustments      of SWMI
                                    -----------------------------------------------------------------------------------------------

Accounts receivable - trade               $2,557,938        $    -      $2,519,775         $   38,163     $   -          $   38,163
Accounts receivable - other                2,770,747                     2,765,316              5,431                         5,431
Accounts receivable - intercompany               -0-         31,004         31,004
Other current assets                       1,691,085                       779,371            911,714                       911,714
                                          ----------        -------     ----------         ----------     --------       ----------

    Total current assets                   7,019,770         31,004      6,095,466            955,308                       955,308

Furniture and equipment (net)                492,529                       124,424            368,105                       368,105
Investment in SWMI                                           29,000                            29,000      (29,000)
Other assets                                 116,410                       113,000              3,410                         3,410
                                          ----------                    ----------         ----------     --------       ----------

    Total assets                          $7,628,709        $60,004     $6,332,890         $1,355,823     $(29,000)      $1,326,823
                                          ==========        =======     ==========         ==========     ========       ==========

  The accompanying notes are an integral part of these financial statements.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                AND LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
      PRO FORMA CONSOLIDATED AND COMBINED (CONDENSED) FINANCIAL STATEMENTS
      --------------------------------------------------------------------
                               DECEMBER 31, 1996
                               -----------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                              Historical
                                 ------------------------------------------------------------------
                                                                                                                       Pro Forma
                                                                                                                     Consolidated
                                                                                     Consolidated                    and Combined
                                   Consolidated                                      and Combined                    Balance Sheet
                                   and Combined    Consolidation                   Balance Sheet of                 of LSI and LCC
                                   Balance Sheet    Eliminating   Balance Sheet      LSI and LCC       Pro Forma       Exclusive
                                  of LSI and LCC      Entries        of SWMI      Exclusive of SWMI   Adjustments       of SWMI
                                 -------------------------------------------------------------------------------------------------

Accounts payable - trade             $   853,245         $           $   86,448         $   766,797   $                $   766,797
Accounts payable - intercompany              -0-          31,004            -0-              31,004                         31,004
Accrued expenses                         997,576                        457,766             539,810                        539,810
                                     -----------         -------     ----------         -----------   -----------      -----------
    Total current liabilities          1,850,821          31,004        544,214           1,337,611                      1,337,611

Debentures payable                       750,000                            -0-             750,000                        750,000
                                     -----------                     ----------         -----------   -----------      -----------
    Total liabilities                  2,600,821          31,004        544,214           2,087,611                      2,087,611
                                     -----------         -------     ----------         -----------   -----------      -----------

Common stock                              93,948           1,000          1,000              93,948       (25,555)          68,393
Additional paid-in capital             8,209,135          28,000      6,049,978           2,187,157        (3,445)       2,183,712
Retained earnings (deficit)           (2,425,780)                       457,189          (2,882,969)                    (2,882,969)
Stockholder/management loans            (849,415)                      (719,491)           (129,924)                      (129,924)
                                     -----------         -------     ----------         -----------   -----------      -----------
    Total stockholders' equity
     (deficit)                         5,027,888          29,000      5,788,676            (731,788)  $   (29,000)     $  (760,788)
                                     -----------         -------     ----------         -----------   -----------      -----------
    Total Liabilities and
        Stockholders' Equity
        (deficit)                    $ 7,628,709         $60,004     $6,332,890         $ 1,355,823   $    29,000      $ 1,326,023
                                     ===========         =======     ==========         ===========   ===========      ===========

  The accompanying notes are an integral part of these financial statements.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                AND LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
      PRO FORMA CONSOLIDATED AND COMBINED (CONDENSED) FINANCIAL STATEMENTS
      --------------------------------------------------------------------
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                      ------------------------------------

                                                                   Historical
                                 -------------------------------------------------------------------------------
                                                                                                                      Pro Forma
                                                                                    Consolidated                     Consolidated
                                   Consolidated                                     and Combined                     and Combined
                                   and Combined                                     Statement of                     Statement of
                                   Statement of   Consolidation   Statement of       Income of                        Income of
                                     Income of     Eliminating      Income of       LSI and LCC       Pro Forma      LSI and LCC
                                    LSI and LCC      Entries          SWMI       Exclusive of SWMI   Adjustments  Exclusive of SWMI
                                 --------------------------------------------------------------------------------------------------
Sales                              $ 57,256,245     $ 2,012,698   $ 53,503,314         $ 5,765,629   $                  $ 5,765,629
Cost of goods sold                  (53,055,506)     (2,012,698)   (49,560,939)         (5,507,265)                      (5,507,265)

Expense                              (4,774,026)                    (3,278,173)         (1,495,853)                      (1,495,853)

Other income (expense)                   (1,383)                         5,109              (6,492)                          (6,492)
                                   ------------     -----------   ------------         -----------    ----------        -----------
    Net (loss) income before
     income taxes                      (574,670)            -0-        669,311          (1,243,981)                      (1,243,981)
Provision for income tax               (212,122)                      (212,122)                -0-                              -0-
                                   ------------     -----------   ------------         -----------    ----------        -----------
    Net (loss) income              $   (786,792)    $       -0-   $    457,189          (1,243,981)                      (1,243,981)
                                   ============    ============   ============
Loss allocated to LCC                                                                       (8,714)                          (8,714)
                                                                                       -----------   -----------        -----------
Loss allocated to LSI                                                                  $(1,235,267)  $                  $(1,235,267)
                                                                                       ===========   ===========        ===========
Primary loss per share:
    LCC                                                                                                                 $     (0.00)
                                                                                                                        ===========
    LSI                                                                                                                 $     (0.09)
                                                                                                                        ===========
Fully diluted loss per share:
    LCC                                                                                                                 $     (0.00)
                                                                                                                        ===========
    LSI                                                                                                                 $     (0.09)
                                                                                                                        ===========

  The accompanying notes are an integral part of these financial statements.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                AND LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
                    Notes to Pro Forma Financial Statements
                    ---------------------------------------
                               December 31, 1996
                               -----------------

Note 1 -  Background
          ----------

          During November, 1996, Lanstar Semiconductor Inc. (LSI) acquired all of the outstanding stock of Southwest Memory International, Inc.
          (SWMI) from World Data Limited, in exchange for 29,000,000 common shares of LSI of which 3,000,000 shares were allocated as a finder's fee relative to the transaction. In the consolidated and combined financial statements of LSI and Subsidiaries and Lanstar Computer Corporation (LCC) and Subsidiary, this acquisition was accounted for as a pooling of interests. As such, the activity of SWMI was retroactively presented from its inception in January, 1996 through December 31, 1996, as a part of the consolidated activity of LSI. All intercompany profits and transactions were eliminated in combination and consolidation. Those eliminating entries have been reflected in the columns styled "Consolidation Eliminating Entries."

          On October 1, 1997, LSI entered into a stock purchase agreement with World Data Limited to sell 100% of the outstanding stock of SWMI for 25,555,000 common shares of LSI. Management expects the closing of this sale to occur on or before October 13, 1997.

          The purpose of this pro forma financial statement is to give effect to the sale of SWMI and to reflect the consolidated and combined (condensed) balance sheet of LSI and Subsidiaries and LCC and Subsidiary as of December 31, 1996, and the related consolidated and combined (condensed) statement of income as though the sale of SWMI had taken place on the same day as it was purchased in November, 1996 (or as though the SWMI purchase had not occurred at all).

          For purposes of this pro forma financial statement, LSI and its Subsidiaries and LCC and its Subsidiary will be referred to as "the Company".

Note 2 -  Management's Assumptions
          ------------------------

          During 1996, the Company and SWMI operated independently of one another. Each had its own management team, location, and capital structure.

          Upon acquisition of the outstanding stock of SWMI, the Company reflected an investment in SWMI at the par value of the common stock issued upon the acquisition ($29,000).

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                AND LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
                    Notes to Pro Forma Financial Statements
                    ---------------------------------------
                               December 31, 1996
                               -----------------


Note 2 -  Management's Assumptions, continued
          -----------------------------------

          For the purpose of the pro forma adjustments to the balance sheet, the investment and equity of the Company were reduced by $29,000. The par value of the 3,445,000 common shares issued in excess of the shares reacquired by the Company has been reflected as a reduction of additional paid-in capital.

          No pro forma adjustments were made to the Company's statement of income, as management of the Company feels the acquisition of SWMI had no material effect on its operations during 1996.

          For purposes of the computation of LSI's loss per share, management assumed that the 25,555,000 shares to be returned by World Data Limited, under the October 1, 1997 stock purchase agreement, were not outstanding during 1996. Thus, weighted average shares outstanding of 14,063,808 was used in computing the loss per common share of LSI stock.

          For purposes of computing LCC's loss per share, the weighted average shares outstanding of 5,183,333 was used.

          Under the terms of the October 1, 1997, agreement to sell SWMI, SWMI agreed to allow LSI to retain distributions of at least $1,000,000. As of December 31, 1996, there was an intercompany loan of approximately $31,000. For purposes of this pro forma financial statement, the distribution will not be reflected until after 1996.

          Under the terms of the October 1, 1997, agreement to sell SWMI, the Company agreed to sell to SWMI a warrant to purchase 18,000,000 shares of LSI common stock within three years of October 13, 1997, at an excercise price of $1.50 per share. This warrant had an agreed value of $500,000. At the closing of the sale of this warrant, SWMI agreed to execute a promissory note payable to the Company in the amount of $500,000. The note will be due in twelve months from the date of execution. For purposes of the pro forma financial statements, this transaction was not reflected as a 1996 transaction.

            [LETTERHEAD OF CHESHIER & FULLER, L.L.P. APPEARS HERE]


                        Independent Accountants' Report
                        -------------------------------


To the Board of Directors and Stockholders
Lanstar Semiconductor Inc.

We have reviewed the accompanying consolidated and combined balance sheet of Lanstar Semiconductor Inc. and Subsidiaries and Lanstar Computer Corporation and Subsidiary as of June 30, 1997, and the related consolidated and combined statements of income, changes in stockholders' equity and cash flows for the six months ended June 30, 1997 and 1996, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of management of Lanstar Semiconductor Inc. and Subsidiaries and Lanstar Computer Corporation and Subsidiary.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.



                                           /S/ CHESHIER & FULLER, L.L.P.
                                           ---------------------------------
                                              CHESHIER & FULLER, L.L.P.

Dallas, Texas
October 15, 1997

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
                    Consolidated and Combined Balance Sheets
                    ----------------------------------------
                                 June 30, 1997
                                 -------------
                                  (Unaudited)
                                  -----------


                                     ASSETS
                                     ------

Current assets:
  Cash and cash equivalents                        $  394,245
  Trade accounts receivable, less allowance for
     doubtful accounts of $405,144                  4,025,910
  Accounts receivable - other                       1,241,826
  Inventory                                           961,347
  Prepaid expenses                                    111,713
  Other                                                10,000
                                                   ----------

       Total current assets                         6,745,041
                                                   ----------

Furniture and equipment, less accumulated
  depreciation of $273,166                            591,981

Other assets:
  Deposits                                              3,410
  Artwork                                             113,000
  Deferred income tax benefit                             -0-
                                                   ----------

                                                      116,410
                                                   ----------

     Total Assets                                  $7,453,432
                                                   ==========

                See accompaying notes and accountants' report.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
                    Consolidated and Combined Balance Sheets
                    ----------------------------------------
                                 June 30, 1997
                                 -------------
                                  (Unaudited)
                                  -----------

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities:
  Accounts payable                                                   $   415,095
  Accrued expenses                                                       714,811
  Bank overdraft                                                          50,052
  Accrued income taxes                                                   212,122
  Debentures payable - private placements                                 41,000
                                                                     -----------

     Total current liabilities                                         1,433,080

Long-Term Debt:
  Debenture payable - private sale                                     1,500,000
                                                                     -----------

     Total Liabilities                                                 2,933,080

Stockholders' equity:
  Lanstar Computer Corporation -
     Common stock - .01 par value, 10,000,000 shares authorized,
       5,183,333 shares issued and outstanding at June 30, 1997           51,833
     Additional paid in capital                                          402,947
     Retained deficit                                                   (454,780)
  Lanstar Semiconductor Inc.-
     Common stock - .001 par value, 50,000,000 shares authorized,
       45,543,453 shares issued and 45,243,453 shares outstanding
       at June 30, 1997                                                   42,115
     Treasury stock at cost, 300,000 shares                                  -0-
     Additional paid-in capital                                        7,806,188
     Stockholder loans                                                (1,256,985)
     Retained deficit                                                 (2,070,966)
                                                                     -----------

     Total Stockholders' Equity                                        4,520,352
                                                                     -----------

     Total Liabilities and Stockholders' Equity                      $ 7,453,432
                                                                     ===========



                See accompanying notes and accountants' report.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
                 Consolidated and Combined Statements of Income
                 ----------------------------------------------
                For the Six Months Ended June 30, 1997 and 1996
                -----------------------------------------------
                                  (Unaudited)
                                  -----------

                                                    1997           1996
                                                -------------  -------------

Sales                                           $ 32,216,732   $ 29,580,088

Cost of goods sold                               (28,932,660)   (27,959,052)
                                                ------------   ------------

  Gross profit                                     3,284,072      1,621,036
                                                ------------   ------------

Selling, general and administrative expenses      (2,549,385)    (1,712,371)
Research and development                            (688,448)      (132,474)
Bad debt expense                                    (138,681)      (196,544)
                                                ------------   ------------

                                                  (3,376,514)    (2,041,389)
                                                ------------   ------------

  Operating loss                                     (92,442)      (420,353)

Other income (expense):
  Other income                                        21,740            -0-
  Interest income                                      6,590            183
  Interest expense                                   (40,791)        (1,760)
                                                ------------   ------------

Net income (loss) before income tax                 (104,903)      (421,930)

Provision for income tax                                 -0-            -0-
                                                ------------   ------------

  Net income (loss)                                 (104,903)      (421,930)

Allocated to Lanstar Computer Corporation                -0-         (8,714)
                                                ------------   ------------

Allocated to Lanstar Semiconductor Inc.         $   (104,903)  $   (413,216)
                                                ============   ============

Primary earnings (loss) per share:
  Lanstar Computer Corporation                  $       0.00   $      (0.00)
                                                ============   ============
  Lanstar Semiconductor Inc.                    $       0.00   $      (0.01)
                                                ============   ============

Fully diluted earnings (loss) per share:
  Lanstar Computer Corporation                  $       0.00   $      (0.00)
                                                ============   ============
  Lanstar Semiconductor Inc.                    $       0.00   $      (0.01)
                                                ============   ============

                See accompanying notes and accountants' report.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
    Consolidated and Combined Statements of Changes in Stockholders' Equity
    -----------------------------------------------------------------------
                For the Six Months Ended June 30, 1997 and 1996
                -----------------------------------------------
                                  (Unaudited)
                                  -----------


                                    Lanstar Computer Corporation
                      --------------------------------------------------------------
                                                 Additional
                                        Par        Paid-In   Stockholder  Retained
                          Shares       Value       Capital      Loans      Deficit
                      --------------------------------------------------------------
Balance,
    January 1, 1997      5,183,333     $ 51,833    $ 402,947    $    -     $ (454,780)

Stockholder loans

Unrealized gain

Net loss
                       -------------------------------------------------------------

Balance,
    June 30, 1997        5,183,333     $ 51,833    $ 402,947    $    -     $ (454,780)
                       ================================================================



                                                       Lanstar Semiconductor Inc.
                      ------------------------------------------------------------------------------------------
                                                   Additional                                                           Total
                                         Par         Paid-In    Treasury  Stockholder   Unrealized   Retained       Stockholders'
                          Shares        Value        Capital     Stock       Loans         Loss       Deficit           Equity
                      ------------------------------------------------------------------------------------------   -------------
Balance,
    January 1, 1997    41,815,371     $ 42,115    $ 7,806,188   $ -      $   (849,415)   $(4,937)  $(1,966,063)     $5,027,888

Stockholder loans                                                            (407,570)                                  (407,570)

Unrealized gain                                                                            4,937                           4,937

Net loss                                                                                              (104,903)         (104,903)
                      ------------------------------------------------------------------------------------------   -------------

Balance,
    June 30, 1997      41,815,371     $ 42,115    $ 7,806,188   $ -      $ (1,256,985)  $   -      $(2,070,966)       $4,520,352
                       =========================================================================================   =============


                See accompanying notes and accountants' report.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
    Consolidated and Combined Statements of Changes in Stockholders' Equity
    -----------------------------------------------------------------------
                For the Six Months Ended June 30, 1997 and 1996
                -----------------------------------------------
                                  (Unaudited)
                                  -----------

                                                    Lanstar Computer Corporation
                                  --------------------------------------------------------------
                                                             Additional
                                                    Par        Paid-In   Stockholder  Retained
                                      Shares       Value       Capital      Loans      Deficit
                                  --------------------------------------------------------------
Balance, January 1, 1996             5,183,333   $ 51,833    $ 402,947   $ (8,714)   $ (446,066)

Issuance of common stock in
release of trade payable

Net loss                                                                                 (8,714)

Stockholder loans                                                           8,714

Capital contributions

Treasury stock acquired at no cost

Debenture converted to common
  stock September, 1995 offering
  of Lanstar Semiconductor
  Corporation

Debentures converted to common
  stock - November, 1995 offering
  of Lanstar Semiconductor
  Corporation

Shares issued to consultants and
  their affiliates for services
                                  --------------------------------------------------------------

Balance, June 30, 1996               5,183,333   $ 51,833    $ 402,947   $    -      $ (454,780)
                                  ==============================================================



                                                          Lanstar Semiconductor Inc.
                             --------------------------------------------------------------------------------------  -------------
                                                     Additional                                                         Total
                                           Par        Paid-In    Treasury  Stockholder   Unrealized   Retained       Stockholders'
                               Shares     Value       Capital     Stock       Loans         Loss       Deficit          Equity
                            ----------------------------------------------------------------------------------------  ------------
Balance, January 1, 1996     7,987,017   $  7,987    $  (6,683)    $ -     $  (43,600)    $   -      $(1,187,985)     $ (1,230,281)

Issuance of common stock in
release of trade payable       111,000        111      463,332                                                             463,443

Net loss                                                                                                (413,216)         (421,930)

Stockholder loans                                                              (9,214)                                        (500)

Capital contributions       29,000,000     29,000    6,022,000                                                           6,051,000

Treasury stock acquired
 at no cost                   (300,000)                              -                                                         -

Debenture converted to common
  stock September, 1995
  offering of Lanstar
  Semiconductor Corporation    139,500        139      139,361                                                             139,500

Debentures converted to common
  stock - November, 1995
  offering of Lanstar
  Semiconductor Corporation    297,663        298      441,200               (315,347)                                     126,151

Shares issued to consultants
 and their affiliates for
 services                    1,580,151      1,580                                                                            1,580
                             ------------------------------------------------------------------------------------     ------------

Balance, June 30, 1996      38,815,331   $ 39,115   $7,059,210     $ -     $ (368,161)    $   -      $(1,601,201)     $  5,128,963
                            =====================================================================================     ============



                See accompanying notes and accountants' report.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
               Consolidated and Combined Statements of Cash Flows
               --------------------------------------------------
                For the Six Months Ended June 30, 1997 and 1996
                -----------------------------------------------
                                  (Unaudited)
                                  -----------

                                                      1997          1996
                                                  ------------  ------------
OPERATING ACTIVITIES:
  Net loss                                        $  (104,903)  $  (421,930)
  Adjustments to reconcile net loss to net
  cash used for operating activities:
     Depreciation                                      93,167        45,586
     Services rendered for common stock                   -0-         1,580
  (Increase) decrease in:
     Trade receivables                             (1,467,971)   (3,070,920)
     Other receivables                              1,528,922    (2,389,953)
     Inventories                                     (292,581)     (602,559)
     Prepaid expenses                                  (1,614)      (65,219)
     Other                                            (10,000)        2,625
  Increase (decrease) in:
     Accounts payable - trade                         (43,821)      339,710
     Accrued expenses                                 (70,654)      138,245
                                                  -----------   -----------

Net cash used for operating activities               (369,455)   (6,022,835)
                                                  -----------   -----------

INVESTING ACTIVITIES:
  Furniture and equipment additions                  (192,619)     (175,287)
  Sale of marketable securities                       303,231           -0-
                                                  -----------   -----------

Net cash provided by investing activities             110,612      (175,287)
                                                  -----------   -----------

FINANCING ACTIVITIES:
  Payment on debentures payable                        (6,000)          -0-
  Proceeds from private sales of debentures
     payable and common stock                         750,000     6,327,748
  Increase (decrease) in bank overdraft               (65,467)       47,384
  Increase in stockholder loan                       (407,570)         (500)
                                                  -----------   -----------

Net cash provided by financing activities             270,963     6,374,632
                                                  -----------   -----------

Increase (decrease) in cash                            12,120       176,510
Cash and cash equivalents, beginning of period        382,125        17,393
                                                  -----------   -----------

Cash and cash equivalents, end of period          $   394,245   $   193,903
                                                  ===========   ===========

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
               Consolidated and Combined Statements of Cash Flows
               --------------------------------------------------
                For the Six Months Ended June 30, 1997 and 1996
                -----------------------------------------------
                                  (Unaudited)
                                  -----------

                                                                 1997      1996
                                                              ---------  --------
SUPPLEMENTAL DISCLOSURES:

  Cash paid during the period for:

     Interest                                                  $  9,053   $1,760
                                                               ========  =======

     Income Taxes                                              $    -0-   $  -0-
                                                               ========  =======

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES:

Net decrease in unrealized loss on marketable
     securities available for sale                            $  4,937   $    -0-
                                                              ========   ========

  Margin debt liquidated by sale of marketable securities     $231,799   $    -0-
                                                              ========   ========

  Issuance of LSI common stock in
     settlement of accounts payable and
     accrued interest                                         $    -0-   $463,443
                                                              ========   ========

  Convertible debentures payable tendered
     for LSI common stock                                     $    -0-   $265,651
                                                              ========   ========


                See accompanying notes and accountants' report.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                                 June 30, 1997
                                 -------------

Note 1 -  Nature of Business and Significant Accounting Policies

          NATURE OF BUSINESS

          Lanstar Computer Corporation (LCC) was organized as a Texas corporation in September, 1993. Its wholly-owned subsidiary, Simmco Memory Products, Inc. (Simmco) was organized as a Texas corporation in November, 1994. Collectively, LCC and Simmco were engaged in the distribution of computer memory products.

          Lanstar Semiconductor Corporation (LSC) was organized as a Texas corporation in June, 1995, to develop and manufacture computer memory products. It acquired its operations from LCC by issuing common shares to the stockholders of LCC.

          Lanstar Semiconductor Inc. (LSI) was organized as a Utah corporation in October, 1980, as Kazmir Kliffs, Inc. During November, 1995, Kazmir Kliffs, Inc., changed its name to Lanstar Semiconductor Inc. and entered into an agreement to issue up to 8,500,000 common shares of LSI to the stockholders of LSC and debenture holders of debentures that were convertible into LSC common stock in exchange for all the outstanding common shares and all the outstanding convertible rights to common shares of LSC. Prior to the closing of the agreement, there were 1,500,000 common shares of LSI outstanding. During the period from 1989 until November, 1995, Kazmir Kliffs, Inc. had no activity.

          During November, 1996, LSI acquired all of the outstanding stock of Southwest Memory International, Inc. (SWMI) from World Data, Ltd., in exchange for 29,000,000 common shares of LSI of which 3,000,000 shares were allocated as a finder's fee relative to the transaction. SWMI is engaged in the distribution of computer memory products. SWMI was organized as a Texas corporation in January, 1996. The operations of SWMI were acquired from a predecessor company, Southwest Memory, Inc., during early 1996.

          During December, 1996, LSI acquired all the outstanding stock of Lanstar Hong Kong Limited (LHK) from an affiliate for $15,000. At the date of the acquisition, LHK had no assets or liabilities. LHK handles all manufacturing operations in the orient for the LSC operations.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                                 June 30, 1997
                                 -------------

Note 1 -  Nature of Business and Significant Accounting Policies, continued
          ------------------------------------------------------

          NATURE OF BUSINESS

          During 1996, most operations of LCC and Simmco ceased and were assumed by LSI and its subsidiaries. As of December 31, 1996, only minor activity was taking place in LCC and Simmco.

          CONSOLIDATION AND COMBINATION POLICY

          The combined financial statements are comprised of the development, manufacture and distribution of computer memory products by LSI and its subsidiaries and LCC and its subsidiary. Combined financial statements are presented in a method similar to a pooling of interests. The acquisition by LCC of Simmco was accounted for as a purchase of a subsidiary. The merger of LSC and LSI was accounted for as a reverse acquisition similar to a pooling of interests. The acquisition of SWMI was accounted for as a pooling of interests. In the case of a pooling of interests activity of all entities are retroactively presented to inception. The acquisition of LHK was accounted for as a purchase of a subsidiary. All intercompany profits and transactions have been eliminated in combination and consolidation. LSI, SWMI, LCC, Simmco, LSC and LHK will be collectively referred to as "the Company".

          Any losses incurred by LCC and its subsidiary in excess of paid in capital was borne by LSI and its subsidiaries.

          PERIODS PRESENTED

          The combined activity of LSI and its subsidiaries, LHK, LSC and SWMI, and LCC and its subsidiary, Simmco, are presented for the six month periods ended June 30, 1997 and 1996.

          INVENTORY

          Inventory values are stated at the lower of first-in, first-out (FIFO) and average cost or market. All manufacturing is performed by a third party. As a result no indirect costs are associated with manufactured inventory.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                                 June 30, 1997
                                 -------------

Note 1 -  Nature of Business and Significant Accounting Policies, continued
          ------------------------------------------------------

          LOSS PER SHARE

          Net loss per common share is presented for each consolidated company presented in the accompanying combined financial statements. Loss per share is calculated by dividing net loss of each company by the average shares of common stock outstanding of each company during each period presented. During a loss period, the assumed conversion of convertible debentures have an antidilutive effect. As a result, these shares are not included in the weighted average shares outstanding until actual conversion to common stock occurs. In the case of a pooling of interests or reverse acquisition, all share and per share information have been retroactively applied to give effect for all shares outstanding immediately after the consolidating transactions. The weighted average number of shares of LSI outstanding during the six month periods ended June 30, 1997 and 1996 were 41,815,371 and 33,733,349, respectively. The weight average number of shares of LCC outstanding during the six month periods ended June 30, 1997 and 1996 was 5,183,333.

          FURNITURE AND EQUIPMENT

          Furniture and equipment are carried at cost. Depreciation is calculated using straight-line method over the estimated useful lives of the assets of 3 to 10 years. Depreciation expense for the six month periods ended June 30, 1997 and 1996, was $93,167 and $45,586, respectively.

          ALLOWANCE FOR BAD DEBTS

          The Company provides an allowance for uncollectible accounts based upon prior experience and management's assessment of the collectibility of existing specific accounts.

          USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                                 June 30, 1997
                                 -------------

Note 1 -  Nature of Business and Significant Accounting Policies, continued
          ------------------------------------------------------

          INCOME TAXES

          Deferred tax assets and deferred tax liabilities, if any, are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and their tax basis as well as the effect of net operating loss carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

          CASH AND CASH EQUIVALENTS

          For purposes of reporting cash flows, the Company considers all cash accounts which are not subject to withdrawal restrictions or penalties and interest bearing accounts with maturities of 90 days or less to be cash or cash equivalents. At June 30, 1997, certain cash deposits exceeded federally insured limits.

          FAIR VALUE OF FINANCIAL INSTRUMENTS

          The carrying values of financial instruments reported on the Company's balance sheet approximate fair value. Fair value is estimated using published market values for similar types of instruments.

Note 2 -  Inventories
          -----------

          At June 30, 1997, inventories consisted of the following:

            Raw materials                       $  290,325
            Finished goods                         671,022
                                                ----------

                                                $  961,347
                                                ==========

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                                 June 30, 1997
                                 -------------

Note 3 -  Income Tax Matters
          ------------------

          The provision for income taxes for the six months ended June 30, 1997, was as follows:
                                                            1997
                                                        ------------
          Federal:
            Current                                     $         -0-
            Deferred                                              -0-
                                                        ------------
                                                                  -0-
                                                        ------------
          State:
            Current                                               -0-
            Deferred                                              -0-
                                                        ------------
                                                                  -0-
                                                        ------------
            Total                                       $         -0-
                                                        ============

          The net deferred tax asset and liabilities consisted of the following components as of June 30, 1997:

                                                                1997
                                                             ---------
          Deferred tax assets (liabilities) relating to:
            Lanstar Computer Corporation -
              Net operating loss carryforward                $ 152,191

            Lanstar Semiconductor Inc.
              Net operating loss carryforward                  352,953
              License                                          162,500
              Start-up costs and organization expense          107,349
              Allowance for bad debts                          113,435
                                                             ---------

                                                               888,428
            Valuation allowance                               (857,033)
                                                             ---------

              Net deferred tax benefits                         31,395
              Depreciation                                     (31,395)
                                                             ---------
                                                             $      -0-
                                                             =========

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                                 June 30, 1997
                                 -------------

Note 3 -  Income Tax Matters, continued
          ------------------

          A reconciliation of income tax expense for the six month period ended June 30, 1997, computed by applying the expected Federal statutory tax rates by net loss was as follows:
                                                                1997
                                                            -----------
            Benefit at expected Federal statutory rates     $    36,716
            State taxes                                           4,196
            Change in valuation allowance                       (40,912)
                                                            -----------
            Provision for income tax                        $       -0-
                                                            ===========

          LCC has a net operating loss carryforward of approximately $1,014,603 expiring during years 2008 through 2011. LSC has a net operating loss of $905,007 for income tax purposes which expires in 2010 and 2011. The realization of income tax benefits from these losses is limited by certain code sections of the Internal Revenue Code.

Note 4 -  Private Placements
          ------------------

          During 1995 and 1996, the Company completed three private placement offerings for the sale of securities under Regulation "D", Rule 504 of the Securities Act of 1933, as amended. The general provision and capital procured with each offering is summarized as follows:

       Name of                    Date of
      Issuing                    Offering         Capital                             General Description
       Entity                   Memorandums       Procured                              of Security Issued
---------------------------  ------------------  ---------  ------------------------------------------------------------------------


          LSC                September 15, 1995   $140,500  Debentures payable of LSC-Convertible to 1 share of LSC, or the common stock of any public parent company, for each $1 of the debentures' face value.

          LSC                November 15, 1995    $441,498  Debentures payable of LSC-Convertible to 1 share of LSC common stock at the rate of 1 share for each $1.50 of the debentures' face value.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                                 June 30, 1997
                                 -------------

Note 4 -  Private Placements, continued
          ------------------

          Simmco   January, 1996  $46,000     Debentures payable of Simmco-
                                              Convertible to 1 share of Simmco
                                              common stock, or the common stock
                                              of a publicly held corporation
                                              with which Simmco exchanges
                                              shares, for each $1 of the
                                              debentures face value.

          By June 30, 1997, all debentures issued with respect to these private placements had been converted to common stock of LSI with the exception of $41,000 in debentures payable. The Company is in the process of converting this debt to equity.

          No interest expense has been paid or accrued with regard to the debentures payable.

Note 5 -  Related Parties
          ---------------

          The Company leases furniture and equipment from, and sub-leases office space to Southwest Memory, Inc. which is wholly owned by a member of management of SWMI. The furniture and equipment is leased on a month to month basis at $6,000 per month. The office space is leased on a month to month basis at $1,000 per month. For the six month periods ended June 30, 1997, $36,000 in lease expense and $6,000 in sub-lease income was recognized. For the six month periods ended June 30, 1996 approximately $36,000 in lease expense and $5,000 in sub-lease income was recognized.

          The stockholder loans shown at June 30, 1997 consists primarily of open accounts receivable.

          An affiliate of a shareholder of the Company acts as the transfer agent for the Company.

          During the six months ended June 30, 1996, the Company settled a $463,443 trade account payable to Southwest Memory, Inc. by issuing 111,000 shares of stock of LSI to a creditor of Southwest Memory, Inc.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                                 June 30, 1997
                                 -------------

Note 5 -  Related Parties, continued
          ---------------

          Jenalong Holdings, Inc., a Texas corporation, which is owned by Mr. Maxie R. Smith and Mr. Dennis V. Poole, in 1997 purchased bonding and inline production test equipment to LSC for approximately $150,000. LSC assigned the equipment to Whitways Enterprises Limited for use in its factory in Guan Dong Province, China. Mr. Poole is a Vice-President of Marketing for Whitways Enterprises Limited.

          In 1997 LSC leased, from Jenalong Holdings, Inc., Sun Microsystems unix-based computer equipment in the approximate amount of $35,597.
          In addition, LSC leased from Jenalong Holdings, Inc. a CST SIMM tester in the approximate amount of $1,500.

          In 1996 and 1997, Jenalong Holdings, Inc., in a series of transactions, loaned LSI up to a maximum of approximately $100,000 at an approximate interest of 12% per annum on an unsecured basis, the proceeds of which were used for working capital. LSI has fully repaid the principal and interest on the loan.

Note 6 -  Results of Operations
          ---------------------

          Summarized consolidated results of operations of LCC and LSI and SWMI for the six months ended June 30, 1996, prior to the effective date of acquisition of November 1996, are as follows:

                                                               LCC and
                                                                 LSI         SWMI
                                                             -----------  -----------

                  Net sales                                  $2,892,164   $27,768,278
                                                             ==========   ===========

                  Net income (loss)                          $ (436,387)  $    14,457
                                                             ==========   ===========

                  Debenture converted to common
                    stock of LSI - 437,163 shares            $  265,651
                                                             ==========

                  Shares issued to consultants and their
                    affiliates for services - 1,580,151
                    shares of LSI                            $    1,580
                                                             ==========

                  Issuance of common stock in release of
                    trade payable - 111,000 shares of LSI    $  463,443
                                                             ==========

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                                 June 30, 1997
                                 -------------

Note 7 -  Operating Lease Commitments
          ---------------------------

          The Company is leasing office space under three operating leases which expire at various periods through 2003 as well as various equipment leases which expire at various times through 2000. These leases are reported as operating leases. Under the leases, the Company is obligated to pay the following minimum annual rents:

                     1997           $208,088
                     1998            173,900
                     1999            157,004
                     2000             95,850
                     2001             72,375
                     Thereafter       81,192
                                    --------
                                    $788,409
                                    ========

          Total rent and lease expense was for the six month periods ended June 30, 1997 and 1996, was $123,923 and $37,512, respectively.

Note 8 -  Private Sales and Outstanding Warrants
          --------------------------------------

          On July 31, 1996, the Company issued a convertible debenture payable to Integrated Circuit Technology, Inc. in the amount of $750,000. The debenture principal along with interest at the rate of 12% per annum was payable December 31, 1996. The debenture was subordinated to bank debt the Company may incur.

          The debenture was convertible at the option of the holder into common shares of LSI at the rate of $0.25 per share. On August 29, 1996, the Company issued 3,000,040 shares of LSI common stock to various offshore entities in exchange for $750,000. Each share had attached one warrant entitling the holder to purchase one additional share of the common stock of LSI for $1.50 per share exercisable at any time during a three-year period, commencing August 29, 1996.

          On November 29, 1996, the Company issued a debenture payable to Geninvest, S.A., in the amount of $750,000. The debenture principal along with interest at the rate of 12% per annum was payable November 29, 1997. The debenture was subordinated to bank debt the Company may incur.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                                 June 30, 1997
                                 -------------

Note 8 -  Private Sales and Outstanding Warrants, continued
          --------------------------------------

          The debenture was convertible at the option of the holder into common shares of LSI at the rate of $0.25 per share. On August 26, 1997, the debenture was converted to 3,428,032 shares of the Company's common stock, which included a finder's fee and accrued interest. Each share so issued had attached one warrant entitling the holder to purchase one additional share of the common stock of LSI for $1.50 per share, exercisable at any time during a three-year period, commencing the date of issuance of the shares and warrants.

          On April 15, 1997, a convertible debenture in the amount of $750,000 with essentially the same terms as that described above was issued to various offshore entities, and converted to 3,397,316 shares of the Company's common stock on August 26, 1997, which included a finder's fee and accrued interest. Each share so issued had attached one warrant entitling the holder to purchase one additional share of the common stock of LSI for $1.50 per share exercisable at any time during a three-year period, commencing the date of issuance of the shares and warrants.

          On August 26, 1997, the Company sold to various offshore investors 8,000,000 shares of common stock at $0.125 per share plus warrants entitling the holder to purchase for a three-year period a total of 8,000,000 shares of common stock for $1.50 per share.

Note 9 -  Commitments and Contingencies
          -----------------------------

          As of December 31, 1996, Southwest Memory, Inc., the predecessor of SWMI, had a working capital deficiency of approximately $1,218,218.
          In addition, as of December 31, 1996, Southwest Memory, Inc. was named as defendant in lawsuits in which plaintiffs are alleging losses in excess of $1,290,000. It is not probable, but it is reasonably possible, that the Company may be liable for unasserted federal taxes of approximately $150,000 related to expenditures made to a foreign taxpayer. The Company including SWMI, as successor to Southwest Memory, Inc., may be liable for some or all of these amounts although, at this time, an estimate of such losses is not determinable.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                                 June 30, 1997
                                 -------------


Note 10 - Advances to Suppliers
          ---------------------

          At June 30, 1997, the Company had advanced approximately $1,161,000 to one major supplier/customer which was reflected as accounts receivable
          - other on that date. During the six months ended June 30, 1997, the Company purchased approximately $6,012,490 in inventory from and sold approximately $2,010,547 in inventory to this supplier/customer.

Note 11 - Sale of Southwest Memory International, Inc.
          --------------------------------------------

          On October 1, 1997, LSI entered into an agreement with World Data Limited to sell 100% of the outstanding stock of SWMI for 25,555,000 common shares of LSI. The closing of this sale occurred on October 13, 1997.

          As part of the agreement, SWMI paid LSI $250,000 in cash and agreed to provide to LSI inventory with a value of $250,000. In addition, SWMI released LSI from any and all obligations that were owed in connection with any intercompany receivable, advances or distributions. In addition, SWMI agreed to extend LSI a $500,000 line of credit to purchase inventory on a net 30 day basis with a gross profit margin not to exceed 5% above SWMI's actual purchase price.

          As part of the agreement, LSI granted to SWMI, in exchange for a promissory note payable to LSI in the amount of $500,000, a warrant to purchase 18,000,000 shares of LSI common stock within three years of October 13, 1997, at an exercise price of $1.50 per share. The note will become due in twelve months from the date of execution and will bear interest of 2% above prime.

Note 12 - Liquidity
          ---------

          LCC and LSI along with their respective subsidiaries have incurred, exclusive of net income earned by SWMI, losses of $1,243,981 during 1996 and $1,007,439 during the six months ended June 30, 1997. From their inceptions through December 31, 1995, these entities incurred losses of $1,634,051. As of June 30, 1997, these entities without SWMI had a working capital deficit of approximately $825,144.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                                 June 30, 1997
                                 -------------

Note 12 - Liquidity, continued
          ---------

          Through October 1, 1997 the Company was able to procure distributions of at least $1,000,000 from SWMI as explained in Note 11. Also, the Company procured capital of $1,750,000 through the sale of equity during 1997 as explained in Note 8.

          Management believes that additional private sales of equity and/or exercise of outstanding warrants to acquire common stock may occur before the end of 1998. Management has also committed to the expansion of its distribution network.

Note 13 - Outstanding Rights to Acquire Common Stock
          ------------------------------------------

          As of June 30, 1997, the Company had granted, under agreements with certain employees, the right to acquire 400,000 common shares of LSI stock under the following terms:

             Number of
               Shares                    Terms
            ------------                 -----

             200,000 Contingent employee bonus to be paid in LSI shares upon the Company's attaining certain potential patents.

             200,000 Option to purchase LSI shares at a price of $0.25 exercisable under terms of a new option agreement to be executed.

            [LETTERHEAD OF CHESHIER & FULLER, L.L.P. APPEARS HERE]


                        Independent Accountants' Report
                        -------------------------------


To the Board of Directors and Stockholders
Lanstar Semiconductor Inc.

We have reviewed the accompanying consolidated and combined balance sheet of Lanstar Semiconductor Inc. and Subsidiaries and Lanstar Computer Corporation and Subsidiary as of September 30, 1997, and the related consolidated and combined statements of income, changes in stockholders' equity and cash flows for the nine months ended September 30, 1997 and 1996, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of management of Lanstar Semiconductor Inc. and Subsidiaries and Lanstar Computer Corporation and Subsidiary.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.



                                       /s/ CHESHIER & FULLER, L.L.P.

                                       CHESHIER & FULLER, L.L.P.

Dallas, Texas
October 24, 1997

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
                    Consolidated and Combined Balance Sheets
                    ----------------------------------------
                               September 30, 1997
                               ------------------
                                  (Unaudited)
                                  -----------


                                     ASSETS
                                     ------

Current assets:
  Cash and cash equivalents                        $  434,279
  Trade accounts receivable, less allowance for
     doubtful accounts of $503,970                  4,583,834
  Accounts receivable - other                         233,658
  Inventory                                         1,706,735
  Prepaid expenses                                    118,765
  Other                                                12,500
                                                   ----------

       Total current assets                         7,089,771
                                                   ----------

Furniture and equipment, less accumulated
  depreciation of $331,789                            574,188

Other assets:
  Deposits                                              3,410
  Artwork                                             118,000
  Deferred income tax benefit                             -0-
                                                   ----------

                                                      121,410
                                                   ----------

     Total Assets                                  $7,785,369
                                                   ==========

                See accompanying notes and accountants' report.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
                    Consolidated and Combined Balance Sheets
                    ----------------------------------------
                               September 30, 1997
                               ------------------
                                  (Unaudited)
                                  -----------

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities:
  Accounts payable                                                      $   479,631
  Accrued expenses                                                          689,550
  Bank overdraft                                                             70,782
  Accrued income taxes                                                       12,122
  Debentures payable - private placements                                     1,000
                                                                        -----------

     Total current liabilities                                            1,253,085

Long-Term Debt:
  Debenture payable - private sale                                              -0-
                                                                        -----------

     Total Liabilities                                                    1,253,085

Stockholders' equity:
  Lanstar Computer Corporation -
     Common stock - .01 par value, 10,000,000 shares authorized,
       5,183,333 shares issued and outstanding at September 30, 1997         51,833
     Additional paid in capital                                             402,947
     Retained deficit                                                      (454,780)
  Lanstar Semiconductor Inc.-
     Common stock - .001 par value, 250,000,000 shares authorized,
       57,050,769 shares issued and 48,750,769 shares outstanding
       at September 30, 1997                                                 57,050
     Treasury stock at cost, 8,300,000 shares                                   -0-
     Additional paid-in capital                                          10,545,952
     Stockholder loans                                                   (1,235,505)
     Retained deficit                                                    (2,835,213)
                                                                        -----------

     Total Stockholders' Equity                                           6,532,284
                                                                        -----------

     Total Liabilities and Stockholders' Equity                         $ 7,785,369
                                                                        ===========

                See accompanying notes and accountant's report.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
                 Consolidated and Combined Statements of Income
                 ----------------------------------------------
             For the Nine Months Ended September 30, 1997 and 1996
             -----------------------------------------------------
                                  (Unaudited)
                                  -----------

                                                    1997           1996
                                                -------------  -------------

Sales                                           $ 48,101,204   $ 43,657,644

Cost of goods sold                               (43,597,504)   (40,818,576)
                                                ------------   ------------

  Gross profit                                     4,503,700      2,839,068
                                                ------------   ------------

Selling, general and administrative expenses      (3,870,399)    (2,708,499)
Research and development                          (1,226,877)      (195,016)
Bad debt expense                                    (238,698)      (238,754)
                                                ------------   ------------

                                                  (5,335,974)    (3,142,269)
                                                ------------   ------------

  Operating loss                                    (832,274)      (303,201)

Other income (expense):
  Other income                                        19,095            527
  Interest income                                      9,149          1,511
  Interest expense                                   (65,120)        (6,984)
                                                ------------   ------------

Net income (loss) before income tax                 (869,150)      (308,147)

Provision for income tax                                 -0-            -0-
                                                ------------   ------------

  Net income (loss)                                 (869,150)      (308,147)

Allocated to Lanstar Computer Corporation                -0-         (8,714)
                                                ------------   ------------

Allocated to Lanstar Semiconductor Inc.         $   (869,150)  $   (299,433)
                                                ============   ============

Primary earnings (loss) per share:
  Lanstar Computer Corporation                  $      (0.00)  $      (0.00)
                                                ============   ============
  Lanstar Semiconductor Inc.                    $      (0.02)  $      (0.01)
                                                ============   ============

Fully diluted earnings (loss) per share:
  Lanstar Computer Corporation                  $      (0.00)  $      (0.00)
                                                ============   ============
  Lanstar Semiconductor Inc.                    $      (0.02)  $      (0.01)
                                                ============   ============

                See accompanying notes and accountants' report.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
    Consolidated and Combined Statements of Changes in Stockholders' Equity
    -----------------------------------------------------------------------
             For the Nine Months Ended September 30, 1997 and 1996
             -----------------------------------------------------
                                  (Unaudited)
                                  -----------

                                                    Lanstar Computer Corporation                   Lanstar Semiconductor Inc.
                                  -------------------------------------------------------------------------------------------
                                                             Additional
                                                    Par        Paid-In   Stockholder  Retained                      Par
                                      Shares       Value       Capital      Loans      Deficit       Shares        Value
                                  -------------------------------------------------------------------------------------------
Balance, January 1, 1996           5,183,333     $ 51,833    $ 402,947    $     -    $ (454,780)     41,815,371    $42,115

Conversion of debentures
  payable                                                                                            14,865,398     14,865

Issuance of common stock in
  release of trade payable                                                                               70,000         70

Treasury stock acquired at no
  cost                                                                                               (8,000,000)

Stockholder loans

Unrealized gain

Net loss
                                   -----------   --------    ---------    -------    ----------      ----------    -------
Balance, September 30, 1997        5,183,333     $ 51,833    $ 402,947    $     -    $ (454,780)     48,750,769    $57,050
                                   ===========   ========    =========    =======    ==========      ==========    =======

                See accompanying notes and accountants' report.

                                                   Lanstar Semiconductor Inc.
                                  -----------------------------------------------------------------
                                     Additional                                                           Total
                                      Paid-In     Treasury  Stockholder   Unrealized   Retained       Stockholders'
                                      Capital      Stock       Loans         Loss       Deficit           Equity
                                  -----------------------------------------------------------------  --------------
Balance, January 1, 1996          $ 7,806,188     $  -      $  (849,415)   $(4,937)   $(1,966,063)      $5,027,888

Conversion of debentures
  payable                           2,583,984                                                            2,598,849

Issuance of common stock in
  release of trade payable            155,780                                                              155,850

Treasury stock acquired at no
  cost                                               -                                                          -

Stockholder loans                                              (386,090)                                  (386,090)

Unrealized gain                                                              4,937                           4,937

Net loss                                                                                 (869,150)        (869,150)
                                  -----------     -----     -----------    -------    -----------       ----------
Balance, September 30, 1997       $10,545,952     $  -      $(1,235,505)   $   -      $(2,835,213)      $6,532,284
                                  ===========     =====     ===========    =======    ===========       ==========

                See accompanying notes and accountants' report.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
    Consolidated and Combined Statements of Changes in Stockholders' Equity
    -----------------------------------------------------------------------
             For the Nine Months Ended September 30, 1997 and 1996
             -----------------------------------------------------
                                  (Unaudited)
                                  -----------

                                                  Lanstar Computer Corporation                    Lanstar Semiconductor Inc.
                                  --------------------------------------------------------------  --------------------------
                                                             Additional
                                                    Par        Paid-In   Stockholder  Retained                       Par
                                      Shares       Value       Capital      Loans      Deficit       Shares         Value
                                  --------------------------------------------------------------  --------------------------
Balance, January 1, 1996          5,183,333      $ 51,833    $402,947    $(8,714)    $ (446,066)      7,987,017     $7,987

Issuance of common stock in
  release of trade payable                                                                              111,000        111

Net loss                                                                                 (8,714)

Stockholder loans                                                          8,714

Capital contributions                                                                                29,000,000     29,000

Treasury stock acquired at no cost                                                                     (300,000)

Debenture converted to common
  stock September, 1995 offering
  of Lanstar Semiconductor
  Corporation                                                                                           139,500        139

Debentures converted to common
  stock - November, 1995 offering
  of Lanstar Semiconductor
  Corporation                                                                                           297,663        298

Shares issued to consultants and
  their affiliates for services                                                                       1,580,151      1,580

Conversion of debentures payable                                                                      3,000,040      3,000
                                  ---------      --------    ---------   -------     ---------       ----------   --------
Balance, September 30, 1996       5,183,333      $ 51,833    $ 402,947   $    -      $ (454,780)     41,815,371   $ 42,115
                                  =========      ========    =========   =======     ==========      ==========   ========

                See accompanying notes and accountants' report.

                                                      Lanstar Semiconductor Inc.
                                  ------------------------------------------------------------------
                                      Additional                                                           Total
                                       Paid-In     Treasury  Stockholder   Unrealized   Retained       Stockholders'
                                       Capital      Stock       Loans         Loss       Deficit           Equity
                                  ------------------------------------------------------------------  --------------
Balance, January 1, 1996            $   (6,683)    $   -    $  (43,600)    $   -      $(1,187,985)     $ (1,230,281)

Issuance of common stock in
  release of trade payable             463,332                                                              463,443

Net loss                                                                                 (299,433)         (308,147)

Stockholder loans                                             (378,379)                                    (369,665)

Capital contributions                6,021,978                                                            6,050,978

Treasury stock acquired at no cost                     -                                                        -

Debenture converted to common
  stock September, 1995 offering
  of Lanstar Semiconductor
  Corporation                          139,361                                                              139,500

Debentures converted to common
  stock - November, 1995 offering
  of Lanstar Semiconductor
  Corporation                          441,200                                                              441,498

Shares issued to consultants and
  their affiliates for services                                                                               1,580

Conversion of debentures payable       747,000                                                              750,000
                                    ----------     -----    ----------     -----      -----------        ----------
Balance, September 30, 1996         $7,806,188     $   -    $ (421,979)    $   -      $(1,487,418)       $5,938,906
                                    ==========     =====    ==========     =====      ===========        ==========

                See accompanying notes and accountants' report.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
               Consolidated and Combined Statements of Cash Flows
               --------------------------------------------------
             For the Nine Months Ended September 30, 1997 and 1996
             -----------------------------------------------------
                                  (Unaudited)
                                  -----------

                                                           1997          1996
                                                       ------------  ------------
OPERATING ACTIVITIES:
  Net loss                                             $  (869,150)  $  (308,147)
  Adjustments to reconcile net loss to net
  cash used for operating activities:
     Depreciation                                          151,789        68,866
     Services rendered for common stock                        -0-         1,580
     Accrued interest converted to common stock             58,849           -0-
  (Increase) decrease in:
     Trade receivables                                  (2,025,897)   (3,050,370)
     Other receivables                                   2,537,089    (2,522,038)
     Inventories                                        (1,037,967)     (985,850)
     Prepaid expenses                                       (8,666)      (66,783)
     Note receivable                                       (12,500)     (275,000)
     Other                                                     -0-         2,625
  Increase (decrease) in:
     Accounts payable - trade                              176,565       292,651
     Accrued expenses                                      (95,903)      188,118
     Accrued income taxes                                 (200,000)          -0-
                                                       -----------   -----------
Net cash used for operating activities                  (1,325,791)   (6,654,348)
                                                       -----------   -----------

INVESTING ACTIVITIES:
  Artwork acquisitions                                      (5,000)          -0-
  Furniture and equipment additions                       (233,448)     (196,311)
  Sale of marketable securities                            303,231           -0-
                                                       -----------   -----------
Net cash provided by investing activities                   64,783      (196,311)
                                                       -----------   -----------

FINANCING ACTIVITIES:
  Payment on debentures payable                             (6,000)          -0-
  Proceeds from private sales of debentures payable
     and common stock                                    1,750,000     7,077,748
  Increase (decrease) in bank overdraft                    (44,748)       (8,828)
  (Increase) decrease in stockholder loan                 (386,090)      (54,318)
                                                       -----------   -----------
Net cash provided by financing activities                1,313,162     7,014,602
                                                       -----------   -----------

Increase (decrease) in cash                                 52,154       163,943
Cash and cash equivalents, beginning of period             382,125        17,393
                                                       -----------   -----------

Cash and cash equivalents, end of period               $   434,279   $   181,336
                                                       ===========   ===========

                See accompanying notes and accountants' report.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
               Consolidated and Combined Statements of Cash Flows
               --------------------------------------------------
             For the Nine Months Ended September 30, 1997 and 1996
             -----------------------------------------------------
                                  (Unaudited)
                                  -----------

                                        1997      1996
                                      ---------  -------
SUPPLEMENTAL DISCLOSURES:

  Cash paid during the period for:

     Interest                          $  9,053   $6,984
                                       ========  =======

     Income Taxes                      $200,000   $  -0-
                                       ========  =======

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES:

Net decrease in unrealized loss on marketable
     securities available for sale                           $    4,937   $      -0-
                                                             ==========   ==========

  Margin debt liquidated by sale of marketable securities    $  231,799   $      -0-
                                                             ==========   ==========

  Issuance of LSI common stock in
     settlement of accounts payable and
     accrued interest                                        $  214,699   $  463,443
                                                             ==========   ==========

  Convertible debentures payable tendered
     for LSI common stock                                    $1,540,000   $1,330,998
                                                             ==========   ==========

                See accompanying notes and accountants' report.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                               September 30, 1997
                               ------------------

Note 1 -  Nature of Business and Significant Accounting Policies
          ------------------------------------------------------

          NATURE OF BUSINESS

          Lanstar Computer Corporation (LCC) was organized as a Texas corporation in September, 1993. Its wholly-owned subsidiary, Simmco Memory Products, Inc. (Simmco) was organized as a Texas corporation in November, 1994. Collectively, LCC and Simmco were engaged in the distribution of computer memory products.

          Lanstar Semiconductor Corporation (LSC) was organized as a Texas corporation in September, 1995, to develop and manufacture computer memory products. It acquired its operations from LCC by issuing common shares to the stockholders of LCC.

          Lanstar Semiconductor Inc. (LSI) was organized as a Utah corporation in October, 1980, as Kazmir Kliffs, Inc. During November, 1995, Kazmir Kliffs, Inc., changed its name to Lanstar Semiconductor Inc. and entered into an agreement to issue up to 8,500,000 common shares of LSI to the stockholders of LSC and debenture holders of debentures that were convertible into LSC common stock in exchange for all the outstanding common shares and all the outstanding convertible rights to common shares of LSC. Prior to the closing of the agreement, there were 1,500,000 common shares of LSI outstanding. During the period from 1989 until November, 1995, Kazmir Kliffs, Inc. had no activity.

          During November, 1996, LSI acquired all of the outstanding stock of Southwest Memory International, Inc. (SWMI) from World Data, Ltd., in exchange for 29,000,000 common shares of LSI of which 3,000,000 shares were allocated as a finder's fee relative to the transaction. SWMI is engaged in the distribution of computer memory products. SWMI was organized as a Texas corporation in January, 1996. The operations of SWMI were acquired from a predecessor company, Southwest Memory, Inc., during early 1996.

          During December, 1996, LSI acquired all the outstanding stock of Lanstar Hong Kong Limited (LHK) from an affiliate for $15,000. At the date of the acquisition, LHK had no assets or liabilities. LHK handles all manufacturing operations in the orient for the LSC operations.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                               September 30, 1997
                               ------------------

Note 1 -  Nature of Business and Significant Accounting Policies, continued
          ------------------------------------------------------

          NATURE OF BUSINESS

          During 1996, most operations of LCC and Simmco ceased and were assumed by LSI and its subsidiaries. As of December 31, 1996, only minor activity was taking place in LCC and Simmco.

          CONSOLIDATION AND COMBINATION POLICY

          The combined financial statements are comprised of the development, manufacture and distribution of computer memory products by LSI and its subsidiaries and LCC and its subsidiary. Combined financial statements are presented in a method similar to a pooling of interests. The acquisition by LCC of Simmco was accounted for as a purchase of a subsidiary. The merger of LSC and LSI was accounted for as a reverse acquisition similar to a pooling of interests. The acquisition of SWMI was accounted for as a pooling of interests. In the case of a pooling of interests activity of all entities are retroactively presented to inception. The acquisition of LHK was accounted for as a purchase of a subsidiary. All intercompany profits and transactions have been eliminated in combination and consolidation. LSI, SWMI, LCC, Simmco, LSC and LHK will be collectively referred to as "the Company".

          Any losses incurred by LCC and its subsidiary in excess of paid in capital was borne by LSI and its subsidiaries.

          PERIODS PRESENTED

          The combined activity of LSI and its subsidiaries, LHK, LSC and SWMI, and LCC and its subsidiary, Simmco, are presented for the nine month periods ended September 30, 1997 and 1996.

          INVENTORY

          Inventory values are stated at the lower of first-in, first-out (FIFO) and average cost or market. All manufacturing is performed by a third party. As a result no indirect costs are associated with manufactured inventory.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                               September 30, 1997
                               ------------------

Note 1 -  Nature of Business and Significant Accounting Policies, continued
          ------------------------------------------------------

          LOSS PER SHARE

          Net loss per common share is presented for each consolidated company presented in the accompanying combined financial statements. Loss per share is calculated by dividing net loss of each company by the average shares of common stock outstanding of each company during each period presented. During a loss period, the assumed conversion of convertible debentures have an antidilutive effect. As a result, these shares are not included in the weighted average shares outstanding until actual conversion to common stock occurs. In the case of a pooling of interests or reverse acquisition, all share and per share information have been retroactively applied to give effect for all shares outstanding immediately after the consolidating transactions. The weighted average number of shares of LSI outstanding during the nine month periods ended September 30, 1997 and 1996 were 41,709,304 and 36,094,049, respectively. The weight average number of shares of LCC outstanding during the nine month periods ended September 30, 1997 and 1996 was 5,183,333.

          FURNITURE AND EQUIPMENT

          Furniture and equipment are carried at cost. Depreciation is calculated using straight-line method over the estimated useful lives of the assets of 3 to 10 years. Depreciation expense for the nine month periods ended September 30, 1997 and 1996, was $151,789 and $68,866, respectively.

          ALLOWANCE FOR BAD DEBTS

          The Company provides an allowance for uncollectible accounts based upon prior experience and management's assessment of the collectibility of existing specific accounts.

          USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                               September 30, 1997
                               ------------------

Note 1 -  Nature of Business and Significant Accounting Policies, continued
          ------------------------------------------------------

          INCOME TAXES

          Deferred tax assets and deferred tax liabilities, if any, are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and their tax basis as well as the effect of net operating loss carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

          CASH AND CASH EQUIVALENTS

          For purposes of reporting cash flows, the Company considers all cash accounts which are not subject to withdrawal restrictions or penalties and interest bearing accounts with maturities of 90 days or less to be cash or cash equivalents. At September 30, 1997, certain cash deposits exceeded federally insured limits.

          FAIR VALUE OF FINANCIAL INSTRUMENTS

          The carrying values of financial instruments reported on the Company's balance sheet approximate fair value. Fair value is estimated using published market values for similar types of instruments.

Note 2 -  Inventories
          -----------

          At September 30, 1997, inventories consisted of the following:

            Raw materials                       $  180,597
            Finished goods                       1,526,138
                                                ----------
                                                $1,706,735
                                                ==========

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                               September 30, 1997
                               ------------------

Note 3 -  Income Tax Matters
          ------------------

          The provision for income taxes for the nine months ended September 30, 1997, was as follows:
                                                                1997
                                                            ------------
          Federal:
            Current                                         $        -0-
            Deferred                                                 -0-
                                                            ------------
                                                                     -0-
                                                            ------------
          State:
            Current                                                  -0-
            Deferred                                                 -0-
                                                            ------------
                                                                     -0-
                                                            ------------

            Total                                           $        -0-
                                                            ============

          The net deferred tax asset and liabilities consisted of the following components as of September 30, 1997:
                                                                1997
                                                            ------------
          Deferred tax assets (liabilities) relating to:
            Lanstar Computer Corporation -
              Net operating loss carryforward               $   159,239

            Lanstar Semiconductor Inc.
              Net operating loss carryforward                   577,540
              License                                           159,250
              Start-up costs and organization expense            98,931
              Allowance for bad debts                           196,548
                                                            -----------
                                                              1,191,508
            Valuation allowance                              (1,155,089)
                                                            -----------

              Net deferred tax benefits                          36,419
              Depreciation                                      (36,419)
                                                            -----------
                                                            $       -0-
                                                            ===========

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                               September 30, 1997
                               ------------------


Note 3 -  Income Tax Matters, continued
          ------------------

          A reconciliation of income tax expense for the nine month period ended September 30, 1997, computed by applying the expected Federal statutory tax rates by net loss was as follows:
                                                                1997
                                                            ------------

            Benefit at expected Federal statutory rates     $   300,670
            State income tax                                     38,298
            Change in valuation allowance                      (338,968)
                                                            -----------

            Provision for income tax                        $       -0-
                                                            ===========

          LCC has a net operating loss carryforward of approximately $1,014,603 expiring during years 2008 through 2011. LSC has a net operating loss of $905,007 for income tax purposes which expires in 2010 and 2011. The realization of income tax benefits from these losses is limited by certain code sections of the Internal Revenue Code.

Note 4 -  Private Placements
          ------------------

          During 1995 and 1996, the Company completed three private placement offerings for the sale of securities under Regulation "D", Rule 504 of the Securities Act of 1933, as amended. The general provision and capital procured with each offering is summarized as follows:

         Name of                  Date of
         Issuing                  Offering        Capital                             General Description
         Entity                 Memorandums      Procured                              of Security Issued
         -------                -----------      ---------                            -------------------


          LSC                September 15, 1995   $140,500  Debentures payable of LSC-Convertible to 1 share of LSC, or the common stock of any public parent company, for each $1 of the debentures' face value.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                               September 30, 1997
                               ------------------

Note 4 -  Private Placements, continued
          ------------------

          LSC     November 15, 1995  $ 441,498  Debentures payable of LSC-
                                                Convertible to 1 share of LSC
                                                common stock at the rate of 1
                                                share for each $1.50 of the
                                                debentures' face value.

          Simmco    January, 1996    $  46,000  Debentures payable of Simmco-
                                                Convertible to 1 share of Simmco
                                                common stock, or the common
                                                stock of a publicly held
                                                corporation with which Simmco
                                                exchanges shares, for each $1
                                                of the debentures face value.

          By September 30, 1997, all debentures issued with respect to these private placements had been converted to common stock of LSI with the exception of $1,000 in debentures payable. The Company is in the process of converting this debt to equity.

          No interest expense has been paid or accrued with regard to the debentures payable.

Note 5 -  Related Parties
          ---------------

          The Company leases furniture and equipment from, and sub-leases office space to Southwest Memory, Inc. which is wholly owned by a member of management of SWMI. The furniture and equipment is leased on a month to month basis at $6,000 per month. The office space is leased on a month to month basis at $1,000 per month. For the nine month periods ended September 30, 1997, $54,000 in lease expense and $9,000 in sub-lease income was recognized. For the nine month periods ended September 30, 1996 approximately $54,000 in lease expense and $8,000 in sub-lease income was recognized.

          The stockholder loans shown at September 30, 1997 consists primarily of open accounts receivable.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                               September 30, 1997
                               ------------------

Note 5 -  Related Parties, continued
          ---------------

          An affiliate of a shareholder of the Company acts as the transfer agent for the Company.

          During the nine months ended September 30, 1996, the Company settled a $463,443 trade account payable to Southwest Memory, Inc. by issuing 111,000 shares of stock of LSI to a creditor of Southwest Memory, Inc.

          Jenalong Holdings, Inc., a Texas corporation, which is owned by Mr. Maxie R. Smith and Mr. Dennis V. Poole, in 1997 purchased bonding and inline production test equipment to LSC for approximately $150,000. LSC assigned the equipment to Whitways Enterprises Limited for use in its factory in Guan Dong Province, China. Mr. Poole is a Vice-President of Marketing for Whitways Enterprises Limited.

          In 1997, LSC leased, from Jenalong Holdings, Inc., Sun Microsystems unix-based computer equipment in the approximate amount of $35,597.
          In addition, LSC leased from Jenalong Holdings, Inc. a CST SIMM tester in the approximate amount of $1,500.

          In 1996 and 1997, Jenalong Holdings, Inc., in a series of transactions, loaned LSI up to a maximum of approximately $100,000 at an approximate interest of 12% per annum on an unsecured basis, the proceeds of which were used for working capital. LSI has fully repaid the principal and interest on the loan.

Note 6 -  Results of Operations
          ---------------------

          Summarized consolidated results of operations of LCC and LSI and SWMI for the nine months ended September 30, 1996, prior to the effective date of acquisition of November 1996, are as follows:

                                                LCC and
                                                  LSI         SWMI
                                              -----------  -----------

          Net sales                           $4,242,699   $41,140,490
                                              ==========   ===========

          Net income (loss)                   $ (843,763)  $   535,616
                                              ==========   ===========

          Debenture converted to common
           stock of LSI - 3,437,203 shares    $1,330,998
                                              ==========

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                               September 30, 1997
                               ------------------

Note 6 -  Results of Operations, continued
          ---------------------

          Shares issued to consultants
           and their affiliates for
           services -
           1,580,151 shares of LSI         $    1,580
                                           ==========

          Issuance of common stock
          in release of a trade
          payable                          $  463,443
                                           ==========

Note 7 -  Operating Lease Commitments
          ---------------------------

          The Company is leasing office space under three operating leases which expire at various periods through 2003 as well as various equipment leases which expire at various times through 2000. These leases are reported as operating leases. Under the leases, the Company is obligated to pay the following minimum annual rents:

               1997           $208,088
               1998            173,900
               1999            157,004
               2000             95,850
               2001             72,375
               Thereafter       81,192
                              --------
                              $788,409
                              ========

          Total rent and lease expense was for the nine month periods ended September 30, 1997 and 1996, was $179,023 and $70,371, respectively.

Note 8 -  Private Sales and Outstanding Warrants
          --------------------------------------

          On July 31, 1996, the Company issued a convertible debenture payable to Integrated Circuit Technology, Inc. in the amount of $750,000. The debenture principal along with interest at the rate of 12% per annum was payable December 31, 1996. The debenture was subordinated to bank debt the Company may incur.

          The debenture was convertible at the option of the holder into common shares of LSI at the rate of $0.25 per share. On August 29, 1996, the Company issued 3,000,040 shares of LSI common stock to various offshore entities in exchange

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                              September 30, 1997
                              ------------------

Note 8 -  Private Sales and Outstanding Warrants, continued
          --------------------------------------

          for $750,000. Each share had attached one warrant entitling the holder to purchase one additional share of the common stock of LSI for $1.50 per share exercisable at any time during a three-year period, commencing August 29, 1996.

          On November 29, 1996, the Company issued a debenture payable to Geninvest, S.A., in the amount of $750,000. The debenture principal along with interest at the rate of 12% per annum was payable November 29, 1997. The debenture was subordinated to bank debt the Company may incur.

          The debenture was convertible at the option of the holder into common shares of LSI at the rate of $0.25 per share. On August 26, 1997, the debenture was converted to 3,428,082 shares of the Company's common stock, which included a finder's fee and accrued interest. Each share so issued had attached one warrant entitling the holder to purchase one additional share of the common stock of LSI for $1.50 per share, exercisable at any time during a three-year period, commencing the date of issuance of the shares and warrants.

          On April 15, 1997, a convertible debenture in the amount of $750,000 with essentially the same terms as that described above was issued to various offshore entities. The debenture was converted to 3,397,316 shares of the Company's common stock on August 26, 1997, which included a finder's fee and accrued interest. Each share so issued had attached one warrant entitling the holder to purchase one additional share of the common stock of LSI for $1.50 per share exercisable at any time during a three-year period, commencing the date of issuance of the shares and warrants.

          On August 26, 1997, the Company sold to various offshore investors 8,000,000 shares of common stock at $.125 per share plus warrants entitling the holders to purchase for a three-year period a total of 8,000,000 shares of common stock for $1.50 per share.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                               September 30, 1997
                               ------------------

Note 9 -  Commitments and Contingencies
          -----------------------------

          As of December 31, 1996, Southwest Memory, Inc., the predecessor of SWMI, had a working capital deficiency of approximately $1,218,218.
          In addition, as of December 31, 1996, Southwest Memory, Inc. was named as defendant in lawsuits in which plaintiffs are alleging losses in excess of $1,290,000. It is not probable, but it is reasonably possible, that the Company may be liable for unasserted federal taxes of approximately $150,000 related to expenditures made to a foreign taxpayer. The Company including SWMI, as successor to Southwest Memory, Inc., may be liable for some or all of these amounts although, at this time, an estimate of such losses is not determinable.

Note 10 - Major Supplier
          --------------

          During the nine months ended September 30, 1997, the Company purchased approximately $9,460,837 in inventory from and sold approximately $2,600,526 in inventory to a major supplier/customer.


Note 11 - Sale of Southwest Memory International, Inc.
          --------------------------------------------

          On October 1, 1997, LSI entered into an agreement with World Data Limited to sell 100% of the outstanding stock of SWMI for 25,555,000 common shares of LSI. The closing of this sale occurred on October 13, 1997.

          As part of the agreement, SWMI paid to LSI $250,000 in cash and agreed to provide inventory with a value of $250,000. In addition, SWMI released LSI from any and all obligations that were owed in connection with any intercompany receivable, advances or distributions. In addition, SWMI agreed to extend LSI a $500,000 line of credit to purchase inventory on a net 30 day basis with a gross profit margin not to exceed 5% above SWMI's actual purchase price.

          As part of the agreement, LSI granted to SWMI, in exchange for a promissory note payable to LSI in the amount of $500,000, a warrant to purchase 18,000,000 shares of LSI common stock within three years of October 13, 1997, at an exercise price of $1.50 per share. The note will become due in twelve months from the date of execution and will bear interest of 2% above prime.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                and LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
            Notes to Consolidated and Combined Financial Statements
            -------------------------------------------------------
                               September 30, 1997
                               ------------------

Note 12 - Liquidity
          ---------

          LCC and LSI along with their respective subsidiaries have incurred, exclusive of net income earned by SWMI, losses of $1,243,981 during 1996 and $2,028,549 during the nine months ended September 30,
          1997.   From their inceptions through December 31, 1995, these
          entities incurred losses of $1,634,051. As of September 30, 1997, these entities without SWMI had a working capital deficit of approximately $504,482.

          Through October 1, 1997 the Company was able to procure distributions of at least $1,000,000 from SWMI as explained in Note 10. Also, the Company procured capital of $1,750,000 through the sale of equity during 1997 as explained in Note 8.

          Management believes that additional private sales of equity and/or exercise of outstanding warrants to acquire common stock may occur before the end of 1998. Management has also committed to the expansion of its distribution network.

Note 13 - Outstanding Rights to Acquire Common Stock
          ------------------------------------------

          As of September 30, 1997, the Company had granted, under agreements with certain employees, the right to acquire 400,000 common shares of LSI stock under the following terms:

             Number of
               Shares                    Terms
            ------------                 -----

           200,000 Contingent employee bonus to be paid in LSI shares upon the Company's attaining certain potential patents.

           200,000 Option to purchase LSI shares at a price of $0.25 exercisable under terms of a new option agreement to be executed.

            [LETTERHEAD OF CHESHIER & FULLER, L.L.P. APPEARS HERE]

                              ACCOUNTANTS' REPORT

To the Board of Directors and Stockholders
Lanstar Semiconductor Inc.

We have reviewed the pro forma adjustments reflecting the transactions described in Note 1 and the application of those adjustments to the historical amounts in the accompanying pro forma consolidated and combined (condensed) balance sheet of Lanstar Semiconductor Inc. and Subsidiaries and Lanstar Computer Corporation and Subsidiary as of June 30, 1997, and the pro forma consolidated and combined (condensed) statement of income for the six months then ended. The historical consolidated and combined (condensed) financial statements are derived from the historical unaudited consolidated and combined (condensed) financial statements of Lanstar Semiconductor Inc. and Subsidiaries and Lanstar Computer Corporation and Subsidiary, which were reviewed by us, appearing elsewhere in this Form 10. Such pro forma adjustments are based on management's assumptions as described in
Note 2. Our review was conducted in accordance with standards established by the American Institute of Certified Public Accountants.

A review is substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments, and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion.

The objective of this pro forma financial information is to show what the significant effects on the historical information might have been had the transaction occurred at an earlier date. However, the pro forma financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transaction actually occurred earlier.

Based on our review, nothing came to our attention that caused us to believe that management's assumptions do not provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in Note 1, that the related pro forma adjustments do not give appropriate effect to those assumptions, or that the pro forma column does not reflect the proper application of those adjustments to the historical financial statement amounts in the related pro forma consolidated and combined (condensed) balance sheet of Lanstar Semiconductor Inc. and Subsidiaries and Lanstar Computer Corporation and Subsidiary as of June 30, 1997, and the related pro forma consolidated and combined (condensed) statement of income for the six months then ended.



                                /s/ CHESHIER & FULLER, L.L.P.
                                -----------------------------------
                                CHESHIER & FULLER, L.L.P.

Dallas, Texas
October 15, 1997

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                AND LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
                PRO FORMA CONSOLIDATED AND COMBINED (CONDENSED)
                -----------------------------------------------
                              FINANCIAL STATEMENTS
                              --------------------
                                 JUNE 30, 1997
                                 -------------



The pro forma data presented in the pro forma consolidated and combined (condensed) financial statements are included in order to illustrate what the retroactive effect on the Company's historical financial statements might have been if the transaction explained in Note 1 to these pro forma financial statements had occurred earlier as explained in Note 1.

These pro forma consolidated and combined (condensed) financial statements should be read in conjunction with the Company's consolidated and combined financial statements and notes thereto appearing elsewhere in this Form 10. The pro forma information is not necessarily indicative of the results that would have been reported had the corporations involved been operated independently during 1997 nor is it indicative of the Company's future results.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                AND LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
      PRO FORMA CONSOLIDATED AND COMBINED (CONDENSED) FINANCIAL STATEMENTS
      --------------------------------------------------------------------
                                 JUNE 30, 1997
                                 -------------
                                  (UNAUDITED)
                                  -----------

                                     ASSETS
                                     ------

                                                                Historical
                              ------------------------------------------------------------------------------
                                                                                                                 Pro Forma
                                                                                                                Consolidated
                                                                                Consolidated                    and Combined
                                 Consolidated                                   and Combined                   Balance Sheet
                                 and Combined   Consolidation                 Balance Sheet of                 of LSI and LCC
                                Balance Sheet    Eliminating   Balance Sheet     LSI and LCC      Pro Forma      Exclusive
                                of LSI and LCC     Entries        of SWMI     Exclusive of SWMI  Adjustments      of SWMI
                              -----------------------------------------------------------------------------------------------
Accounts receivable - trade         $4,025,910       $            $3,974,773         $   51,137     $              $   51,137
Accounts receivable - other          1,241,826                     1,217,325             24,501                        24,501
Accounts receivable -
  intercompany                             -0-        715,109        715,109
Other current assets                 1,477,305                       908,243            569,062                       569,062
                                    ----------       --------     ----------         ----------  ----------        ----------

    Total current assets             6,745,041        715,109      6,815,450            644,700                       644,700

Furniture and equipment (net)          591,981                       113,113            478,868                       478,868
Investment in SWMI                                     29,000                            29,000      (29,000)
Other assets                           116,410                       113,000              3,410                         3,410
                                    ----------       --------     ----------         ----------  -----------       ----------

    Total assets                    $7,453,432       $744,109     $7,041,563         $1,155,978     $(29,000)      $1,126,978
                                    ==========       ========     ==========         ==========  ===========       ==========

                                          See accompanying notes and accountants' report.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                AND LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
      PRO FORMA CONSOLIDATED AND COMBINED (CONDENSED) FINANCIAL STATEMENTS
      --------------------------------------------------------------------
                                 JUNE 30, 1997
                                 -------------
                                  (UNAUDITED)
                                  -----------
                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                                         Historical
                                     ---------------------------------------------------------------------------------
                                                                                                                       Pro Forma
                                                                                                                     Consolidated
                                                                                      Consolidated                   and Combined
                                    Consolidated                                      and Combined                   Balance Sheet
                                    and Combined    Consolidation                   Balance Sheet of                of LSI and LCC
                                    Balance Sheet    Eliminating   Balance Sheet      LSI and LCC       Pro Forma      Exclusive
                                   of LSI and LCC      Entries        of SWMI      Exclusive of SWMI   Adjustments      of SWMI
                                 -------------------------------------------------------------------------------------------------


Accounts payable - trade              $   415,095        $           $   121,958         $   293,137   $               $   293,137
Accounts payable -
  intercompany                                -0-         715,109            -0-             715,109                       715,109
Accrued expenses                        1,017,985                        556,387             461,598                       461,598
                                      -----------        --------    -----------         -----------   -----------     -----------
  Total current liabilities             1,433,080         715,109        678,345           1,469,844                     1,469,844
Debentures payable                      1,500,000                            -0-           1,500,000                     1,500,000
                                      -----------                    -----------         -----------   -----------     -----------
  Total liabilities                     2,933,080         715,109        678,345           2,969,844                     2,969,844
                                      -----------        --------    -----------         -----------   -----------     -----------
Common stock                               93,948           1,000          1,000              93,948       (25,555)         68,393
Additional paid-in capital              8,209,135          28,000      6,049,978           2,187,157        (3,445)      2,183,712
Retained earnings (deficit)            (2,525,746)                     1,359,725          (3,885,471)                   (3,885,471)
Stockholder/management loans           (1,256,985)                    (1,047,485)           (209,500)                     (209,500)
                                      -----------        --------    -----------         -----------   -----------     -----------
  Total stockholders' equity
   (deficit)                            4,520,352          29,000      6,363,218          (1,813,866)      (29,000)     (1,842,866)
                                      -----------        --------    -----------         -----------   -----------     -----------
    Total liabilities and
      stockholders' equity (deficit)  $ 7,453,432        $744,109    $ 7,041,563         $1,155,978    $   (29,000)    $ 1,126,978
                                      ===========        ========    ===========         ===========   ===========     ===========

                                          See accompanying notes and accountants' report.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                AND LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
      PRO FORMA CONSOLIDATED AND COMBINED (CONDENSED) FINANCIAL STATEMENTS
      --------------------------------------------------------------------
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                     --------------------------------------
                                  (UNAUDITED)
                                  -----------

                                                                 Historical
                             -------------------------------------------------------------------
                                                                                                                    Pro Forma
                                                                                  Consolidated                     Consolidated
                                Consolidated                                      and Combined                     and Combined
                                and Combined                                      Statement of                     Statement of
                                Statement of    Consolidation   Statement of       Income of                        Income of
                                   Income        Eliminating      Income of       LSI and LCC       Pro Forma      LSI and LCC
                               of LSI and LCC      Entries          SWMI       Exclusive of SWMI   Adjustments  Exclusive of SWMI
                             ----------------------------------------------------------------------------------------------------
Sales                            $ 32,216,732       $ 756,657   $ 30,266,536         $ 2,706,826   $                  $ 2,706,826
Cost of goods sold                (28,932,660)       (756,630)   (27,332,223)         (2,357,067)                      (2,357,067)
Expense                            (3,376,514)                    (2,042,231)         (1,334,283)                      (1,334,283)
Other income (expense)                (12,461)                        10,454             (22,915)                         (22,915)
                                 ------------       ---------   ------------         -----------                      -----------
Net (loss) income before
  income taxes                       (104,903)            -0-        902,536          (1,007,439)                      (1,007,439)
Provision for income tax                  -0-                            -0-                 -0-                              -0-
                                 ------------       ---------   ------------         -----------   -----------        -----------
Net (loss) income                $   (104,903)      $     -0-   $    902,536          (1,007,439)                      (1,007,439)
                                 ============       =========   ============

Loss allocated to LCC                                                                        -0-                              -0-
                                                                                     -----------   -----------        -----------
Loss allocated to LSI                                                                $(1,007,439)  $                  $(1,007,439)
                                                                                     ===========   ===========        ===========

Primary loss per share:
    LCC                                                                                                               $       -0-
                                                                                                                      ===========
    LSI                                                                                                               $      (.06)
                                                                                                                      ===========
Fully diluted loss per share:
    LCC                                                                                                               $       -0-
                                                                                                                      ===========
    LSI                                                                                                               $      (.06)
                                                                                                                      ===========

                                          See accompanying notes and accountants' report.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                AND LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
                    Notes to Pro Forma Financial Statements
                    ---------------------------------------
                                 June 30, 1997
                                 -------------

Note 1 -  Background
          ----------

          During November, 1996, Lanstar Semiconductor Inc. (LSI) acquired all of the outstanding stock of Southwest Memory International, Inc.
          (SWMI) from World Data Limited, in exchange for 29,000,000 common shares of LSI, of which 3,000,000 shares were allocated as a finder's fee relative to the transaction. In the consolidated and combined financial statements of LSI and Subsidiaries and Lanstar Computer Corporation (LCC) and Subsidiary, this acquisition was accounted for as a pooling of interests. As such, the activity of SWMI was presented as a part of the consolidated activity of LSI. All intercompany profits and transactions were eliminated in combination and consolidation. Those eliminating entries have been reflected in the columns styled "Consolidation Eliminating Entries".

          On October 1, 1997, LSI entered into a stock purchase agreement with World Data Limited to sell 100% of the outstanding stock of SWMI for 25,555,000 common shares of LSI. The closing of this sale occurred on October 13, 1997.

          The purpose of this pro forma financial statement is to give effect to the sale of SWMI and to reflect the consolidated and combined (condensed) balance sheet of LSI and Subsidiaries and LCC and Subsidiary as of June 30, 1997, and the related consolidated and combined (condensed) statement of income as though the sale of SWMI had taken place during 1996.

          For purposes of this pro forma financial statement, LSI and its Subsidiaries and LCC and its Subsidiary will be referred to as "the Company".

Note 2 -  Management's Assumptions
          ------------------------

          During 1997, the Company and SWMI operated independently of one another. Each had its own management team, location, and capital structure.

          To reflect the acquisition of the outstanding stock of SWMI, the Company reflected an investment in SWMI at the par value of the common stock issued upon the acquisition ($29,000).

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                AND LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
                    Notes to Pro Forma Financial Statements
                    ---------------------------------------
                                 June 30, 1997
                                 -------------


Note 2 -  Management's Assumptions, continued
          ------------------------

          For the purpose of the pro forma adjustments to the balance sheet, the investment and equity of the Company were reduced by $29,000. The par value of the 3,445,000 common shares issued in excess of the shares reacquired by the Company has been reflected as a reduction of additional paid-in capital.

          No pro forma adjustments were made to the Company's statement of income, as management of the Company feels the acquisition of SWMI had no material effect on its operations during 1997.

          For purposes of the computation of LSI's loss per share, management assumed that the 25,555,000 shares to be returned by World Data Limited, under the October 1, 1997, stock purchase agreement, were not outstanding during 1997. Thus, weighted average shares outstanding of 16,260,371 was used in computing the loss per common share of LSI stock.

          Under the terms of the October 1, 1997, agreement to sell SWMI, SWMI agreed to allow LSI to retain distributions of at least $1,000,000. As of June 30, 1997, there was an intercompany loan of approximately $715,109. For purposes of this pro forma financial statement, the distribution will not be reflected until after June 30, 1997.

          Under the terms of the October 1, 1997, agreement to sell SWMI, the Company agreed to sell to SWMI a warrant to purchase 18,000,000 shares of LSI common stock within three years of October 13, 1997, at an excercise price of $1.50 per share. This warrant had an agreed value of $500,000. At the closing of the sale of this warrant, SWMI agreed to execute a promissory note payable to the Company in the amount of $500,000. The note will be due in twelve months from the date of execution. For purposes of the pro forma financial statements, this transaction is not to be reflected until October, 1997.

            [LETTERHEAD OF CHESHIER & FULLER, L.L.P. APPEARS HERE]


                              ACCOUNTANTS' REPORT

To the Board of Directors and Stockholders
Lanstar Semiconductor Inc.

We have reviewed the pro forma adjustments reflecting the transactions described in Note 1 and the application of those adjustments to the historical amounts in the accompanying pro forma consolidated and combined (condensed) balance sheet of Lanstar Semiconductor Inc. and Subsidiaries and Lanstar Computer Corporation and Subsidiary as of September 30, 1997, and the pro forma consolidated and combined (condensed) statement of income for the nine months then ended. The historical consolidated and combined (condensed) financial statements are derived from the historical unaudited consolidated and combined (condensed) financial statements of Lanstar Semiconductor Inc. and Subsidiaries and Lanstar Computer Corporation and Subsidiary, which were reviewed by us, appearing elsewhere in this Form 10. Such pro forma adjustments are based on management's assumptions as described in Note 2. Our review was conducted in accordance with standards established by the American Institute of Certified Public Accountants.

A review is substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments, and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion.

The objective of this pro forma financial information is to show what the significant effects on the historical information might have been had the transaction occurred at an earlier date. However, the pro forma financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transaction actually occurred earlier.

Based on our review, nothing came to our attention that caused us to believe that management's assumptions do not provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in Note 1, that the related pro forma adjustments do not give appropriate effect to those assumptions, or that the pro forma column does not reflect the proper application of those adjustments to the historical financial statement amounts in the related pro forma consolidated and combined (condensed) balance sheet of Lanstar Semiconductor Inc. and Subsidiaries and Lanstar Computer Corporation and Subsidiary as of September 30, 1997, and the related pro forma consolidated and combined (condensed) statement of income for the nine months then ended.



                                  /s/ CHESHIER & FULLER, L.L.P.
                                  -------------------------------
                                  CHESHIER & FULLER, L.L.P.
Dallas, Texas
October 24, 1997

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                AND LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
                PRO FORMA CONSOLIDATED AND COMBINED (CONDENSED)
                -----------------------------------------------
                              FINANCIAL STATEMENTS
                              --------------------
                               SEPTEMBER 30, 1997
                               ------------------



The pro forma data presented in the pro forma consolidated and combined (condensed) financial statements are included in order to illustrate what the retroactive effect on the Company's historical financial statements might have been if the transaction explained in Note 1 to these pro forma financial statements had occurred earlier as explained in Note 1.

These pro forma consolidated and combined (condensed) financial statements should be read in conjunction with the Company's consolidated and combined financial statements and notes thereto appearing elsewhere in this Form 10. The pro forma information is not necessarily indicative of the results that would have been reported had the corporations involved been operated independently during 1997 nor is it indicative of the Company's future results.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                AND LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
      PRO FORMA CONSOLIDATED AND COMBINED (CONDENSED) FINANCIAL STATEMENTS
      --------------------------------------------------------------------
                               SEPTEMBER 30, 1997
                               ------------------
                                  (UNAUDITED)
                                  -----------

                                     ASSETS
                                     ------

                                                                      Historical
                                    ------------------------------------------------------------------------------
                                                                                                                       Pro Forma
                                                                                                                      Consolidated
                                                                                      Consolidated                    and Combined
                                       Consolidated                                   and Combined                   Balance Sheet
                                       and Combined   Consolidation                 Balance Sheet of                 of LSI and LCC
                                      Balance Sheet    Eliminating   Balance Sheet     LSI and LCC      Pro Forma      Exclusive
                                      of LSI and LCC     Entries        of SWMI     Exclusive of SWMI  Adjustments      of SWMI
                                    -----------------------------------------------------------------------------------------------

Accounts receivable - trade               $4,583,834       $            $4,443,787         $  140,047     $              $  140,047
Accounts receivable - other                  233,658                        71,921            161,737                       161,737
Accounts receivable - intercompany               -0-        643,324        643,324                -0-                           -0-
Inventory                                  1,706,735                     1,242,007            464,728                       464,728
Other current assets                         565,544                       451,919            113,625                       113,625
                                          ----------       ---------    ----------         ----------     --------       ----------

    Total current assets                   7,089,771        643,324      6,852,958            880,137                       880,137

Furniture and equipment (net)                574,188                       108,209            465,979                       465,979
Investment in SWMI                                                                             29,000      (29,000)
Other assets                                 121,410         29,000        118,000              3,410                         3,410
                                          ----------       --------     ----------         ----------     --------       ----------

    Total assets                          $7,785,369       $672,324     $7,079,167         $1,378,526     $(29,000)      $1,349,526
                                          ==========       ========     ==========         ==========     ========       ==========

                                          See accompanying notes and accountants' report.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                AND LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
      PRO FORMA CONSOLIDATED AND COMBINED (CONDENSED) FINANCIAL STATEMENTS
      --------------------------------------------------------------------
                               SEPTEMBER 30, 1997
                               ------------------
                                  (UNAUDITED)
                                  -----------

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                                   Historical
                                      -------------------------------------------------------------------
                                                                                                                        Pro Forma
                                                                                                                      Consolidated
                                                                                        Consolidated                  and Combined
                                      Consolidated                                      and Combined                  Balance Sheet
                                      and Combined    Consolidation                   Balance Sheet of               of LSI and LCC
                                      Balance Sheet    Eliminating   Balance Sheet      LSI and LCC       Pro Forma     Exclusive
                                     of LSI and LCC      Entries        of SWMI      Exclusive of SWMI   Adjustments     of SWMI
                                   -----------------------------------------------------------------------------------------------
Accounts payable - trade                $   479,631        $           $   126,154         $   353,477   $              $   353,477
Accounts payable - intercompany                 -0-         643,324            -0-             643,324                      643,324
Accrued expenses                            773,454                        385,636             387,818                      387,818
                                        -----------        --------    -----------         -----------   -----------    ----------
    Total current liabilities             1,253,085         643,434        511,790           1,384,619                    1,384,619

Debentures payable                              -0-             -0-            -0-                 -0-                          -0-
                                        -----------        --------    -----------         -----------   -----------    ----------
    Total liabilities                     1,253,085         643,434        511,790           1,384,619                    1,384,619
                                        -----------        --------    -----------         -----------   -----------    ----------

Common stock                                108,883           1,000          1,000             108,883       (25,555)        83,328
Additional paid-in capital               10,948,899          28,000      6,049,978           4,926,921        (3,445)     4,923,476
Retained earnings (deficit)              (3,289,993)                     1,616,588          (4,906,581)                  (4,906,581)
Stockholder/management loans             (1,235,505)                    (1,100,189)           (135,316)                    (135,316)
                                        -----------        --------    -----------         -----------   -----------    ----------
    Total stockholders' equity
     (deficit)                            6,532,284          29,000      6,567,377              (6,093)      (29,000)       (35,093)
                                        -----------        --------    -----------         -----------   -----------    -----------

    Total liabilities and
     stockholders' equity
     (deficit)                          $ 7,785,369        $672,324    $ 7,079,167         $ 1,378,526   $   (29,000)   $ 1,349,526
                                        ===========        ========    ===========         ===========   ===========    ===========

                                          See accompanying notes and accountants' report.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                AND LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
      PRO FORMA CONSOLIDATED AND COMBINED (CONDENSED) FINANCIAL STATEMENTS
      --------------------------------------------------------------------
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                  --------------------------------------------
                                  (UNAUDITED)
                                  -----------

                                                              Historical
                                      -------------------------------------------------------------
                                                                                                                      Pro Forma
                                                                                   Consolidated                      Consolidated
                                 Consolidated                                      and Combined                      and Combined
                                 and Combined                                      Statement of                      Statement of
                                 Statement of    Consolidation   Statement of       Income of                         Income of
                                    Income        Eliminating      Income of       LSI and LCC        Pro Forma      LSI and LCC
                                of LSI and LCC      Entries          SWMI       Exclusive of SWMI    Adjustments  Exclusive of SWMI
                              -----------------------------------------------------------------------------------------------------
Sales                             $ 48,101,204     $ 1,580,177   $ 45,198,947         $ 4,482,434    $                  $ 4,482,434
Cost of goods sold                 (43,597,504)     (1,580,177)   (41,025,307)         (4,152,374)                       (4,152,374)

Expense                             (5,335,974)                    (3,027,255)         (2,308,719)                       (2,308,719)

Other income (expense)                 (36,876)                        13,014             (49,890)                          (49,890)
                                  ------------     -----------   ------------         -----------    -----------        -----------
Net (loss) income before income
   taxes                              (869,150)            -0-      1,159,399         (2,028,549)                       (2,028,549)
Provision for income tax                   -0-             -0-            -0-                 -0-                               -0-
                                  ------------     -----------   ------------         -----------    -----------        -----------
Net (loss) income                 $   (869,150)    $       -0-   $  1,159,399          (2,028,549)                       (2,028,549)
                                  ============     ===========   ============

Loss allocated to LCC                                                                         -0-                               -0-
                                                                                      -----------                       -----------
Loss allocated to LSI                                                                 $(2,028,549)   $                  $(2,028,549)
                                                                                      ===========    ===========        ===========

Primary loss per share:
    LCC                                                                                                                 $       -0-
                                                                                                                        ===========
    LSI                                                                                                                 $      (.13)
                                                                                                                        ===========
Fully diluted loss per share:
    LCC                                                                                                                 $       -0-
                                                                                                                        ===========
    LSI                                                                                                                 $      (.13)
                                                                                                                        ===========

                                          See accompanying notes and accountants' report.

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                AND LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
                    Notes to Pro Forma Financial Statements
                    ---------------------------------------
                               September 30, 1997
                               ------------------

Note 1 -  Background
          ----------

          During November, 1996, Lanstar Semiconductor Inc. (LSI) acquired all of the outstanding stock of Southwest Memory International, Inc.
          (SWMI) from World Data Limited, in exchange for 29,000,000 common shares of LSI, of which 3,000,000 shares were allocated as a finder's fee relative to the transaction. In the consolidated and combined financial statements of LSI and Subsidiaries and Lanstar Computer Corporation (LCC) and Subsidiary, this acquisition was accounted for as a pooling of interests. As such, the activity of SWMI was presented as a part of the consolidated activity of LSI. All intercompany profits and transactions were eliminated in combination and consolidation. Those eliminating entries have been reflected in the columns styled "Consolidation Eliminating Entries."

          On October 1, 1997, LSI entered into a stock purchase agreement with World Data Limited to sell 100% of the outstanding stock of SWMI for 25,555,000 common shares of LSI. The closing of this sale occurred on October 13, 1997.

          The purpose of this pro forma financial statement is to give effect to the sale of SWMI and to reflect the consolidated and combined (condensed) balance sheet of LSI and Subsidiaries and LCC and Subsidiary as of December 31, 1996, and the related consolidated and combined (condensed) statement of income as though the sale of SWMI had taken place during 1996.

          For purposes of this pro forma financial statement, LSI and its Subsidiaries and LCC and its Subsidiary will be referred to as "the Company".

Note 2 -  Management's Assumptions
          ------------------------

          During 1997, the Company and SWMI operated independently of one another. Each had its own management team, location, and capital structure.

          To reflect the acquisition of the outstanding stock of SWMI, the Company reflected an investment in SWMI at the par value of the common stock issued upon the acquisition ($29,000).

                  LANSTAR SEMICONDUCTOR INC. AND SUBSIDIARIES
                  -------------------------------------------
                AND LANSTAR COMPUTER CORPORATION AND SUBSIDIARY
                -----------------------------------------------
                    Notes to Pro Forma Financial Statements
                    ---------------------------------------
                               September 30, 1997
                               ------------------


Note 2 -  Management's Assumptions, continued
          ------------------------

          For the purpose of the pro forma adjustments to the balance sheet, the investment and equity of the Company were reduced by $29,000. The par value of the 3,445,000 common shares issued in excess of the shares reacquired by the Company has been reflected as a reduction of additional paid-in capital.

          No pro forma adjustments were made to the Company's statement of income, as management of the Company feels the acquisition of SWMI had no material effect on its operations during 1997.

          For purposes of the computation of LSI's loss per share, management assumed that the 25,555,000 shares to be returned by World Data Limited, under the October 1, 1997, stock purchase agreement, were not outstanding during 1997. Thus, weighted average shares outstanding of 16,154,304 was used in computing the loss per common share of LSI stock.

          For purposes of computing LCC's loss per share, the weighted average shares outstanding of 5,183,333 was used.

          Under the terms of the October 1, 1997, agreement to sell SWMI, SWMI agreed to allow LSI to retain distributions of at least $1,000,000. As of September 30, 1997, there was an intercompany loan of approximately $643,324. For purposes of this pro forma financial statement, the distribution will not be reflected until after September 30, 1997.

          Under the terms of the October 1, 1997, agreement to sell SWMI, the Company agreed to sell to SWMI a warrant to purchase 18,000,000 shares of LSI common stock within three years of October 13, 1997, at an excercise price of $1.50 per share. This warrant had an agreed value of $500,000. At the closing of the sale of this warrant, SWMI agreed to execute a promissory note payable to the Company in the amount of $500,000. The note will be due in twelve months from the date of execution. For purposes of the pro forma financial statements, this transaction is not to be reflected until October, 1997.